As filed with the Securities and Exchange Commission on August 6, 1996

                                                       Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------
                                 SUMMIT BANCORP.
             (Exact name of registrant as specified in its charter)
                              --------------------

   NEW JERSEY                          6711                      22-1903313
 (State or other          (Primary Standard Industrial        (I.R.S. Employer
  jurisdiction of             Classification Code Number)    identification No.)
of incorporation or
  organization)

                       301 CARNEGIE CENTER, P.O. BOX 2066
                        PRINCETON, NEW JERSEY 08543-2066
                                 (609) 987-3200

 (Name, Address, including ZIP code, and telephone number, including area code, or registrant's principal executive offices)
                              --------------------
                           RICHARD F. OBER, JR., ESQ.
             Executive Vice President, General Counsel and Secretary
                                 Summit Bancorp.
                       301 CARNEGIE CENTER, P.O. BOX 2066
                        PRINCETON, NEW JERSEY 08543-2066
                                 (609) 987-3442
    (Name, address, including ZIP code, and telephone number, including area code, of agent for service)
                              --------------------
                                    COPY TO:
                               JOHN J. SPIDI, ESQ.
                      MALIZIA, SPIDI, SLOANE & FISCH, P.C.
                       1301 K STREET, N.W., SUITE 700 EAST
                             WASHINGTON, D.C. 20005
                              --------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement and upon consummation of the merger of Central Jersey Financial Corporation into Registrant as described herein.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [GRAPHIC OMITTED]

                         CALCULATION OF REGISTRATION FEE

=============================================================================================================


                                                    PROPOSED               PROPOSED
      TITLE OF                                       MAXIMUM                MAXIMUM
  SECURITIES BEING          AMOUNT TO BE         OFFERING PRICE            AGGREGATE             AMOUNT OF
     REGISTERED              REGISTERED             PER UNIT            OFFERING PRICE       REGISTRATION FEE
- -------------------------------------------------------------------------------------------------------------

Common Stock,                2,674,194(1)           $30.125(2)             $80,560,094(3)        $27,779.34
par value $1.20
(and associated
stock purchase
rights)(4)
=============================================================================================================

(1) Based upon the number of shares of Central Jersey Financial Corporation common stock outstanding on May 22, 1996 (other than shares currently owned by Registrant), plus the maximum number of such shares which could be issued prior to consummation of the merger, for an aggregate of 2,697,664 shares, multiplied by .9913, the maximum exchange ratio provided for in the Agreement and Plan of Merger.
(2) Based upon the average of the high and low sale prices of Central Jersey Financial Corporation common stock on July 30, 1996 as reported in the Nasdaq Stock Market-National Market System, pursuant to Rule 457(f)(1).
(3) Based upon the price of Central Jersey Financial Corporation common stock referred to in footnote (2) hereof multiplied by the number of shares of Central Jersey Financial Corporation common stock referred to in footnote
     (1) hereof.
(4) Prior to the occurrence of certain events, the stock purchase rights will not be evidenced separately from the common stock.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

                                 SUMMIT BANCORP.
                            Cross-Reference Sheet for
                Registration Statement on Form S-4 and Prospectus


ITEM
NUMBER              CAPTION IN FORM S-4                       CAPTION IN PROXY STATEMENT-PROSPECTUS

A.   INFORMATION ABOUT THE TRANSACTION

1.   Forepart of Registration Statement and
     Outside Front Cover Page of Prospectus ..............    Facing   Page  of   Registration   Statement;   Cross
                                                              Reference   Sheet;   Outside   Front  Cover  Page  of
                                                              Prospectus.
2.   Inside Front and Outside Back Cover Pages
     of Prospectus .......................................    Incorporation  of  Certain  Documents  by  Reference;
                                                              Available Information; Table of Contents.
3.   Risk Factors, Ratio of Earnings to Fixed Charges
     and Other Information ...............................    Incorporation  of  Certain  Documents  by  Reference;
                                                              Summary; Introduction; Selected Financial Data;

4.   Terms of the Transaction. ...........................    Summary;  Introduction;  The Merger;  Description  of
                                                              Summit Capital  Stock;  Description of Central Jersey
                                                              Capital Stock.
5.   Pro Forma Financial Information .....................    Not Applicable

6.   Material Contacts with the Company
     Being Acquired ......................................    The Merger

7.   Additional Information Required for Re-offering
     by Persons and Parties Deemed to be
     Underwriters ........................................    Not Applicable

8.   Interests of Named Experts and Counsel ..............    Legal Matters

9.   Disclosure of Commission Position on
     Indemnification for Securities Act Liabilities ......    Not Applicable


B.   INFORMATION ABOUT THE REGISTRANT

10.  Information with Respect to S-3 Registrants .........    Incorporation  of  Certain  Documents  by  Reference;
                                                              Summit   Bancorp.;   Description  of  Summit  Capital
                                                              Stock.
11.  Incorporation of Certain Information
     by Reference ........................................    Incorporation of Certain Documents by Reference

12.  Information with Respect to S-2 or S-3
     Registrants .........................................    Not Applicable

13.  Incorporation of Certain Information
     by Reference ........................................    Not Applicable

14.  Information with Respect to Registrants
     Other Than S-2 or S-3 Registrants ...................    Not Applicable


ITEM
NUMBER              CAPTION IN FORM S-4                       CAPTION IN PROXY STATEMENT-PROSPECTUS

C.   INFORMATION ABOUT THE COMPANY
     BEING ACQUIRED

15.  Information with Respect to S-3 Companies ...........    Not Applicable

16.  Information with Respect to S-2 or S-3
      Companies ..........................................    Incorporation  of  Certain  Documents  by  Reference;
                                                              Central  Jersey  Financial  Corporation;  Description
                                                              of Central Jersey Stock.

17.  Information with Respect to Companies
     Other Than S-2 or S-3 Companies .....................    Not Applicable


D.   VOTING AND MANAGEMENT INFORMATION

18.  Information if Proxies, Consents or Authorizations
     are to be Solicited .................................    Incorporation  of  Certain  Documents  by  Reference;
                                                              Summary;   Introduction;    Central   Jersey   Annual
                                                              Meeting;   The  Merger;   Summit  Bancorp.;   Central
                                                              Jersey  Financial  Corporation;  Election  of Central
                                                              Jersey  Directors;   Shareholder  Proposals  for  the
                                                              1997 Annual Meetings.

19.  Information if Proxies, Consents of
     Authorizations are not to be Solicited
     or in an Exchange Offer .............................    Not Applicable



                           [CENTRAL JERSEY LETTERHEAD]
                                                            __________ ___, 1996

Dear Shareholder:

     You are cordially invited to attend the Annual Shareholders Meeting of Central Jersey Financial Corporation ("Central Jersey") to be held at the East Brunswick Chateau, 678 Cranbury Road, East Brunswick, New Jersey on __________, __________ ___, 1996 at ___:___ _.m. Eastern time (the "Meeting").

     At the  Meeting  shareholders  will  vote  on a  proposal  to  approve  the
Agreement and Plan of Merger, dated May 22, 1996 (the "Merger Agreement"), between Central Jersey and Summit Bancorp. ("Summit") under which Central Jersey will be merged with and into Summit. Upon consummation of the Merger, each outstanding share of Central Jersey common stock would be converted into the right to receive Summit common stock and cash in lieu of fractional shares of Summit Common Stock, based upon an exchange ratio to be determined subsequent to the date of the Meeting (subject to certain anti-dilution adjustments), all as more fully described in the accompanying Proxy Statement-Prospectus. Consummation of the Merger is subject to certain conditions, including approval of the Merger Agreement by Central Jersey's shareholders and approval of the Merger by various regulatory agencies. Approval of the Merger Agreement requires the affirmative vote of a majority of the shares cast and entitled to vote at the Meeting. At the Meeting you will also be asked to consider and vote upon the election of four directors of Central Jersey as described in the accompanying proxy statement, and to approve in advance any adjournment of the Meeting which may be necessary to solicit additional proxies for a quorum to approve the Merger Agreement.

     The attached Notice of Annual Meeting and Proxy Statement-Prospectus contain specific information about the Merger Agreement and describe the formal business to be transacted at the Meeting. During the Meeting, we will also report on the operations of Central Jersey. Directors and officers of Central Jersey will be present to respond to any questions shareholders may have.

     THE BOARD OF DIRECTORS OF CENTRAL JERSEY HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS OF CENTRAL JERSEY VOTE FOR APPROVAL OF THE MERGER AGREEMENT, FOR THE ELECTION OF THE NAMED DIRECTORS AND FOR THE PROPOSAL TO APPROVE AN ADJOURNMENT OF THE MEETING FOR THE PURPOSE OF SOLICITING ADDITIONAL PROXIES, IF NECESSARY. YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. On behalf of the Board of Directors, we urge you to sign, date and return the enclosed proxy card as soon as possible, even if you are currently planning to attend the Meeting. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the Meeting.


                                                              Sincerely,



                                                              L. Doris Fritsch
                                                              President

                      CENTRAL JERSEY FINANCIAL CORPORATION
                                591 CRANBURY ROAD
                        EAST BRUNSWICK, NEW JERSEY 08816

                                 (908) 254-6600

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                      TO BE HELD ON                  1996

     The Annual Meeting of Shareholders (the "Meeting") of Central Jersey Financial Corporation ("Central Jersey"), will be held at the East Brunswick Chateau, 678 Cranbury Road, East Brunswick, New Jersey, on __________,
__________ ___, 1996, at ___:___ _.m. Eastern time for the purpose of considering and voting upon the following matters:

     1. A proposal to approve an Agreement and Plan of Merger, dated May 22, 1996 (the "Merger Agreement"), between Central Jersey and Summit Bancorp. ("Summit"), pursuant to which Central Jersey will be merged with and into Summit and shareholders of Central Jersey will receive Summit common stock, $1.20 par value and cash in lieu of fractional shares of Summit Common, for each share of Central Jersey common stock, no par value, held by them, based upon an exchange ratio to be determined subsequent to the date of the Meeting, as more fully described in the accompanying Proxy Statement;

     2. The election of four directors of Central Jersey to serve for a term of three years or until consummation of the merger provided for in the Merger Agreement;

     3. A proposal to approve in advance an adjournment of the Meeting if insufficient shares are present to constitute a quorum or to approve the Merger Agreement, in order to permit further solicitation of proxies by the Board of Directors of Central Jersey (the "Adjournment Proposal"); and

     4. Such other matters as may properly come before the Meeting or any adjournments or postponements thereof.

     A Proxy Card and a Proxy Statement for the Meeting are enclosed.

     Any action may be taken on any of the foregoing proposals at the Meeting on the date specified above or on any dates to which by original or later adjournment, the Meeting may be adjourned. Shareholders of record at the close of business on __________ ___, 1996, are the shareholders entitled to vote at the Meeting and any adjournments thereof.

                                           By order of the Board of Directors


                                           L. Doris Fritsch
                                           President

East Brunswick, New Jersey
__________ ___, 1996


- --------------------------------------------------------------------------------
YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE POSTAGE PREPAID ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY VOTE EITHER IN PERSON OR BY PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF.
- --------------------------------------------------------------------------------

CENTRAL JERSEY                                  SUMMIT BANCORP.
LOGO                                            LOGO





PROXY STATEMENT                                 PROSPECTUS
CENTRAL JERSEY FINANCIAL CORPORATION            SUMMIT BANCORP.
591 CRANBURY ROAD                               301 CARNEGIE CENTER
EAST BRUNSWICK, NEW JERSEY  08816               PRINCETON, NEW JERSEY 08543-2066
(908) 254-6600                                  (609) 987-3200

          2,674,194 SHARES OF COMMON STOCK (PAR VALUE $1.20 PER SHARE)

     This Proxy Statement-Prospectus is being furnished to the holders of common stock, no par value ("Central Jersey Common"), of Central Jersey Financial Corporation, a New Jersey corporation and savings and loan holding company ("Central Jersey"), in connection with the solicitation of proxies by the Board of Directors of Central Jersey ("Central Jersey Board") for use at the Annual Meeting of Shareholders of Central Jersey to be held at the East Brunswick Chateau, 678 Cranbury Road, East Brunswick, New Jersey at 10:00 a.m. (local time) on September , 1996, and at any adjournments thereof ("Annual Meeting").

     This Proxy Statement-Prospectus relates to up to 2,674,194 shares of common stock, par value $1.20 per share ("Summit Common"), of Summit Bancorp., a New Jersey corporation and registered bank holding company ("Summit" ), to be issued upon the merger ("Merger" ) of Central Jersey with and into Summit pursuant to an Agreement and Plan of Merger dated May 22, 1996 ("Merger Agreement" ). In the Merger, shares of Central Jersey Common outstanding at the Effective Time (as defined herein) will be converted into the right to receive whole shares of Summit Common and cash in lieu of any fractional shares of Summit Common resulting from the conversion ("Cash In Lieu Amount"), based on an exchange ratio to be determined subsequent to the date of the Annual Meeting (the
"Exchange Ratio") adjusted, if necessary, in accordance with certain anti-dilution provisions (whole shares of Summit Common and any Cash In Lieu Amount determined in accordance with the Exchange Ratio, as adjusted, if necessary, in accordance with the anti-dilution provisions, are referred to collectively herein as the "Merger Consideration"). As set forth in the Merger Agreement, the Exchange Ratio will be fixed based on the "Average Price" of Summit Common over a period ending on the "Determination Date" (as both terms are defined herein). The Exchange Ratio will not be lower than .875 and will not be higher than .9913 except in certain circumstances more fully described herein. See "THE MERGER-Exchange Ratio" for further discussion of the Exchange Ratio.

     This Proxy Statement-Prospectus constitutes (1) the Proxy Statement of Central Jersey relating to the solicitation of proxies by the Central Jersey Board for use at the Annual Meeting to be held for the purpose of considering and voting upon (a) a proposal to approve the Merger Agreement and the transactions contemplated thereby, (b) the election of four directors to serve for a term of three years or until consummation of the Merger, and (c) a proposal to approve in advance an adjournment of the Annual Meeting if insufficient shares are present at the Annual Meeting to constitute a quorum or to approve the Merger Agreement (the "Adjournment Proposal"), and (2) the Prospectus of Summit with respect to the Summit Common to be issued in the Merger. Consummation of the Merger is subject to various conditions, including the approvals of the shareholders of Central Jersey, the Board of Governors of the Federal Reserve System ("Federal Reserve Board"), the Office of Thrift Supervision of the Department of the Treasury ("OTS") and the Commissioner of Banking and Insurance of the State of New Jersey ("New Jersey Commissioner of Banking").

     Summit Common is traded on the New York Stock Exchange ("NYSE") and Central Jersey Common is traded on the Nasdaq Stock Market-National Market System ("Nasdaq"). The closing sale prices of Summit Common and Central Jersey Common were $38.625 and $26.50, respectively, on May 21, 1996 (the last trading day prior to the public announcement of the Merger), and were $ and $ , respectively, on August , 1996.

     All information contained in this Proxy Statement-Prospectus with respect to Summit has been supplied by Summit and all information with respect to Central Jersey has been supplied by Central Jersey.

     The Proxy Statement-Prospectus is first being mailed to Central Jersey shareholders on or about August , 1996.
                               ------------------

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES
    AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON
       THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT-PROSPECTUS. ANY
         REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                               ------------------

    THE SECURITIES OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER
      OBLIGATIONS OF A BANK OR SAVINGS ASSOCIATION AND ARE NOT INSURED BY
  THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.
                               ------------------

     NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROXY STATEMENT-PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROXY STATEMENT-PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR SOLICITATION OF AN OFFER TO PURCHASE, THE SECURITIES OFFERED BY THIS PROXY STATEMENT-PROSPECTUS OR THE SOLICITATION OF A PROXY IN ANY JURISDICTION IN WHICH, OR TO ANY PERSON TO WHOM, IT WOULD BE UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROXY STATEMENT-PROSPECTUS NOR ANY DISTRIBUTION OF THE SECURITIES TO WHICH THIS PROXY STATEMENT-PROSPECTUS RELATES SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF SUMMIT OR CENTRAL JERSEY OR IN THE INFORMATION SET FORTH HEREIN SINCE THE DATE OF THIS PROXY STATEMENT-PROSPECTUS.


         THE DATE OF THIS PROXY STATEMENT-PROSPECTUS IS AUGUST__, 1996.

                                TABLE OF CONTENTS
                                                                         PAGE
AVAILABLE INFORMATION ................................................. (iii)
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE .......................  (iv)
SUMMARY ...............................................................     1
      The Companies ...................................................     1
      Central Jersey Annual Meeting ...................................     1
      Stock Held by Central Jersey Affiliates .........................     2
      The Merger ......................................................     2
      Market Prices and Dividends .....................................     5
      Summary of Comparative and Pro Forma Per Share
          Financial Information .......................................     7
INTRODUCTION ..........................................................     9
ANNUAL MEETING ........................................................     9
      Record Date; Vote Required; Revocability of Proxies .............     9
      Holders of Central Jersey Voting Securities .....................    11
SELECTED FINANCIAL DATA ...............................................    11
MARKET PRICE AND DIVIDEND MATTERS .....................................    13
      Market Price and Dividend History ...............................    13
      Coordination and Determination of Dividends
          Under Merger Agreement ......................................    14
      Dividend Limitations ............................................    14
PROPOSAL I - THE MERGER ...............................................    14
      General .........................................................    14
      Closing and Effective Time ......................................    14
      Conversion of Central Jersey Common .............................    15
      Exchange Ratio ..................................................    15
      Exchange of Central Jersey Certificates .........................    15
      Central Jersey Director and Employee Stock Options ..............    16
      Recommendation of Central Jersey Board ..........................    17
      Background ......................................................    17
      Reasons for the Merger ..........................................    18
      Opinion of Central Jersey's Financial Advisor ...................    19
      Stock Option Agreement ..........................................    22
      Regulatory Approvals ............................................    24
      Interests of Certain Persons in the Merger ......................    26
      The Merger Agreement ............................................    28
      Charter and By-Laws of Surviving Corporation ....................    30
      Board of Directors and Officers of Surviving Corporation ........    30
      No Dissenters' Rights ...........................................    30
      New York Stock Exchange Listing .................................    30
      Accounting Treatment ............................................    30
      Certain Federal Income Tax Consequences of the Merger ...........    30
      Resale of Summit Common .........................................    31
      Differences in Shareholders' Rights .............................    32

SUMMIT BANCORP. .......................................................    36
      Description of Business .........................................    36


                                      (i)

                                                                         PAGE
DESCRIPTION OF SUMMIT CAPITAL STOCK ...................................    37
      Common Stock ....................................................    37
      Preferred Stock .................................................    38
      Shareholder Rights Plan .........................................    38
CENTRAL JERSEY FINANCIAL CORPORATION ..................................    39
      Description of Business .........................................    39
DESCRIPTION OF CENTRAL JERSEY CAPITAL STOCK ...........................    39
      Common Stock ....................................................    39
      Preferred Stock .................................................    40
PROPOSAL II - ELECTION OF DIRECTORS ...................................    41
PROPOSAL III - ADJOURNMENT OF ANNUAL MEETING ..........................    51
SHAREHOLDER PROPOSALS .................................................    51
OTHER MATTERS .........................................................    51
LEGAL MATTERS .........................................................    51
EXPERTS ...............................................................    51
AGREEMENT AND PLAN OF MERGER (without exhibits) .................  Appendix A
OPINION OF ADVEST, INC. .........................................  Appendix B
CENTRAL JERSEY FINANCIAL CORPORATION STOCK OPTION AGREEMENT .....  Appendix C


                                      (ii)

                              AVAILABLE INFORMATION

     Each of Summit and Central Jersey is subject to the informational requirements of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission ("Commission") relating to its businesses, financial statements and other matters. The Registration Statement discussed below and the exhibits thereto as well as such reports, proxy statements and other information filed by Summit and Central Jersey may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the following regional offices of the Commission: Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and New York Regional Office, 7 World Trade Center, Suite 1300, New York, New York, 10048. Copies of such materials may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains an internet site on the World Wide Web containing reports, proxy and information statements and other information filed electronically by Summit and Central Jersey with the Commission. The address of the World Wide Web site maintained by the Commission is: http://www.sec.gov. In addition, Summit Common is listed on the NYSE and reports, proxy statements and other information concerning Summit are available for inspection at the offices of the NYSE, 20 Broad Street, New York, New York 10005. Central Jersey Common is listed on Nasdaq and reports, proxy statements and other information concerning Central Jersey are available for inspection at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

     Summit has filed with the Commission a registration statement on Form S-4 under the Securities Act of 1933, as amended ("Securities Act" ), in respect of the Summit Common to be issued in the Merger ("Registration Statement" ). As permitted by the rules and regulations of the Commission, this Proxy Statement-Prospectus omits certain information, exhibits and undertakings contained in the Registration Statement. For such information, reference is made to the Registration Statement and the exhibits filed as a part thereof or incorporated by reference therein.

                                     (iii)

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     There are hereby incorporated by reference into and made a part of this Proxy Statement-Prospectus the following documents filed by Summit (File No. 1-6451) with the Commission: (1) the Annual Report on Form 10-K for the fiscal year ended December 31, 1995; (2) the Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1996; (3) the Current Reports on Form 8-K dated March 1, 1996 (as amended by Form 8K/A), March 31, 1996, April 11, 1996, May 22, 1996 and July 16, 1996; and (4) the description of Summit Common contained in Summit's Registration Statement on Form 10 filed pursuant to Section 12(b) of the Exchange Act, dated August 31, 1970, and the description of the preferred stock purchase rights appurtenant to the Summit Common contained in Summit's Registration Statement on Form 8-A filed pursuant to Section 12(b) of the Exchange Act, dated August 28, 1989, including all amendments thereto and reports filed under the Exchange Act for the purpose of updating such description. Such incorporation by reference will not be deemed to specifically incorporate by reference the information referred to in Item 402(a)(8) of Regulation S-K. There are hereby incorporated by reference into and made a part of this Proxy Statement-Prospectus the following documents filed by Central Jersey (File No. 0-17839) with the Commission: (1) the Annual Report on Form 10-K for the fiscal year ended March 31, 1996; and (2) the Current Report on Form 8-K dated July 29, 1996. Such incorporation by reference will not be deemed to specifically incorporate by reference the information referred to in Item 402(a)(8) of Regulation S-K. A copy of Central Jersey's Annual Report on Form 10-K for the fiscal year ended March 31, 1996 is being furnished along with this Proxy Statement-Prospectus.

     All documents filed by Summit and Central Jersey pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement-Prospectus and prior to the date of the Annual Meeting shall be deemed to be incorporated by reference into this Proxy Statement-Prospectus and to be a part hereof from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement-Prospectus to the extent that a statement contained herein, or in any other subsequently filed document that is also incorporated or deemed incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement-Prospectus.

     THIS PROXY STATEMENT-PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. SUMMIT AND CENTRAL JERSEY EACH HEREBY UNDERTAKES, WITH RESPECT TO THE DOCUMENTS LISTED ABOVE FILED BY IT WITH THE COMMISSION, TO PROVIDE WITHOUT CHARGE TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS PROXY STATEMENT-PROSPECTUS HAS BEEN DELIVERED, UPON THE WRITTEN OR ORAL REQUEST OF SUCH PERSON, A COPY OF ANY OR ALL OF THE DOCUMENTS REFERRED TO ABOVE THAT HAVE BEEN OR MAY BE INCORPORATED INTO THIS PROXY STATEMENT-PROSPECTUS AND DEEMED TO BE PART HEREOF, OTHER THAN EXHIBITS TO SUCH DOCUMENTS, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE IN SUCH DOCUMENTS. REQUESTS FOR DOCUMENTS FILED BY SUMMIT SHOULD BE DIRECTED TO RICHARD F. OBER, JR., SECRETARY, SUMMIT BANCORP., 301 CARNEGIE CENTER, P.O. BOX 2066, PRINCETON, NEW JERSEY 08543-2066 (TELEPHONE (609) 987-3442). REQUESTS FOR DOCUMENTS FILED BY CENTRAL JERSEY SHOULD BE DIRECTED TO CHARLES BIONDI, SECRETARY, CENTRAL JERSEY FINANCIAL CORPORATION, 591 CRANBURY ROAD, EAST BRUNSWICK, NEW JERSEY 08816, (TELEPHONE (908) 254-6600). IN ORDER TO ENSURE TIMELY DELIVERY OF DOCUMENTS PRIOR TO THE ANNUAL MEETING, ANY REQUEST SHOULD BE MADE BY SEPTEMBER , 1996.


                                      (iv)

- --------------------------------------------------------------------------------

                                     SUMMARY


     THE FOLLOWING CONSTITUTES A BRIEF SUMMARY FOR THE CONVENIENCE OF THE SHAREHOLDERS OF CENTRAL JERSEY OF THE INFORMATION CONTAINED IN THIS PROXY STATEMENT-PROSPECTUS, INCLUDING THE APPENDICES HERETO, RELATING TO THE PROPOSAL TO APPROVE THE MERGER AGREEMENT. THE SUMMARY IS NECESSARILY SELECTIVE AND IS QUALIFIED IN ITS ENTIRETY BY THE MORE EXTENSIVE DISCUSSION CONTAINED ELSEWHERE IN THIS PROXY STATEMENT-PROSPECTUS, THE APPENDICES HERETO AND IN THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN RELATING TO THE PROPOSAL TO APPROVE THE MERGER AGREEMENT. CENTRAL JERSEY SHAREHOLDERS ARE ENCOURAGED TO READ CAREFULLY THIS PROXY STATEMENT-PROSPECTUS, INCLUDING THE APPENDICES.


                                  THE COMPANIES

SUMMIT BANCORP.

     Summit Bancorp., a New Jersey corporation and registered bank holding company with its principal executive offices at 301 Carnegie Center, Princeton, New Jersey, through its wholly-owned subsidiary banks, Summit Bank (Hackensack, NJ) and Summit Bank (Bethlehem, PA), operated 340 banking offices located in New Jersey and eastern Pennsylvania as of June 30, 1996. Its telephone number is
(609) 987-3200. The subsidiary banks of Summit are engaged in a general banking business. They offer demand and interest bearing deposit accounts, make business, real estate, personal and installment loans, and provide lease financing and trust and fiduciary services. In addition, Summit owns nonbank subsidiaries that are engaged in discount brokerage, venture capital investment, commercial finance lending, lease financing and reinsuring credit life and disability insurance policies related to consumer loans made by the bank subsidiaries.


CENTRAL JERSEY FINANCIAL CORPORATION

     Central Jersey Financial Corporation, a New Jersey corporation and savings and loan holding company with its principal executive offices at 591 Cranbury Road, East Brunswick, New Jersey, through its wholly-owned savings and loan association subsidiary, Central Jersey Savings Bank, SLA ("CJSB"), operated, as of June 30, 1996, six banking offices located in Jamesburg, South River, North Brunswick, East Brunswick (2) and Spotswood, New Jersey. Its telephone number is
(908) 254-6600. Central Jersey's primary business consists of attracting deposits from the general public and originating loans that are secured by residential properties, as well as originating commercial and consumer loans.


                          CENTRAL JERSEY ANNUAL MEETING

TIME, DATE, PLACE AND PURPOSE

     The Annual Meeting will be held on September___, 1996 at 10:00 a.m. (local time), at the East Brunswick Chateau, 678 Cranbury Road, East Brunswick, New Jersey, to consider and vote upon (1) a proposal to approve the Merger Agreement and the transactions contemplated thereby, (2) the election of four directors to serve for a term of three years or until the consummation of the Merger and (3) a proposal to approve in advance an adjournment of the Annual Meeting if insufficient shares are present to constitute a quorum or to approve the Merger Agreement. A copy of the Merger Agreement is attached hereto as Appendix A.


RECORD DATE; VOTE REQUIRED

     The record date ("Record Date") for determining Central Jersey shareholders entitled to notice of and to vote at the Annual Meeting is August , 1996. The presence, in person or by proxy, of holders of shares entitled to cast a majority of the votes at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Assuming a quorum is present, an affirmative vote of a majority of the votes cast and entitled to vote at the Annual Meeting is necessary to approve the Merger Agreement and the Adjournment Proposal and an affirmative vote of a plurality of the votes cast at the Annual Meeting is necessary to elect the four directors. In the event a quorum is not present or there are insufficient votes to approve any proposal, the Annual Meeting may be adjourned from time to time by a majority of those present in person or by proxy in order to permit, as appropriate, further solicitation of proxies by the Central Jersey Board.
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

                     STOCK HELD BY CENTRAL JERSEY AFFILIATES

     The directors and executive officers of Central Jersey and their affiliates beneficially owned, as of the Record Date, ___ shares of Central Jersey Common (assuming the exercise of all options to purchase Central Jersey Common held by such persons and outstanding on such date), representing ___% of the issued and outstanding shares of Central Jersey Common. The directors and executive officers of Central Jersey have all indicated that they will vote their shares of Central Jersey Common in favor of the proposal to approve the Merger Agreement.

     Summit beneficially owns 129,275 shares of Central Jersey Common which represents 4.84% of the outstanding Central Jersey Common. Also, by virtue of holding the Central Jersey Option (as defined herein), Summit could be deemed to be the beneficial owner of an additional 530,986 shares of Central Jersey Common. Combined, the shares beneficially owned and the shares deemed beneficially owned by Summit represent 20.64% of Central Jersey Common outstanding on the Record Date (assuming, for purposes of calculating this percentage, that the shares represented by the Central Jersey Option were issued and outstanding on such date). However, the Central Jersey Option is not presently exercisable and the Central Jersey Common represented thereby has not been issued, is not outstanding and cannot be voted. Summit intends to vote its shares in favor of the proposal to approve the Merger Agreement.

                                   THE MERGER

EFFECTIVE TIME

     The Merger will become effective at the hour and on the date ("Effective Time" ) specified in the Certificate of Merger ("Certificate of Merger" ) to be filed pursuant to the New Jersey Business Corporation Act with the Secretary of State of the State of New Jersey immediately following the closing of the Merger. If the Merger is approved by Central Jersey shareholders, subject to the satisfaction or waiver of certain other conditions set forth in the Merger Agreement, it is currently contemplated that the Effective Time will occur during the fourth calendar quarter of 1996. At the Effective Time, Central Jersey will be merged with and into Summit. See "THE MERGER--Closing and Effective Time."

EXCHANGE RATIO

     The shares of each holder of Central Jersey Common will be converted in the Merger into the right to receive the Merger Consideration. However, the number of whole shares of Summit Common and the Cash In Lieu Amount constituting the Merger Consideration, and the Exchange Ratio upon which the determination of the Merger Consideration will be based, have not been fixed and will not be fixed until a date subsequent to the Annual Meeting. The Merger Agreement provides that the Exchange Ratio (and thereby the shares of Summit Common and Cash In Lieu Amount constituting the Merger Consideration) will be fixed as of the "Determination Date," a date which may be any date selected by Summit between, and including, the closing date of the Merger (the "Closing Date") and the date which is ten business days prior to the Closing Date. The Exchange Ratio will be set by reference to the "Average Price" of Summit Common, which will be the price representing the average of the closing prices of Summit Common on the NYSE--Composite Transactions Tape over a ten consecutive trading-day period ending on the Determination Date, and will be based upon the following criteria:

   "AVERAGE PRICE" OF SUMMIT COMMON AS OF
          THE "DETERMINATION DATE"                   EXCHANGE RATIO
    -------------------------------------            ---------------
Equal to or greater than $32.57 .................    .875
Less than $32.57 but equal to or
    greater than $28.75 .........................    $28.50 / Average Price
Less than $28.75 ................................    .9913; however Central
                                                     Jersey may terminate the
                                                     Merger Agreement

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

     Central Jersey shareholders will be required to vote on the proposal to approve the Merger Agreement prior to knowing the Exchange Ratio.

     The Exchange Ratio is also subject to certain anti-dilution adjustments. See "THE MERGER-Exchange Ratio."

CONVERSION OF OUTSTANDING CENTRAL JERSEY COMMON AND EXCHANGE OF CERTIFICATES

     At the Effective Time, each outstanding share of Central Jersey Common, other than shares of Central Jersey Common beneficially owned by Summit or a subsidiary of Summit (other than shares held in a fiduciary capacity or as a result of debts previously contracted), if any, or shares held in the treasury of Central Jersey, if any, will be converted into and represent the right to receive the Merger Consideration. As promptly as practicable after the Effective Time, but in no event more than 10 days after, First Chicago Trust Company of New York, acting as the exchange agent for the Merger (the "Exchange Agent") receives an accurate and complete list of all holders of record of outstanding Central Jersey Common as of the Effective Time from Central Jersey, Summit will cause the Exchange Agent to send to each Central Jersey shareholder a letter of transmittal and instructions for exchanging certificates representing his or her Central Jersey Common ("Central Jersey Certificates" ) for a certificate representing whole shares of Summit Common ("Summit Certificate") and, if entitled thereto, a check representing a Cash In Lieu Amount. Central Jersey shareholders should not surrender their Central Jersey Certificates until they receive these instructions. See "THE MERGER-Exchange of Central Jersey Certificates."

     In the event a Central Jersey Certificate has been lost, stolen, destroyed, or is not properly registered, the holder of Central Jersey Common represented thereby is urged, in order to avoid delays and additional expense, to notify Central Jersey's registrar and transfer agent, American Stock Transfer & Trust Company, telephone number (718) 921-8200, of such fact and begin the process of having replacement certificates issued.


CENTRAL JERSEY DIRECTOR AND EMPLOYEE STOCK OPTIONS

     Each stock option granted to Central Jersey nonemployee directors or employees ("Stock Option") under the Central Jersey Non-Employee Director Stock Option Plan, the Central Jersey 1993 Stock Option and Incentive Plan or the Central Jersey 1984 Stock Option and Incentive Plan ("Central Jersey Option Plans") which is outstanding at the Effective Time shall receive on or shortly after the Effective Time, at the election of the holder thereof, either cash or shares of Summit Common equal in value to the aggregate difference between the exercise price of such Stock Options (after an adjustment based on the Exchange Ratio) and the market price of the Summit Common as reported on the NYSE - Composite Transactions Tape on the business day immediately preceding the Effective Time. See "THE MERGER - Central Jersey Director and Employee Stock Options." Accordingly, the vesting of any unexercisable Stock Options will be accelerated in connection with the Merger. See "THE MERGER-Interests of Certain Persons in the Merger."


RECOMMENDATION OF CENTRAL JERSEY BOARD

     The Central Jersey Board unanimously recommends that Central Jersey shareholders vote to approve the Merger Agreement and the Adjournment Proposal. See "THE MERGER-Recommendation of Central Jersey Board."


OPINION OF CENTRAL JERSEY'S FINANCIAL ADVISOR

     Central Jersey engaged Advest, Inc. ("Advest") to render financial advisory and investment banking services in connection with Central Jersey management's decision to explore various methods to enhance Central Jersey shareholder value. Pursuant to such engagement, Advest has evaluated the fairness of the consideration to be received by Central Jersey's shareholders. Advest has delivered to Central Jersey an opinion dated August , 1996 stating that, as of such date, based on the review and assumptions and subject to the limitations described therein, the Exchange Ratio was fair, from a financial point of view, to Central Jersey's shareholders. A copy of Advest's opinion is attached as Appendix B to this Proxy Statement-Prospectus and should be read in its entirety. See "THE MERGER--Opinion of Central Jersey's Financial Advisor."

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

DISSENTERS' RIGHTS

     Under the New Jersey Business Corporation Act, there are no dissenters' rights of appraisal available to holders of Central Jersey Common in connection with the Merger. See "THE MERGER--No Dissenters' Rights."


ACCOUNTING TREATMENT

     It is anticipated that the Merger, when consummated, will be accounted for as a purchase. See "THE MERGER--Accounting Treatment."


FEDERAL INCOME TAX CONSEQUENCES

     Thompson Coburn, Summit's legal counsel, has delivered its opinion to the effect that, assuming the Merger occurs in accordance with the Merger Agreement and conditioned on the accuracy of certain representations made by Summit and Central Jersey and certain shareholders of Central Jersey, the Merger will constitute a "reorganization" within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended ("Code" ), for federal income tax purposes and that, accordingly, no gain or loss will be recognized by Central Jersey shareholders who exchange their shares of Central Jersey Common solely for shares of Summit Common in the Merger, except with respect to any Cash In Lieu Amount received. Each Central Jersey shareholder is urged to consult his or her tax advisor to determine the specific tax consequences of the Merger to such shareholder, including the applicability of various state, local, and foreign tax laws. See "THE MERGER -- Certain Federal Income Tax Consequences of the Merger."


REGULATORY APPROVALS

     Consummation of the Merger requires, and is conditioned upon receipt of, the approval of the Merger by the Federal Reserve Board, the OTS, and the New Jersey Commissioner of Banking. See "THE MERGER-Regulatory Approvals."


CONDITIONS OF THE MERGER

      Consummation of the Merger is subject, among other things, to (i) the approval of the Merger Agreement by the requisite vote of Central Jersey's shareholders; (ii) the receipt of all requisite regulatory approvals or consents and the expiration of any required waiting periods in connection therewith;
(iii) effectiveness of the registration statement; (iv) receipt by Summit and Central Jersey of the opinion of Thompson Coburn as to certain federal income tax consequences of the Merger; (v) the Summit Common to be issued in the Merger having been approved for listing on the NYSE subject to official notice of issuance; (vi) the absence of any material litigation; (vii) the absence of regulatory agreements relating to the respective parties; and (viii) the delivery of officers certificates by Central Jersey and Summit. See "THE MERGER-The Merger Agreement-Conditions to the Merger: Termination".


TERMINATION

     The Merger Agreement may be terminated by mutual consent of the Summit Board and Central Jersey Board. The Merger Agreement may also be terminated by either the Summit Board or Central Jersey Board if the conditions precedent to either Summit's or Central Jersey's obligations to close under the Merger Agreement have not been met. Further, the Merger Agreement may be terminated by either Board if (i) the shareholders of Central Jersey have failed to approve the Merger; (ii) a material breach of a warranty or representation or covenant has occurred and not been cured or is not capable of being cured (after 30 days notice thereof has been given and provided that the terminating party is not in material breach of any representation, warranty, covenant or other agreement);
(iii) Advest is unable to deliver to Central Jersey an opinion as to the fairness of the transaction; or (iv) the Closing is not consummated on or before March 31, 1997.

     In addition, the Central Jersey Board may terminate the Merger Agreement if the Average Price on the Determination Date is less than $28.75.

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     Directors and executive officers of Central Jersey have interests in the Merger that are in addition to their interests as shareholders of Central Jersey. These interests include: (1) the indemnification of directors and officers of Central Jersey against certain claims that may arise after the Effective Time based on services provided to Central Jersey or any subsidiary of Central Jersey prior to the Effective Time; (2) Summit's covenant to use its best efforts to purchase insurance for six years after the Effective Time, subject to a maximum premium limitation, protecting Central Jersey directors and officers against such claims; (3) the acceleration of the vesting of any unexercisable outstanding stock options and the payment on or shortly after the Effective Time to all nonemployee directors and executive officers of Central Jersey holding outstanding Stock Options at the Effective Time of the value of their Stock Options in cash or shares of Summit Common; (4) for L. Doris Fritsch, Emile L. LeLand, Jr. and John J. Doherty, each an executive officer, payments under their employment agreements with CJSB, in the event their employment is terminated without cause within one year of a change of control, of an amount equal to 2.99 times their "base amount" (as defined in section 280G of the Internal Revenue Code) and, for Mrs. Fritsch and Mr. LeLand, coverage for four years under Central Jersey employee benefit plans (one year for Mr. Doherty); and (5) for executive officers other than Mrs. Fritsch and Messrs. LeLand and Doherty, payments under the CJSB severance plans. These interests and the underlying assumptions are described in more detail below under "THE MERGER
- - Interests of Certain Persons in the Merger."

DIFFERENCE IN SHAREHOLDERS' RIGHTS

     Because Summit and Central Jersey are both New Jersey corporations, any differences in the rights of holders of their respective common stock are due to differences in the certificates of incorporation and by-laws of the two corporations. At the Effective Time, holders of Central Jersey Common will become shareholders of Summit and their rights as shareholders of Summit will be determined by Summit's Restated Certificate of Incorporation and By-Laws. See "THE MERGER-Differences in Shareholders' Rights".

STOCK OPTION AGREEMENT

     As an inducement and condition to Summit's willingness to enter into the Merger Agreement, Central Jersey (as issuer) entered into the Central Jersey Stock Option Agreement (the "Merger Option Agreement") with Summit (as grantee), dated as of May 23, 1996. The Merger Option Agreement is set forth in Appendix C to this Proxy Statement-Prospectus.

     Pursuant to the Merger Option Agreement, Central Jersey granted to Summit an irrevocable option (the "Central Jersey Option"), exercisable under certain limited and specifically defined circumstances, none of which, to the best of Summit's and Central Jersey's knowledge, has occurred as of the date hereof, to purchase up to 530,986 shares of Central Jersey Common at $27.00 per share, subject to adjustment in certain circumstances.

     The Merger Option Agreement is intended to increase the likelihood that the Merger will be consummated according to the terms set forth in the Merger Agreement, and may be expected to discourage offers by third parties to acquire Central Jersey prior to the Merger. See "THE MERGER-Stock Option Agreement".


                           MARKET PRICES AND DIVIDENDS

     Summit Common is listed and traded on the NYSE under the symbol "SUB". Central Jersey Common is listed and traded on Nasdaq under the symbol "CJFC". The following table presents for the periods indicated (rounded to the nearest cent and adjusted for all stock splits and stock dividends) the high and low sale prices of a share of Summit Common and of a share of Central Jersey Common and dividends declared per share on Summit Common and Central Jersey Common.

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

                                                    SUMMIT COMMON                     CENTRAL JERSEY COMMON

                                           ---------------------------------    -------------------------------
                                                                   DIVIDENDS                          DIVIDENDS
CALENDAR YEAR                                HIGH         LOW      PER SHARE      HIGH         LOW    PER SHARE
- ------------                               --------    --------    ---------    --------    --------  ---------
1993 ...................................    $33.25      $21.63       $0.69      $16.81      $ 9.06       $0.28
1994 ...................................     29.25       22.50        0.94       22.00       14.56        0.38
1995 ...................................     37.25       24.13        1.19       25.50       15.50        0.44
1996 (through August    , 1996) ........

     The following table presents (rounded to the nearest cent) for May 21, 1996, (the last full trading day prior to the public announcement of the execution of the Merger Agreement), and as of August , 1996 the last sale price of a share of Summit Common, the last sale price of a share of Central Jersey Common and the pro forma equivalent in Summit Common of a share of Central Jersey Common computed by multiplying the last sale price of Summit Common on each of the dates specified in the table by an Exchange Ratio that was fixed by assuming, for purposes of the Exchange Ratio criteria set forth in the Merger Agreement (see "THE MERGER-Exchange Ratio"), that the date set forth in the first column of the table was the "Determination Date" and that the Average Price was the last sale price of Summit Common on the assumed Determination Date. The pro-forma equivalents set forth below are provided for illustration purposes only. Neither pro forma equivalent is intended to represent the actual pro forma equivalent that will be applicable to the Merger; such amount will not be calculable until a date subsequent to the Annual Meeting.


                                                                  PRO FORMA
                                                               CENTRAL JERSEY     EXCHANGE
                              SUMMIT        CENTRAL JERSEY       EQUIVALENT       RATIO (1)
                              -------        -------------      -------------     ---------

May 21, 1996 .............     $38.63           $26.50             $33.80           .875
August__, 1996 ...........


     ON THE DATE THE EXCHANGE RATIO IS FIXED AND ON THE DATE SUMMIT CERTIFICATES ARE RECEIVED BY CENTRAL JERSEY SHAREHOLDERS ENTITLED THERETO, THE PRICE OF A SHARE OF SUMMIT COMMON, THE PRO FORMA CENTRAL JERSEY EQUIVALENT AND THE ACTUAL EXCHANGE RATIO APPLICABLE IN THE MERGER MAY DIFFER FROM THOSE SET FORTH ABOVE. CENTRAL JERSEY SHAREHOLDERS SHOULD OBTAIN CURRENT PRICE QUOTATIONS. IN ADDITION, PAST DIVIDENDS PAID IN RESPECT OF SUMMIT COMMON AND CENTRAL JERSEY COMMON ARE NOT NECESSARILY INDICATIVE OF FUTURE DIVIDENDS WHICH MAY BE DECLARED AND PAID. NO ASSURANCE CAN BE GIVEN CONCERNING DIVIDENDS TO BE DECLARED AND PAID IN RESPECT OF SUMMIT COMMON AND CENTRAL JERSEY COMMON BEFORE OR AFTER THE EFFECTIVE TIME. SEE "MARKET PRICE AND DIVIDEND MATTERS."

     The following table presents, as of August , 1996, the current annualized dividend rate for a share of Summit Common, for a share of Central Jersey Common, and (rounded to the nearest cent) for the pro forma equivalent in Summit Common of a share of Central Jersey Common computed by multiplying the annualized dividend rate of a share of Summit Common by Exchange Ratios of .875 and .9913.

                                                                    PRO FORMA
                                                                 CENTRAL JERSEY     EXCHANGE
                                SUMMIT        CENTRAL JERSEY       EQUIVALENT       RATIO (1)
                                -------        -------------      -------------     ---------
August __, 1996 ............     $1.28             $1.12              $1.12           .875
                                                                      $1.27           .9913


- ----------

     (1) The listed Exchange Ratios represent the high and low Exchange Ratios set forth in the Merger Agreement and have been furnished for illustration purposes only. The Exchange Ratio has not been fixed, will not be fixed until a date subsequent to the scheduled date of the Annual Meeting, and may, when fixed as provided for in the Merger Agreement, differ from the Exchange Ratios set forth above. The Exchange Ratios listed above would be applicable in the following situations:


                                              AVERAGE PRICE OF SUMMIT COMMON
 EXCHANGE RATIO                                  AS OF DETERMINATION DATE
 --------------                               -------------------------------
      .875                                    Equal to or greater than $32.57
      .9913                                   Less than $28.75

     The Merger Agreement provides that, for Average Prices of Summit Common of less than $32.57 but equal to or greater than $28.75, the Exchange Ratio would vary from .875 to .9913 (based on a formula of $28.50 / Average Price). If the Average Price of Summit Common on the Determination Date is less than $28.75, Central Jersey can terminate the Merger Agreement.
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

      SUMMARY OF COMPARATIVE AND PRO FORMA PER SHARE FINANCIAL INFORMATION

     The following summary presents, for the periods indicated, selected comparative and pro forma per share financial information: (i) on a historical basis for both Summit and Central Jersey; (ii) on a pro forma combined basis for Summit, giving effect to the Merger; and (iii) on a pro forma equivalent basis per common share for Central Jersey. Such financial information is computed on a pro forma equivalent basis with respect to a share of Central Jersey Common by multiplying the pro forma combined amount (giving effect to the Merger) by Exchange Ratios of .875 and .9913. (If the Average Price of Summit Common is less than $32.57 but equal to or greater than $28.75, the Exchange Ratio would vary from .875 to .9913, based on a formula of $28.50 divided by the Average Price). As previously described, the Exchange Ratio has not yet been fixed and will not be fixed until a date subsequent to the Annual Meeting. When so fixed the Exchange Ratio may differ from any of the Exchange Ratios set forth below for illustration purposes). See "THE MERGER-Exchange Ratio". The following unaudited pro forma financial information as of and for the fiscal year ended December 31, 1995 combines the historical audited financial statements of Summit as of and for the year ended December 31, 1995, as filed on Form 10-K for the fiscal year ended December 31, 1995, and of Central Jersey as of and for the year ended March 31, 1996, as filed on Form 10-K for the fiscal year ended March 31, 1996, giving effect to the Merger. The unaudited pro forma financial information for the six months ended June 30, 1996 combines the historical unaudited financial statements of Summit at June 30, 1996 and for the six months ended June 30, 1996 and the unaudited financial statements of Central Jersey at June 30, 1996 and for the six calendar months ended June 30, 1996, giving effect to the Merger. The pro forma information does not reflect anticipated cost savings expected to be realized from the Merger. The allocations of purchase costs are subject to final determination, based upon estimates and other evaluations of fair value, as of the close of the transaction. Therefore, the allocations reflected in the unaudited pro forma financial information may differ from the amounts ultimately determined. The unaudited pro forma information does not purport to be indicative of the combined financial position or results of operations of future periods. The pro forma per share information includes the effect of the intention of Summit to repurchase outstanding shares of Summit Common in a number equal to the approximate amount of Summit Common to be issued in the Merger. See "THE MERGER--Conversion of Central Jersey Common."

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

                                                                     SIX MONTHS ENDED       FOR THE MOST
                                                                       JUNE 30, 1996   RECENT FISCAL YEAR (1)
                                                                      ---------------  ----------------------
NET INCOME PER SHARE (2)
     Summit (3)(4) .................................................         $.77              $2.77
     Pro forma combined at Exchange Ratio of (4):
       .875 ........................................................          .77               2.77
       .9913 .......................................................          .76               2.76

     Central Jersey (fully diluted) (5) ............................          .91               1.96
     Pro forma Central Jersey equivalent at Exchange Ratio of (6):
       .875 ........................................................          .67               2.42
       .9913 .......................................................          .75               2.74

DIVIDENDS PER SHARE (2)
     Summit ........................................................          .64               1.19
     Pro forma combined (7) ........................................          .64               1.19

     Central Jersey (5) ............................................          .40               0.46
     Pro forma Central Jersey equivalent at Exchange Ratio of (6):
       .875 ........................................................          .56               1.04
       .9913 .......................................................          .63               1.18

                                                                                          AT MOST RECENT
                                                                       JUNE 30, 1996    FISCAL YEAR END (1)
                                                                      --------------    -------------------
BOOK VALUE PER SHARE (2)
     Summit ........................................................       $19.39             $19.89
     Pro forma combined ............................................        19.38              19.88

     Central Jersey ................................................        20.98              20.84
     Pro forma Central Jersey equivalent at Exchange Ratio of (6):
       .875 ........................................................        16.96              17.40
       .9913 .......................................................        19.21              19.71

- ----------

(1) Summit's most recent fiscal year end isDecember 31, 1995 and Central Jersey's most recent fiscal year end is March 31, 1996.

(2) The financial information for Central Jersey and pro forma combined has been restated to reflect all stock dividends. Pro Forma combined reflects the elimination of Central Jersey Common owned by Summit Bancorp.

(3) In the first quarter of 1996, Summit recorded non recurring merger and restructuring charges of $70 million or $.75 per share (after tax) for expenses incurred in conjunction with the acquisitions of The Summit Bancorporation, The Flemington National Bank and Trust Company, Garden State Bancshares, and a supermarket branch initiative.

(4) Summit and pro forma combined net income per common share were computed based on net income less preferred dividends divided by the weighted average number of shares outstanding during the periods presented. Common stock equivalents are not included in the calculation as they have no material dilutive effect.

(5) Central Jersey's fiscal year end is March 31, 1996. The amounts reported for the six months ended June 30, 1996 include Central Jersey's results of operations and dividends per share for the three months ended March 31, 1996 and three months ended June 30, 1996.

(6) Central Jersey pro forma equivalent per share data is computed by multiplying Summit Bancorp's pro forma per share data (giving effect to the Merger) by the Exchange Ratios.

(7) Pro forma amounts assume that Summit would have declared cash dividends per share equal to its historical cash dividends per share declared.

- --------------------------------------------------------------------------------

                                  INTRODUCTION

     This Proxy Statement-Prospectus is being furnished to Central Jersey shareholders as of the Record Date in connection with the solicitation of proxies by the Central Jersey Board for use at the Annual Meeting to be held on September , 1996 or any adjournments thereof, at the East Brunswick Chateau, 678 Cranbury Road, East Brunswick, New Jersey at 10:00 a.m. (local time). The purpose of the Annual Meeting is to consider and vote upon (i) a proposal to approve the Merger Agreement and the transactions contemplated thereby; (ii) the election of four directors to serve for a term of three years or until the Effective Time of the Merger and (iii) a proposal to approve the Adjournment Proposal.

     THE BOARD OF DIRECTORS OF CENTRAL JERSEY HAS APPROVED THE MERGER AGREEMENT AND UNANIMOUSLY RECOMMENDS THAT CENTRAL JERSEY SHAREHOLDERS VOTE FOR ITS APPROVAL. THE BOARD OF DIRECTORS OF CENTRAL JERSEY ALSO RECOMMENDS THAT CENTRAL JERSEY SHAREHOLDERS VOTE FOR THE FOUR DIRECTOR NOMINEES NAMED HEREIN AND FOR APPROVAL OF THE ADJOURNMENT PROPOSAL.


                                 ANNUAL MEETING


RECORD DATE; VOTE REQUIRED; REVOCABILITY OF PROXIES


     The securities to be voted at the Annual Meeting consist of shares of Central Jersey Common, with each share entitling its owner to one vote on each Board of Director position to be filled at the Annual Meeting and one vote on each proposal and on all other matters properly brought before the Annual Meeting. Central Jersey had no other class of voting securities entitled to vote on the Merger Agreement, the election of directors or the Adjournment Proposal outstanding at the close of business on the Record Date, August___, 1996. There were ______ record holders of Central Jersey Common and ________ shares of Central Jersey Common outstanding and eligible to be voted at the Annual Meeting as of the Record Date. It is anticipated that this Proxy Statement-Prospectus, together with the enclosed proxy card, will be mailed to shareholders on or about August___, 1996.

     The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of Central Jersey will constitute a quorum for the transaction of business. By checking the appropriate box on the proxy card provided by the Central Jersey Board, a shareholder may vote "FOR" approval of the Merger Agreement, vote "AGAINST" approval of the Merger Agreement or "ABSTAIN". Under the New Jersey Business Corporation Act and Central Jersey's Certificate of Incorporation and By-Laws, the approval of the Merger Agreement requires the affirmative vote of a majority of the votes cast and entitled to vote thereon at the Annual Meeting, provided a quorum is present, without regard to abstentions or broker non-votes as described below. Under Central Jersey's Certificate of Incorporation, the approval of the Merger Agreement requires only the vote of a majority of the votes cast and entitled to vote thereon because the Merger meets the conditions set forth in Central Jersey's Certificate of Incorporation which render inapplicable the supermajority voting requirement for certain business combinations set forth therein. See "THE MERGER-Differences in Shareholders' Rights." In connection therewith, however, proxies voting against the Merger Agreement will not be used by the proxy holders to vote in favor of the Adjournment Proposal unless the shareholder has voted FOR the approval of the Adjournment Proposal on the proxy card. The Annual Meeting may be adjourned from time to time if necessary to obtain a quorum or to obtain the votes necessary to approve the Merger Agreement. The approval of the Merger Agreement by Central Jersey shareholders is a condition to the consummation of the Merger. See "THE MERGER -The Merger Agreement-Conditions to the Merger; Termination."

     If a quorum is not obtained, or if fewer shares of Central Jersey Common are voted in favor of approval of the Merger Agreement than the number required for approval, it is expected that, if a majority of the proxies voted with respect to the Adjournment Proposal have been voted in favor of the Adjournment Proposal, the Annual Meeting will be postponed or adjourned for the purpose of allowing additional time for obtaining additional proxies or votes, and, at any subsequent reconvening of the Annual Meeting, all proxies will be voted in the same manner, as such proxies would have been voted at the original convening of the Annual Meeting (except for any proxies which have theretofore effectively been revoked or withdrawn).

     The proxy card being provided by the Central Jersey Board of Directors enables a Central Jersey shareholder to vote for the election of the nominees proposed by the Central Jersey Board, or to withhold authority to vote for one or more of the nominees being proposed. Assuming the presence of a quorum at the Annual Meeting, the vote of a plurality of the votes cast at the Annual Meeting is required to elect the four directors, without regard to either broker non-votes or proxies as to which authority to vote for one or more of the nominees being proposed is withheld. The affirmative vote of a majority of the votes cast at the Annual Meeting is required to approve the Adjournment Proposal. As to other matters that may properly come before the Annual Meeting, unless otherwise provided in the certificate of incorporation or bylaws of Central Jersey or by statute, a majority of those votes cast by shareholders shall be sufficient to pass on a matter.

     For purposes of determining the number of votes cast with respect to a matter, only those votes cast "for" or "against" a proposal are counted. "Broker non-votes" (i.e., shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or the persons entitled to vote such shares and with respect to which the broker or nominee does not have discretionary voting power under the applicable NYSE rules) will not be counted as votes "for" or "against" for purposes of determining the number of votes cast but will be treated as present for quorum purposes. Abstentions will be treated as shares that are present for purposes of determining the presence of a quorum but will not be counted "for" or "against" the proposal.

     If the enclosed form of proxy is properly executed and returned to Central Jersey in time to be voted at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. Proxies that are executed, but as to which no instructions have been marked, will be voted FOR the approval of the Merger Agreement, FOR election of the management designated nominees for director and FOR the approval of the Adjournment Proposal except that if a proxy is voted against the Merger Agreement and no instruction is given in connection with the Adjournment Proposal, the proxy will not be voted in favor of the Adjournment Proposal. Should any other matter properly come before the Annual Meeting, the persons named as proxies in the accompanying proxy, acting by a plurality of those proxies present, will have discretionary authority to vote on such matters in accordance with their judgment. As of the time of the preparation of this Proxy Statement-Prospectus, Central Jersey Board does not know of any matters, other than those referred to in the Notice of Annual Meeting of Shareholders, to be presented for action at the Annual Meeting.

     Shareholders who execute a proxy retain the right to revoke it at any time prior to its use. Unless so revoked, the shares represented by such proxies will be voted at the Annual Meeting and all adjournments thereof. Proxies may be revoked by written notice to the Secretary of Central Jersey, Charles Biondi, at the address of Central Jersey shown above or by the filing of a later dated proxy prior to a vote being taken at the Annual Meeting. A proxy will not be voted if a shareholder attends the Annual Meeting and votes in person.

     If a person holding Central Jersey Common in street name wishes to vote such Central Jersey Common at the Annual Meeting, the person must obtain from the nominee holding the Central Jersey Common in street name a properly executed "legal proxy" identifying the individual as a Central Jersey shareholder, authorizing the Central Jersey shareholder to act on behalf of the nominee at the Annual Meeting and identifying the number of shares with respect to which the authorization is granted.

     The cost of soliciting proxies will be borne by Central Jersey. In addition to use of the mails, proxies may be solicited personally or by telephone, telecopier or telegraph by officers, directors or employees of Central Jersey, who will not be specially compensated for such solicitation activities. Arrangements will also be made by Central Jersey to reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable expense incurred in forwarding solicitation materials to the beneficial owners of shares held of record by such persons. Central Jersey has retained_____________________, a proxy soliciting firm, to assist in the solicitation of proxies, at a fee of $ _____, including direct telephone solicitations, if authorized, and reimbursement of certain out-of-pocket costs.

HOLDERS OF CENTRAL JERSEY VOTING SECURITIES

     Central Jersey is not aware of any person, other than the person set forth in the table below, who as of the Record Date was the beneficial owner of more than five percent (5%) of Central Jersey Common. Security ownership of the Named Executive Officers (as defined below) and of the directors is included under "Election of Directors".

                                  AMOUNT AND NATURE
                                   OF BENEFICIAL
NAME OF BENEFICIAL OWNER            OWNERSHIP (1)            PERCENT OF CLASS
- -----------------------          -------------------          ---------------

L. Doris Fritsch                     169,147 (2)                   6.2%

- ---------

(1) In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner, for the purposes of this table, of any shares of Central Jersey Common if he or she has or shares voting or investment power with respect to such security, or has the right to acquire beneficial ownership at any time within 60 days of the Record Date.

(2) Includes 51,830 shares which Mrs. Fritsch may acquire pursuant to employee stock options granted under Central Jersey Option Plans exercisable within 60 days.

                             SELECTED FINANCIAL DATA

     The tables below set forth selected historical financial information for Summit for each of the five years in the period ended December 31, 1995 and the six month periods ended June 30, 1996 and 1995 and Central Jersey for each of the five fiscal years in the period ended March 31, 1996 and the six month calendar periods ended June 30, 1996 and 1995. Such information has been derived from and should be read in conjunction with the consolidated financial statements of Summit and Central Jersey, including the respective notes thereto and management's discussions and analysis of financial condition and results of operations contained in the respective Form 10-K's and Form 10-Q's of Summit and Central Jersey, which are incorporated by reference in this Proxy Statement-Prospectus. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE". The selected historical financial information for Summit for the six-month periods ended June 30, 1996 and 1995 and Central Jersey for the six-month calendar periods ended June 30, 1996 and 1995 reflect, in the opinion of the managements of Summit and Central Jersey, respectively, all adjustments (comprising only normal recurring accruals) necessary for a fair presentation of the consolidated operating results and financial position of Summit and Central Jersey for such interim periods. Results for the interim periods are not necessarily indicative of results for the full year or any other period.

SUMMIT BANCORP.
SUMMARY OF SELECTED FINANCIAL DATA
(in thousands, except per share data)

                                        SIX MONTHS ENDED
                                            JUNE 30,                               YEAR ENDED DECEMBER 31,
                                     -----------------------   ---------------------------------------------------------------
                                       1996         1995          1995         1994          1993        1992         1991
                                     ---------    ----------   -----------  -----------  -----------  -----------  -----------
SUMMARY OF OPERATIONS
Interest income .................... $ 773,599      $ 737,050  $ 1,495,617  $ 1,302,800  $ 1,236,658  $ 1,341,504  $ 1,562,393
Interest expense ...................   319,498        306,750      626,376      475,973      456,797      594,757      882,605
Net interest income ................   454,101        430,300      869,241      826,827      779,861      746,747      679,788
Provision for loan losses ..........    31,000         33,150       71,850       91,995      112,885      165,553      192,417
Securities gains ...................     2,263          5,046        8,606        2,232        9,579       19,195       13,366
Net income (1) .....................    73,125        115,537      242,870      154,550      133,142       90,275       46,496
Net income per share (1) ...........      0.77           1.34         2.77         1.80         1.57         1.13         0.60
Cash dividends declared per share ..      0.64           0.58         1.19         0.94         0.69         0.60         0.60
Average common shares outstanding ..    93,354         85,386       86,674       84,381       82,712       77,499       72,496

BALANCE SHEET DATA (at period end)
Total assets ....................... $22,386,787  $20,952,796  $21,536,935  $20,894,815  $19,139,498  $19,204,120  $18,636,270
Securities .........................   5,696,126    5,691,432    5,483,782    5,958,121    5,499,597    5,219,940    4,698,365
Loans ..............................  14,749,667   13,221,085   14,019,574   13,105,179   11,881,426   11,972,053   12,145,189
Total deposits .....................  18,198,466   17,185,629   17,955,103   16,977,109   16,164,226   16,462,089   15,790,487
Long-term debt .....................     392,863      522,890      424,862      544,936      467,501      364,762      270,044
Shareholders' equity ...............   1,859,781    1,628,324    1,802,316    1,533,717    1,456,527    1,356,744    1,173,160
Book value per common share ........       19.39        18.50        19.89        17.45        16.89        15.93        15.35


CENTRAL JERSEY
SUMMARY OF SELECTED FINANCIAL DATA (2)
(in thousands, except per share data)

                                          SIX MONTHS ENDED
                                              JUNE 30,                              YEAR ENDED MARCH 31,
                                      -----------------------  ---------------------------------------------------------------
                                        1996(3)      1995(3)       1996         1995         1994         1993          1992
                                      ----------   ----------  -----------   ----------   ----------   ----------    ---------
SUMMARY OF OPERATIONS
Interest income ....................    $ 16,671     $ 15,462     $ 33,097     $ 28,487     $ 28,149     $ 29,439     $ 30,928
Interest expense ...................       8,482        8,069       17,481       13,895       13,037       14,836       19,913
Net interest income ................       8,189        7,393       15,616       14,592       15,112       14,603       11,015
Provision for loan losses ..........         100          100          250          200          300          807          835
Securities gains (losses) ..........          --           --           --           --          (76)          --           --
Net income (4) .....................       2,506        2,375        5,204        4,265        6,151        3,758        1,825
Net income per share (4)(5) ........         .91          .96         1.96         1.75         2.44         1.95         0.95
Cash dividends declared per share ..         .40          .20         0.46         0.39         0.31         0.24         0.22
Average common shares
    outstanding (5) ................       2,768        2,739        2,724        2,719        2,722        1,926        1,926

BALANCE SHEET DATA (at period end)
Total assets .......................    $469,289     $462,238     $468,272     $439,884     $408,009     $392,384     $369,725
Securities .........................     227,718      196,204      221,860      168,853      138,519      123,529       80,393
Loans ..............................     218,854      244,287      225,372      249,068      243,184      244,145      242,535
Total deposits .....................     385,556      383,970      386,569      361,213      352,829      348,198      328,975
Long-term debt .....................          --        9,605           --        9,605        9,970        5,400        5,400
Shareholders' equity ...............      55,989       43,556       55,612       42,261       38,509       32,918       29,647
Book value per common share ........       20.98        22.18        20.84        21.52        19.94        17.09        15.39

- ----------

(1) In the first quarter of 1996, Summit recorded non recurring merger and restructuring charges of $70 million or $.75 per share (after tax) for expenses recorded in conjunction with the acquisition of The Summit Bancorporation, The Flemington National Bank and Trust Company, GardenState Bancshares, and a supermarket branch initiative.

(2) Certain reclassifications have been made to Central Jersey's historical amounts to conform with the method of presentation of Summit.

(3) Central Jersey's fiscal year end is March 31. The summary of operations for the interim periods (six months ended June 30, 1996 and 1995) include the quarters ended March 31, and June 30 of the respective calendar years. The results of operations for the three months ended March 31, 1996 and 1995 were also included in the results of operations for the respective fiscal years.

(4) Net income for the year ended March 31, 1994 includes the cumulative effect of a change in accounting principle, Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes." The cumulative effect amounted to income of $1.5 million or $.55 per share assuming full dilution.

(5) Net income per share and average common shares outstanding assume full dilution.

                       MARKET PRICE AND DIVIDEND MATTERS

MARKET PRICE AND DIVIDEND HISTORY

     Summit Common is listed and traded on the NYSE and is quoted under the symbol "SUB" and Central Jersey Common is listed and traded on the Nasdaq under the symbol "CJFC". The following table sets forth, for the periods indicated, the high and low sale prices of a share of Summit Common and Central Jersey Common, as reported in published financial sources, and quarterly dividends declared per share of Summit Common and Central Jersey Common.

     All stock prices shown in the table below have been rounded to the nearest cent. All Central Jersey stock prices and dividends shown below have been adjusted for stock splits and stock dividends declared per share.


                                                     SUMMIT COMMON                    CENTRAL JERSEY COMMON
                                           --------------------------------     -------------------------------
                                                SALE PRICES        DIVIDENDS        SALE PRICES       DIVIDENDS
                                           --------------------                 --------------------
                                             HIGH         LOW      PER SHARE      HIGH         LOW    PER SHARE
                                           --------    --------    ---------    --------    --------  ---------


CALENDAR YEAR 1993
First Quarter ..........................    $29.38      $22.50       $0.16      $13.06      $ 9.06       $0.06
Second Quarter .........................     29.25       21.63        0.16       13.06       11.25        0.06
Third Quarter ..........................     33.25       24.25        0.16       16.00       11.25        0.07
Fourth Quarter .........................     30.25       23.38        0.21       16.81       14.56        0.09

CALENDAR YEAR 1994
First Quarter ..........................     28.63       23.50        0.21       16.38       14.56        0.09
Second Quarter .........................     29.25       25.50        0.21       18.63       14.56        0.09
Third Quarter ..........................     29.13       26.13        0.26       22.00       17.50        0.10
Fourth Quarter .........................     27.13       22.50        0.26       21.50       15.50        0.10

CALENDAR YEAR 1995
First Quarter ..........................     28.75       24.13        0.29       18.50       15.50        0.10
Second Quarter .........................     30.75       27.13        0.29       21.00       17.00        0.10
Third Quarter ..........................     37.25       30.00        0.29       25.00       19.75        0.12
Fourth Quarter .........................     35.75       31.50        0.32       25.50       21.00        0.12

CALENDAR YEAR 1996
First Quarter ..........................     40.13       34.38        0.32       30.75       23.75        0.12
Second Quarter .........................     39.50       34.00        0.32       31.75       25.50        0.28
Third Quarter (through  August __, 1996)


     On May 21, 1996, the last full trading day prior to the public announcement of the execution of the Merger Agreement, the last sale price of a share of Summit Common was $38.625 and the last sale price of a share of Central Jersey Common was $26.50. On August , 1996, the last sale price of Summit Common was $____ and the last sale price of Central Jersey Common was $____. Central Jersey shareholders are urged to obtain current market quotations.

     ON THE DATE THE EXCHANGE RATIO IS FIXED AND ON THE DATE SUMMIT CERTIFICATES ARE RECEIVED BY CENTRAL JERSEY SHAREHOLDERS ENTITLED THERETO, THE PRICE OF A SHARE OF SUMMIT COMMON MAY DIFFER FROM THOSE SET FORTH ABOVE. CENTRAL JERSEY SHAREHOLDERS SHOULD OBTAIN CURRENT PRICE QUOTATIONS. IN ADDITION, PAST DIVIDENDS PAID IN RESPECT OF SUMMIT COMMON AND CENTRAL JERSEY COMMON ARE NOT NECESSARILY INDICATIVE OF FUTURE DIVIDENDS WHICH MAY BE DECLARED AND PAID. NO ASSURANCE CAN BE GIVEN CONCERNING DIVIDENDS TO BE DECLARED AND PAID IN RESPECT OF SUMMIT COMMON AND CENTRAL JERSEY COMMON BEFORE OR AFTER THE EFFECTIVE TIME.

COORDINATION AND DETERMINATION OF DIVIDENDS UNDER MERGER AGREEMENT

     In order to ensure that Central Jersey shareholders would be paid at least one but no more than one regular dividend in the calendar quarter in which the Merger is consummated, Central Jersey agreed to coordinate with Summit the declaration of any dividends and the setting of any record or payment dates. Under the Merger Agreement, Central Jersey may declare a dividend up to and including the greater of $.12 per share or the dividend most recently (as of such date) declared by Summit multiplied by the Exchange Ratio.


DIVIDEND LIMITATIONS

     The bank subsidiaries of Summit are restricted by law in the amount of dividends they may pay to Summit. In addition, Summit is restricted by certain debt agreements in the amount of dividends it may pay to its shareholders. Assuming the Merger were effective at June 30, 1996, the amount that would have been available on that date for dividend payments to holders of Summit Common was approximately $257.5 million.



                             PROPOSAL I--THE MERGER

     The following information concerning the Merger, insofar as it relates to matters contained in the Merger Agreement, is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Appendix A and incorporated herein by reference.

GENERAL

     The Merger Agreement provides for the merger of Central Jersey with and into Summit, with Summit being the surviving corporation ("Surviving Corporation"). Upon consummation of the Merger, each outstanding share of Central Jersey Common other than (i) shares of Central Jersey Common beneficially owned by Summit or a subsidiary of Summit (other than shares held in a fiduciary capacity or as a result of debts previously contracted), if any, or (ii) shares of Central Jersey Common held in the treasury of Central Jersey, if any, will be converted into and represent the right to receive the Merger Consideration.

CLOSING AND EFFECTIVE TIME

     The Merger Agreement provides that, unless otherwise agreed, the closing of the Merger ("Closing") will be held on at least five business days notice ("Closing Notice") given to Central Jersey by Summit, on the Closing Date which shall not be later than 30 days after the last to occur of the following: (1) the date of approval of the Merger Agreement by Central Jersey shareholders; (2) if the transactions contemplated by the Merger Agreement are being contested in any legal proceedings, the date that all such proceedings have been brought to a conclusion favorable, in the judgment of Summit and Central Jersey, to the consummation of the transactions contemplated by the Merger Agreement or such prior date as Summit and Central Jersey shall elect, whether or not such proceedings have been brought to a conclusion; or (3) the date on which all governmental approvals are received and any required waiting periods have expired.

     If the Merger Agreement is approved by the requisite vote of Central Jersey shareholders and the other conditions of the Merger, including receipt of all requisite regulatory approvals, are satisfied or waived, the Merger will become effective at the date and time specified in the Certificate of Merger filed with the Office of the Secretary of State of the State of New Jersey. The Merger Agreement requires that the Certificate of Merger be filed not later than one business day following the Closing Date. If the Merger Agreement is approved by Central Jersey shareholders, subject to the satisfaction or waiver of certain other conditions described herein, it is presently contemplated that the Effective Time will occur during the fourth calendar quarter of 1996. The Merger Agreement may be terminated by either party if, among other things, the Effective Time does not occur on or before March 31, 1997, unless the failure of such occurrence is due solely to the failure of the party seeking to terminate the Merger Agreement to perform or observe it's agreements set forth in the Merger Agreement required to be performed or observed by such party on or before the Closing Date. See "THE MERGER--The Merger Agreement-Considerations of the Merger; Termination."

CONVERSION OF CENTRAL JERSEY COMMON

     Upon   consummation  of  the  Merger,   shares  of  Central  Jersey  Common
outstanding at the Effective Time, other than shares of Summit Common beneficially owned by Summit or a subsidiary of Summit (other than shares held in a fiduciary capacity or as a result of debts previously contracted), if any, or shares of Central Jersey Common held in the treasury of Central Jersey, if any, will be converted into and represent the right to receive whole shares of Summit Common based upon the Exchange Ratio and, in lieu of any fractional share of Summit Common resulting from the conversion, a Cash In Lieu Amount representing a cash amount equal to the fractional share resulting from the conversion multiplied by the closing price of Summit Common on the business day preceding the Effective Time.

     Summit intends to repurchase from time to time in the open market outstanding shares of Summit Common in a number equal to the approximate amount of Summit Common to be issued in the Merger. Summit has announced that it will repurchase approximately 2,300,000 shares of Summit Common for issuance in the Merger. In the event that the number of shares of Summit Common to be issued in the Merger exceeds 2,300,000, Summit intends to make additional purchases to obtain such additional shares.

EXCHANGE RATIO

     In the Merger, the shares of each holder of Central Jersey will be converted into and represent the Merger Consideration, the amount of which is not yet fixed and will not be fixed until the Exchange Ratio is set on a date subsequent to the Annual Meeting. The Merger Agreement provides for the Exchange Ratio to be fixed as of the Determination Date--the date designated by Summit in the Closing Notice as the Determination Date, which may not be later than the Closing Date and may not be earlier than the date which is ten business days prior to the Closing Date. The Determination Date is the final trading day of the ten consecutive trading-day period during which the Average Price (the average of the closing prices of Summit Common as reported on the NYSE--Composite Transactions Tape during this period) is determined.

     The  Exchange  Ratio will be  determined  as follows  based on the  Average
Price:

          (1) If the Average Price of a share of Summit Common is equal to or greater than $32.57, the Exchange Ratio shall be .875.

          (2) If the Average Price of a share of Summit Common is less than $32.57 but equal to or greater than $28.75, the Exchange Ratio shall be equal to the quotient obtained by dividing $28.50 by the Average Price.

          (3) If the Average Price of a share of Summit Common is less than $28.75, the Exchange Ratio shall be .9913; provided however, that Central Jersey has the right to terminate the Merger Agreement by sending a notice of termination ("Termination Notice") to Summit within three business days following the later to occur of the Determination Date or the date that Central Jersey receives the Closing Notice.

     The Exchange Ratio is also subject to appropriate adjustments in the event that, from the date of the Merger Agreement to the Effective Time, the outstanding shares of Summit Common are increased or decreased, changed into or exchanged for a different number or kind of shares or securities through reorganization, recapitalization, reclassification, stock dividend, stock split or reverse stock split or other similar changes.


EXCHANGE OF CENTRAL JERSEY CERTIFICATES

     Prior to the Effective Time, Summit will appoint First Chicago Trust Company of New York or another entity reasonably satisfactory to Central Jersey, as the Exchange Agent. As promptly as practicable after the Effective Time, but in no event more than 10 days, after the Exchange Agent receives an accurate and complete list of all holders of record of outstanding Central Jersey Common as of the Effective Time, Summit will cause the Exchange Agent to send to each Central Jersey shareholder a letter of transmittal and instructions for exchanging their Central Jersey Certificates for Summit Certificates and, if entitled thereto, a check representing a Cash In Lieu Amount.

     To effect a proper surrender and exchange of Central Jersey Certificates, Central Jersey Certificates must be surrendered to the Exchange Agent with properly executed and completed letters of transmittal. Until so surrendered, Summit may, at its option, refuse to pay to the holders of Central Jersey Certificates dividends or other distributions, if any, payable to holders of Summit Common; provided, however, that, upon surrender and exchange of Central Jersey Certificates, there will be paid to such holders the amount, without interest, of dividends and other distributions, if any, which became payable prior thereto but which were not paid. No transfer of Central Jersey Common will be effected on the stock transfer books of Central Jersey at and after the Effective Time.

     The Exchange Agent shall have reasonable discretion to determine whether letters of transmittal have been properly completed and executed and to disregard immaterial defects, and any good faith decisions of Summit regarding such matters as may be referred to it by the Exchange Agent shall be binding and conclusive.

     Neither certificates for fractions of shares of Summit Common nor scrip certificates for such fractions will be issued, and holders of Central Jersey Certificates who would otherwise be entitled to receive fractions of shares of Summit Common will have none of the rights with respect to such fractions of shares (including, without limitation, the right to receive dividends) that a holder of a full share of Summit Common would possess in respect of such full share, and will receive, in lieu thereof, the Cash In Lieu Amount.

     If more than one Central Jersey Certificate is surrendered for the same Central Jersey shareholder account, the number of full shares of Summit Common for which Summit Certificates will be issued pursuant to the Merger Agreement will be computed on the basis of the aggregate number of shares of Central Jersey Common represented by Central Jersey Certificates so surrendered.

     CENTRAL JERSEY SHAREHOLDERS SHOULD NOT SURRENDER THEIR CENTRAL JERSEY CERTIFICATES FOR EXCHANGE UNTIL A LETTER OF TRANSMITTAL, INSTRUCTIONS AND OTHER EXCHANGE MATERIALS ARE RECEIVED FROM THE EXCHANGE AGENT. HOWEVER, CENTRAL JERSEY SHAREHOLDERS ARE URGED TO NOTIFY AMERICAN STOCK TRANSFER &TRUST COMPANY NOW, AT
(718) 921-8200, IF THEIR CENTRAL JERSEY CERTIFICATES ARE LOST, STOLEN, DESTROYED OR NOT PROPERLY REGISTERED, IN ORDER TO BEGIN THE PROCESS OF ISSUING REPLACEMENT CENTRAL JERSEY CERTIFICATES.


CENTRAL JERSEY DIRECTOR AND EMPLOYEE STOCK OPTIONS

     Each Stock Option granted to Central Jersey non-employee directors or employees pursuant to Central Jersey Option Plans which is outstanding at the Effective Time will, at the written election of each holder of a Stock Option delivered to Summit at the Closing ("Election Notice" ), be converted into either:

     (i) cash equal to the Cash Value (as defined below) of the particular Stock Option ("Cash Amount"); or

     (ii) (A) the number of whole shares of Summit Common obtained by dividing the Cash Value of the particular Stock Option by the Market Price (as defined below) of a share of Summit Common, and (B) cash in lieu of any fractional share of Summit Common resulting from such division (determined by multiplying such fractional share amount by the Market Price of a share of Summit Common).

     Holders of Stock Options must deliver the Election Notice to Summit at the Closing with respect to all outstanding Stock Options then held by such holder. Holders failing to deliver an Election Notice at the Closing shall be deemed to have elected to receive the Cash Amount with respect to all Stock Options held by such holder. All Central Jersey Stock Options shall be deemed terminated as of the Closing Date and may not be exercised as of such date.

     For purposes of the above description:

     (1) "Cash Value" of a Stock Option is defined to be the amount obtained by MULTIPLYING (A) the number of Summit Equivalent Shares (as defined below) represented by the particular Stock Option, TIMES (B) the difference obtained by subtracting the Summit Equivalent Exercise Price (as defined below) of the particular Stock Option from the Market Price (as defined below) of a share of Summit Common.

     (2) "Market Price" of a share of Summit Common is hereby defined to mean the last sale price of a share of Summit Common on the last trading day immediately preceding the Closing Date, as reported on the NYSE-Composite
Transactions List (by THE WALL STREET JOURNAL or, in the event of its unavailability, by any other authoritative source agreeable to Summit and Central Jersey).

     (3) "Summit Equivalent Shares" is hereby defined to mean the number obtained by multiplying the number of shares of Central Jersey Common covered by a particular Stock Option TIMES the Exchange Ratio.

     (4) "Summit Equivalent Exercise Price" is hereby defined to mean the number obtained by DIVIDING the exercise price of the particular Stock Option by the Exchange Ratio.


RECOMMENDATION OF CENTRAL JERSEY BOARD

     THE MERGER AGREEMENT HAS BEEN APPROVED BY THE CENTRAL JERSEY BOARD. THE CENTRAL JERSEY BOARD BELIEVES THAT THE MERGER IS IN THE BEST INTERESTS OF CENTRAL JERSEY SHAREHOLDERS. THE CENTRAL JERSEY BOARD UNANIMOUSLY RECOMMENDS THAT CENTRAL JERSEY SHAREHOLDERS VOTE FOR THE PROPOSAL TO APPROVE THE MERGER AGREEMENT.


BACKGROUND

     Beginning in 1994 and continuing into 1996, the Board of Directors ofCentral Jersey observed the consolidation taking place among banks and thrift institutions in the nation in general, and in New Jersey in particular. Over this same period, the level and nature of bank and thrift institutions merger and acquisition activity in New Jersey significantly impacted the banking marketplace and the competitive environment in which Central Jersey operates. In 1995, for example, fifteen transactions were announced regarding the acquisition of banks and thrift institutions inNew Jersey which transactions involved the acquisition of over $58 billion in total assets. The Board of Directors of Central Jersey observed further the merger premiums being paid by acquirers, and assessed the impact of consolidation on Central Jersey's marketplace and its competitive position.

     Since 1994, the Board of Directors periodically evaluated the strategic and competitive position of Central Jersey, its near-term and longer-term business prospects, its management resources and performance, and the strategic options and opportunities available to Central Jersey. From time to time and during this same period, Central Jersey received several inquiries and unsolicited and informal indications of interest from other banking companies regarding the possible acquisition or other similar business combination between it and other banking companies. In connection with evaluating such inquiries and also in light of its changing marketplace and competitive position, CentralJersey retained a consultant in mid-1995 to assist it in a review of the operations and financial position of the company, to compare its overall financial performance and condition to its peer group, to identify Central Jersey's strengths and weaknesses, to analyze and assess Central Jersey's stock price, trading history, liquidity and float and to evaluate its day-to-day trading price relative to its peer group, and to estimate the value of the company based upon recent merger and acquisition transactions.

     Upon review of the consultant's report and analysis, and in connection with the Board of Director's assessment of the continuing trend of consolidation in the banking industry, the further concentration of market share and consolidation of operations by larger regional banking companies, and the continuing general expression of interest on the part of third parties, the Board of Directors of Central Jersey decided to take steps to enhance shareholder value. In this regard, Central Jersey encouraged another market maker to make a market in the common stock. In addition, Central Jersey announced its intention to redeem its outstanding convertible debentures in the Summer of 1995. All of the debentures were converted to common stock prior to redemption. In December 1995, Advest was retained as the financial advisor to assist the CentralJersey Board of Directors' evaluation of strategic alternatives available to Central Jersey.

     With the advice of Advest, Central Jersey's Board ofDirectors considered some of the advantages which could be derived from a business combination, including greater shareholder liquidity, increased market recognition, additional product offerings and consolidation of administrative functions. The Board of Directors also reviewed Central Jersey management's internal business plans and the merger premiums then being obtained for bank and thrift institution stocks in other transactions, and considered the possibility that Central Jersey's shareholders could receive more value through a merger than they would receive if Central Jersey remained as an independent institution, even if management were able to meet its goals for operating the company independently.

     While considering the alternative of remaining independent and not deciding to put Central Jersey up for sale, the Board instructed its Mergers and Acquisitions Committee (the "Committee") with the assistance of Advest, to determine the level of interest that might exist on the part of other potential acquirers of Central Jersey.

     Advest contacted a number of financial institutions and holding companies, from inside and outside Central Jersey's region, that it believed would have an interest in a business combination with Central Jersey as well as have the financial resources necessary to successfully complete such a transaction. After execution of confidentiality agreements, interested parties were provided with copies of a confidential offering memorandum which had been prepared by Central Jersey and Advest. Advest contacted 20 companies, including Summit. Copies of the confidential offering memorandum were provided to the 12 companies which were interested in receiving information. In April 1996, 7 of these companies provided preliminary indications of interest in acquiring Central Jersey for cash and/or stock. After discussing the preliminary indications of interest with Advest, the Committee determined that three of the preliminary indications of interest, including that of Summit, merited further discussion. Such preliminary indications of interest were subject to, among other conditions, completion of satisfactory due diligence.

     Summit and the other parties conducted off-site due diligence during April and May 1996. After completing their due diligence, each of the parties increased the amount of consideration offered in its indication of interest.

     The Central Jersey Board and Advest met on May 17, 1996, to assess and consider, among other things, the terms and conditions of the indications of interest. At this meeting, Advest made a detailed presentation relating to the indications of interest and the financial institutions and holding companies which submitted them, as well as updated background information relating to the value of Central Jersey and recent merger and acquisition pricing. The Board decided that Summit's indication of interest was the most favorable of all proposals received and merited further negotiation. The Board reviewed and discussed the potential terms of a transaction, including the impact on employees and shareholders and a draft form of merger agreement provided by Summit. Following extensive discussion, the Board voted to authorize the Committee to negotiate the terms of a proposed definitive merger agreement with Summit for its consideration.

     During the next several days, the Committee and Summit and their financial and legal advisors engaged in negotiations concerning the terms of a transaction and a proposed definitive merger agreement.

     On May 22, 1996, the Board, together with Advest and Central Jersey's legal counsel, met again to consider the proposed definitive merger agreement with Summit. At that meeting, Advest gave the Board its opinion that the consideration to be received by the shareholders of Central Jersey from Summit was fair from a financial point of view. After extensive discussion, the Central Jersey Board voted to approve the Merger Agreement.


REASONS FOR THE MERGER

     CENTRAL JERSEY. The Central Jersey Board believes that the Merger is in the best interests of Central Jersey and its shareholders. Accordingly, the Central Jersey Board has unanimously adopted the Merger Agreement. The Central Jersey
Board therefore unanimously recommends that Central Jersey shareholders vote "For" the approval of the Merger Agreement.

     In reaching its determination that the Merger is in the best interest of Central Jersey and its shareholders, the Central Jersey Board considered a number of factors both from a short-term and long-term perspective, including, without limitation, the following:

     (i) Central Jersey Board's familiarity with and review of Central Jersey's business, operations, financial condition, earnings and prospects and the financial condition, operating results and future prospects of Summit;

    (ii) The immediate and potential long term financial benefits to Central Jersey shareholders inherent in the Merger, including the Merger Consideration, a significantly increased dividend rate and the benefits related to enhanced liquidity and marketability of Summit's stock;

   (iii) the current and prospective economic environment and competitive and regulatory constraints facing financial institutions and particularly Central Jersey;

   (iv) the limited opportunities for growth and leveraging Central Jersey's capital and the opportunity for Central Jersey shareholders to participate in the future growth of Summit;

     (v) the ability to generate an acceptable return on equity without taking undue risk;

    (vi) Central Jersey Board's review, based in part on presentations by Advest and the due diligence reviews by the Committee, as well as its financial and legal advisors, of the business, operations, financial condition, earnings and prospects of parties who submitted indications of interest;

   (vii)  the  advice  of  Advest  that  a  business  combination with, and  the
          acquisition  proposal  by,  Summit   was   fair   to   Central  Jersey
          shareholders  from a financial  point of view;

  (viii)  Central  Jersey  Board's  review  of  the  differences   between   the
          proposed transactions;

    (ix) Central Jersey Board's evaluation of the risks to consummation of the Merger, including, among others, the risks associated with obtaining all necessary regulatory approvals without the imposition of any condition which differs from conditions customarily imposed in approving acquisitions of the type contemplated by the Merger Agreement and compliance with which would materially adversely affect the reasonably anticipated benefits of the transactions to Summit; and

     (x) the terms and conditions of the Merger Agreement, Stock Option Agreement and the other documents executed in connection with the Merger, including the ability to terminate the Merger if certain conditions, including a minimum price of the Summit Common are not met at Closing.

     In view of the variety of factors considered in connection with its evaluation of the Merger, the Central Jersey Board did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered in reaching its determination.

     THE CENTRAL JERSEY BOARD UNANIMOUSLY RECOMMENDS THAT CENTRAL JERSEY SHAREHOLDERS VOTE "FOR" APPROVAL OF THE MERGER AGREEMENT.

SUMMIT. The Summit Board has unanimously approved the Merger Agreement and has determined that the Merger is in the best interest of Summit and its shareholders. The Merger expands Summit's retail franchise and competitive position in key market areas and increases Summit's operating and marketing scales.


OPINION OF CENTRAL JERSEY'S FINANCIAL ADVISOR

     By letter dated December 28, 1995, Central Jersey's Board of Directors retained the services of Advest as financial advisor in connection with a possible acquisition transaction and, if an acquisition transaction eventuated, requested that Advest render a fairness opinion regarding the consideration to be received by the shareholders of Central Jersey, from a financial point of view.

     Advest is a nationally recognized investment banking firm and, as part of its investment banking business, is regularly engaged in the valuation of bank, bank holding company and thrift institution securities in connection with mergers, acquisitions, and other securities transactions. As the financial advisor to Central Jersey, Advest was involved in every stage of the discussions with various financial institutions that resulted in the offer by Summit, as well as the negotiations with Summit that resulted in the Merger Agreement.

     Advest has delivered a written opinion to Central Jersey's Board of Directors, dated as of May 22, 1996, to the effect that the consideration to be received by Central Jersey's shareholders, pursuant to the Merger Agreement, is fair, from a financial point of view. There were no limitations imposed by Central Jersey on Advest in connection with its rendering of the fairness opinion. Advest is a market maker in Central Jersey's stock.

     THE FULL TEXT OF ADVEST'S FAIRNESS OPINION, WHICH SETS FORTH ASSUMPTIONS MADE AND MATTERS CONSIDERED, IS ATTACHED AS APPENDIX B TO THIS PROXY STATEMENT-PROSPECTUS. CENTRAL JERSEY'S SHAREHOLDERS ARE URGED TO READ SUCH OPINION IN ITS ENTIRETY. ADVEST'S OPINION IS DIRECTED ONLY TO THE CONSIDERATION OFFERED IN THE MERGER AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY CENTRAL JERSEY SHAREHOLDER AS TO HOW SUCH SHAREHOLDER SHOULD VOTE AT THE ANNUAL MEETING. THE SUMMARY INFORMATION REGARDING ADVEST'S OPINION AND THE PROCEDURES FOLLOWED IN RENDERING SUCH OPINION SET FORTH IN THIS PROXY STATEMENT-PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

      In arriving at the opinion, Advest reviewed, among other things: (i) the Merger Agreement; (ii) the audited consolidated financial statements and management's discussion and analysis of the financial condition and results of operations of Summit for the three fiscal years ended December 31, 1995 and for Central Jersey for the three fiscal years ended March 31, 1996; (iii) the unaudited consolidated financial statements and management's discussion and analysis of the financial condition and results of operations for the interim period ending June 30, 1996 for Summit and for Central Jersey; (iv) certain financial information as filed with federal banking agencies for the three years ended December 31, 1995, as well as the six months ended June 30, 1996, for both Central Jersey and Summit; (v) financial analyses and forecasts of Central Jersey prepared by and/or reviewed with management of Central Jersey; (vi) the views of senior management of each of Central Jersey and Summit of their respective past and current business operations, results thereof, financial condition and future prospects; (vii) the reported price and trading activity for Central Jersey and Summit common stock, including a comparison of certain financial and stock market information for Central Jersey and Summit with similar information for certain other companies the securities of which are publicly traded; (viii) comparative financial and operating data on the banking industry and certain institutions which were deemed to be reasonably similar to both companies; (ix) certain bank mergers and acquisitions on a state, regional and nationwide basis for institutions which were deemed to be reasonably similar to Central Jersey and a comparison of the proposed financial consideration in the Merger with the consideration paid in other relevant mergers and acquisitions; (x) the pro forma impact of the Merger on Summit and Central Jersey; (xi) the Proxy Statement-Prospectus dated August___, 1996 and (xii) other financial information, studies and analyses. Advest performed such other investigations and took into account such other matters as Advest deemed appropriate.

     In performing its review, Advest assumed and relied upon, without independent verification, the accuracy and completeness of all the financial information, analyses and other information reviewed by and discussed with Advest. Advest did not make any independent evaluation or appraisal of specific assets, the collateral securing assets or the liabilities of Central Jersey or Summit or any of their subsidiaries, or the collectibility of any such assets (relying, where relevant, on the analyses and estimates of Central Jersey and Summit). With respect to the financial projections reviewed with management, Advest assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the respective managements of the respective future financial performances of each of Central Jersey and Summit. Advest also assumed that there has been no material change in Central Jersey's or Summit's assets, financial condition, results of operations, business or prospects since the date of the last financial statements made available to Advest.

     In connection with rendering its fairness opinion, to the Central Jersey Board of Directors, Advest performed a variety of financial analyses. The following is a summary of such analyses, but does not purport to be a complete description of the Advest analyses. The preparation of a fairness opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analyses or summary description. Advest believes that its analyses must be considered as a whole and that selecting portions of such analyses and the factors considered therein, without considering all factors and analyses, could create an incomplete view of the analyses and the processes underlying Advest's opinion.

     In performing its analyses, Advest made numerous assumptions with respect to industry performance, business and economic conditions and various other matters, many of which cannot be predicted and are beyond the control of Central Jersey, Summit or Advest. Any estimates contained in Advest's analyses are not necessarily indicative of future results or values, which may be significantly more or less favorable than such estimates. Estimates of values of companies do not purport to be appraisals or necessarily reflect the prices at which companies or their securities may actually be sold. No company or transaction utilized in Advest's analyses was identical to Central Jersey or Summit or the Merger. Because such estimates are inherently subject to uncertainty, Advest assumes no responsibility for their accuracy.


STOCK TRADING HISTORY

     Advest examined the history of trading prices for both Central Jersey common stock and Summit common stock for the periods from December 31, 1993 through July, 1996. Advest also examined the relationship between movements of the market prices for Central Jersey and Summit to movements in the Nasdaq bank stock index during the same period.

CONTRIBUTION ANALYSIS

     Advest prepared a contribution analysis showing the percentage contributed by Central Jersey to the combined company on a pro forma basis of assets, deposits, common equity and tangible common equity at June 30, 1996, and net income for the twelve months ended December 31, 1995 for Summit and March 31, 1996 for Central Jersey and six months ended June 30, 1996 for both companies. Advest then compared these percentages to the Central Jersey shareholder's pro forma ownership of Summit. This analysis showed that Central Jersey, as of June 30, 1996, would contribute 2.1% of pro forma consolidated assets, 2.1% of pro forma consolidated deposits, 3.0% of pro forma consolidated equity.

     During the first quarter ended March 31, 1996, Summit completed its merger with The Summit Bancorporation, Garden State Bancshares and The Flemington National Bank and Trust Company. In addition Summit initiated a supermarket branching program with Pathmark Supermarkets. As part of these mergers and consolidations and the new supermarket branch program, Summit incurred nonrecurring merger and restructuring charges of $70 million after tax. During the six months ended June 30, 1996, Central Jersey incurred nonrecurring merger related expenses of $236,000 after tax. After adjusting the net income of both companies for these nonrecurring merger and restructuring expenses, Central Jersey would contribute 2.1% of the pro forma net income for the twelve month fiscal 1995 period and 1.9% for the six month period ended June 30, 1996.

     Central Jersey shareholders would hold 2.5% of the pro forma ownership of the combined company.


COMPARABLE COMPANY ANALYSIS

     In undertaking its analysis, Advest compared the financial condition and financial operating performance of Central Jersey with a peer group of 14 savings institutions in New Jersey with between $250 to $750 million in assets. The review considered asset size, return on average assets and equity, the equity to assets ratio and the ratio of nonperforming assets to total assets, among other information. Compared to Central Jersey, which had a return on average assets of 1.06%, and return on average equity of 10.45%, based on annualized operating results for the three months ended March 31, 1996, and equity to assets ratio of 10.25% and nonperforming assets to total assets ratio of 1.55% at March 31, 1996, the peer group had a median return on average assets of .87%, and return on average equity of 8.21% based on annualized March 31, 1996 operating results, and an equity to average assets ratio of 10.16% and a nonperforming assets to total assets ratio of .86% at March 31, 1996. In sum, the peer group reported a weaker operating performance than Central Jersey, a lower level of nonperforming assets and a comparable equity to asset ratio.


ANALYSIS OF SELECTED MERGER TRANSACTIONS

     Advest reviewed certain financial data related to 217 acquisitions of thrift institutions, nationwide, with assets between $200 - $750 million announced since January 1, 1993, 42 of which were announced since January 1, 1995. Advest also reviewed selected regional acquisitions including the following transactions which were the most recent in the Mid-Atlantic region (identified by acquirer/acquiree): Valley National Bancorp/Lakeland First Financial, UJB Financial Corp./Bancorp New Jersey, F&M Bancorp/Home Federal Corp, Harris Savings Bank, MHC/First Harrisburg, Reliance Bancorp Inc./Sunrise Bancorp Inc., Sovereign Bancorp/First State Financial Services, Republic New York/Brooklyn Bancorp, Independence Community/Bay Ridge Bancorp and Dime Savings Bank of Williamsburgh/Conestoga Bancorp.

     Advest calculated median price as a multiple of the targets earnings for the last four quarters (trailing 12 months), and as a percentage of stated book value and tangible book value, and Advest calculated premium to tangible book value as a percentage of core deposits. For nationwide thrift transactions announced since January 1, 1995, the calculations yielded, as of the date of announcement of these transactions, the following averages: (i) price offered as a multiple of earnings of 17.2 times (17.9 times for regional transactions), compared with a multiple of 17.5 times associated with the Summit proposal; (ii) price offered as a percentage of book value of 145% (151% for regional transactions), compared with 158% associated with the Summit proposal; (iii) price offered as a percent of tangible book value of 146% (151% for regional transactions), compared with 170% associated with the Summit proposal; and (iv) premium to tangible book value as a percent of core deposits of 5.86% (7.43% for regional transactions), compared to 9.45% associated with the Summit proposal.

     No company or transaction used as a comparison in the above analysis is identical to Central Jersey, Summit or the Merger. Accordingly, an analysis of the results of the foregoing is not mathematical, rather it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the acquisition value of the companies to which they are being compared.


IMPACT ANALYSIS

     Advest analyzed the changes in the amount of fully diluted earnings per share and book value represented by the issuance of .875 of a share of Summit common stock for each share of Central Jersey common stock. The analysis evaluated, among other things, possible dilution or accretion in fully diluted earnings per share and book value per share for Summit. The analysis was based upon (i) June 30, 1996 balance sheet data for Summit and Central Jersey; (ii) net income for the six months ended June 30, 1996 for Summit and Central Jersey, as adjusted for the non-recurring merger and restructuring expenses; and (iii) net income for the twelve months ended December 31, 1995 for Summit and March 31, 1996 for Central Jersey.

     As of the time performed, these pro forma analyses indicated that the Merger would be approximately .15% and .21% dilutive to Summit's fully diluted earnings per share for the twelve months ended December 31, 1995 and six months ended June 30, 1996, respectively and approximately .06% dilutive to Summit's book value per share as of June 30, 1996, assuming no cost savings or Revenue enhancements were realized as a result of the Merger.

     Advest also analyzed the impact of the Merger on certain Summit values per Central Jersey share based on the Exchange Ratio of .875 of a share of Summit common stock for one share of Central Jersey common stock. That analysis, which was based on certain assumptions made by Advest, found that based on the proposed Exchange Ratio, Central Jersey's equivalent earnings per share would be $2.42 per share or 24% greater than the existing Central Jersey earnings per share for the twelve months ended March 31, 1996 and $1.33 or 34% greater than the existing Central Jersey earnings per share for the six month period ended June 30, 1996; that Central Jersey's equivalent book value per share would be $16.96 or 19% less than the existing Central Jersey book value per share; and that Central Jersey's equivalent dividend would be $.28 per share based upon the most recent Summit quarterly dividend declared on June 30, 1996 and paid August 1, 1996.

     Advest's engagement agreement provides that Central Jersey will pay Advest a transaction fee in connection with the Merger, a substantial portion of which is contingent upon consummation of the Merger. Under the terms of the agreement, Central Jersey agreed to pay Advest a fee equal to 1% of the aggregate consideration paid to shareholders and option holders in the Merger, or approximately $860,000 assuming a market price of $36 for Summit common stock), net of $225,000 in fees already paid to Advest in relation to the Merger (including $50,000 upon acceptance of the retainer agreement with Advest, $75,000 upon execution of the Merger Agreement and $100,000 upon delivery of the initial written fairness opinion) so that the total fees for Advest's engagement by Central Jersey, excluding reimbursement for out-of-pocket expenses, will not exceed 1% of the market value of the aggregate consideration in the Merger. While the payment of all or a significant portion of fees related to financial advisory services provided in connection with arms-length merger and other business combination transactions upon consummation of such transactions, as is the case with the Merger, might be viewed as giving such financial advisors a financial interest in the successful completion of such transactions, such compensation arrangements are standard and customary for transactions of the size and type of the Merger. Central Jersey has also agreed to indemnify Advest against certain liabilities, including liabilities under the federal securities laws.


STOCK OPTION AGREEMENT

     As an inducement and condition to Summit's willingness to enter into the Merger Agreement, Central Jersey (as issuer) entered into the Merger Option Agreement with Summit (as grantee). Pursuant to the Merger Option Agreement, Central Jersey granted the Central Jersey Option to Summit. The Central Jersey Option is an option to purchase 530,986 shares of Central Jersey Common at

$27.00 per share, exercisable as described below. The purchase of any shares of Central Jersey Common pursuant to the Central Jersey Option is subject to compliance with applicable law.

     Unless Summit is in breach of any material covenant or obligation contained in the Merger Agreement and, if the Merger Agreement has not terminated prior thereto, such breach would entitle Central Jersey to terminate the Merger Agreement, Summit may exercise the Central Jersey Option, in whole or in part, at any time and from time to time following the occurrence of a Purchase Event (as defined below); provided that the Central Jersey Option will terminate upon the earliest to occur of certain events, including:

     (1)  the time immediately prior to the Effective Time;

     (2) termination of the Merger Agreement prior to the occurrence of an Extension Event (as defined below) (other than a termination by Summit resulting from a volitional breach thereof by Central Jersey); or

     (3) 12 months after the termination of the Merger Agreement following the occurrence of an Extension Event (as defined below) or the termination of the Merger Agreement by Summit (unless the breach by Central Jersey giving rise to such right of termination is non-volitional).

     The term "Extension Event" shall mean the occurrence of certain events without Summit's prior written consent, including:

     (1) Central Jersey, its Board of Directors or any of its subsidiaries taking certain actions (each an "Acquisition Transaction" ), including recommending or entering into an agreement with any third party to effect (a) a merger, consolidation or similar transaction involving Central Jersey or any of its banking subsidiaries, (b) the purchase, lease, or other acquisition of 10 percent of more of the aggregate value of the assets or deposits of Central Jersey or any of its banking subsidiaries, (c) the purchase or other acquisition of 10 percent or more of the voting power of Central Jersey or any of its banking subsidiaries or (d) any substantially similar transaction, in each case except as otherwise permitted by the Merger Option Agreement;

     (2) any third party acquiring beneficial ownership or the right to acquire beneficial ownership of 10 percent or more of the aggregate voting power of Central Jersey or any of its banking subsidiaries;

     (3) any third party making a bona fide proposal to Central Jersey or its shareholders, by public announcement or written communication that is or becomes publicly disclosed, to engage in an Acquisition Transaction (including the commencement of a tender offer or exchange offer to purchase 10 percent or more of the aggregate voting power of Central Jersey or any of its banking subsidiaries);

     (4) after a proposal by a third party to Central Jersey or its shareholders to engage in an Acquisition Transaction, Central Jersey breaches (without cure) any representation or covenant in the Merger Agreement which would entitle Summit to terminate the Merger Agreement;

     (5)  any third party filing an  application  with any federal or state bank
          regulatory   authority  for  approval  to  engage  in  an  Acquisition
          Transaction;

     (6) failure of the shareholders of Central Jersey to approve the Merger Agreement or Central Jersey's Board of Directors shall have withdrawn or modified in a manner adverse to the consummation of the Merger, the recommendation of Central Jersey's Board with respect to the Merger Agreement, in each case after an Extension Event; or

     (7)  any Purchase Event (as defined below).

     The term "Purchase Event" shall mean either of the following events or transactions:

     (1) any third party acquiring beneficial ownership of 25 percent or more of the aggregate voting power of Central Jersey or any of its banking subsidiaries, except as otherwise permitted by the Merger Option Agreement; or

     (2) the occurrence of an Extension Event described in subparagraph (1) of the definition of "Extension Event" above, except that the percentage referred to in clauses (b) and (c) thereof shall be 25 percent.

     Upon the occurrence of certain events set forth in the Merger Option Agreement, at the election of Summit, the Central Jersey Option (or shares issued pursuant to the exercise thereof) must be converted into, or exchanged for, an option of another corporation or Central Jersey (the "Substitute Option"). In addition, the Merger Option Agreement grants certain registration rights ("Registration Rights") to Summit with respect to the shares represented by the Central Jersey Option. The terms of such Substitute Option and Registration Rights are set forth in the Merger Option Agreement.

     The Merger Option Agreement and the Central Jersey Option are intended to increase the likelihood that the Merger will be consummated according to the terms set forth in the Merger Agreement, and may be expected to discourage offers by third parties to acquire Central Jersey prior to the Merger.

     To the knowledge of Summit and Central Jersey, no event giving rise to the right to exercise of the Central Jersey Option has occurred as of the date of this Proxy Statement-Prospectus.

     Copies of the Merger Option Agreement are set forth in Appendix C to this Proxy Statement-Prospectus, and reference is made thereto for the complete terms of the Merger Option Agreement and the Central Jersey Option. The foregoing discussion is qualified in its entirety by reference to the Merger Option Agreement.


REGULATORY APPROVALS

     The  Merger is subject to  approval  by the  Federal  Reserve  Board  under section 4 of the  BankHolding  Company Act of 1956,  as amended (the "BHC Act").
Section 4 of the BHC Act provides that a bank holding company shall not acquire the voting shares of any company that is not a bank (including the shares of a savings association such as CJSB) unless the Federal Reserve Board determines that the transaction can reasonably be expected to produce benefits to the public that outweigh possible adverse effects such as undue concentration of resources, decreased or unfair competition, conflicts of interest, or unsound banking practices.

     Under the BHC Act, as interpreted by the Federal Reserve Board and the courts, the Federal Reserve Board may deny any application if it determines that the financial or managerial resources of the acquiring bank holding company are inadequate. The acquisition by Summit of more than 5% of Central Jersey's voting stock is subject to the same approval requirements as described above. Satisfactory financial condition, particularly with regard to capital adequacy, and satisfactory Community Reinvestment Act ratings are generally prerequisites to obtaining Federal Reserve Board approval to make acquisitions. All of Summit's subsidiary banks are currently rated "satisfactory" or better under the Community Reinvestment Act.

     An application with respect the Merger will be filed by Summit with the Federal Reserve Board. Regulations of the Federal Reserve Board under the BHC Act require notice of an application for approval of the Merger to be published in a newspaper of general circulation and in the Federal Register and that the public have at least 30 days to comment on the application. In the event one or more comments protesting approval of the application are received by the Federal Reserve Board within the time period provided for in the respective notices, the Federal Reserve Board's regulations permit the Federal Reserve Bank having jurisdiction over the applicant, acting on delegated authority from the Federal Reserve Board, to arrange a private meeting between the applicant and the protestors if the Federal Reserve Bank decides a private meeting would be appropriate. In addition, if an applicant or a protestor requests a hearing or if the Federal Reserve Board determines such to be appropriate, the Federal Reserve Board may order that a formal hearing on the application be held or that a proceeding permitting all interested parties to present their views orally before the Federal Reserve Board or its designated representative be conducted. Due to the possibility that a private meeting, public hearing or proceeding providing for oral presentation will be scheduled by the Federal Reserve Board following receipt of a protest, and due additionally to the procedures relating thereto, Federal Reserve Board processing of merger applications receiving one or more protests will generally take longer than the processing of merger applications not receiving such protests. The comment period relating to Summit's application for approval of the Merger expires on or about _____________ , 1996. As of the date of this Proxy Statement-Prospectus Summit has been advised by the Federal Reserve Board that it has received ___ comment protesting the Merger.

     Federal law provides that no person or entity acting directly or indirectly or through or in concert with one or more other persons, may acquire control of a federally-insured savings institution without written notice to the OTS and providing the OTS an opportunity to disapprove the proposed acquisition. The acquisition by Summit of more than 10% of Central Jersey's voting stock is subject to the same approval. The OTS must approve the application unless it determines that (i) the financial and managerial resources and future prospects of the applicant and association involved would be detrimental to the association or the insurance risk of the Savings Association Insurance Fund ("SAIF") or the Bank Insurance Fund ("BIF"); (ii) the applicant fails or refuses to furnish the information requested by the OTS; (iii) the acquisition would result in a monopoly, or would be in furtherance of any combination or conspiracy to monopolize or to attempt to monopolize the savings and loan business in any part of the United States; or (iv) the effect of the acquisition may be substantially to lessen competition or tend to create a monopoly, or the acquisition would in any other manner be in restraint of trade, unless the OTS finds that the anti-competitive effects of the proposed acquisition are clearly outweighed by the probable effect of the acquisition in meeting the convenience and needs of the community to be served.

     Regulations of the OTS require that notice of the application to the OTS for approval of the acquisition of Central Jersey bySummit must be published in a newspaper of general circulation within three days of the filing of the application and that the public have at least (20) days to comment on the application. Up to an additional 20 days extension to file comments may be obtained upon a showing of good cause if a written request is received by the OTS within the initial 20 day period.

     The OTS has adopted procedures applicable to protests to applications. Within 10 days following receipt of a timely protest, the OTS RegionalDirector makes a determination whether or not the protest is "substantial". If the protest is determined not to be substantial, then the application is processed the same as an unprotested application. If the protest is deemed substantial, then the Community Investment Officer attached to the Regional Office of OTS may attempt to mediate the differences between applicant and protestant and to establish a dialogue between the parties. At the request of a party filing a substantial protest, and if certain criteria are met, then oral argument on the application may be held before the Regional Director with a transcript made of the proceeding. The possibility of mediation by the Community Investment Officer and of oral argument before the OTSRegional Director means that the filing of a protest could result in delays in the processing of Summit's application to the OTS.

     Upon consummation of the Merger, CJSB is to become a wholly-owned subsidiary of Summit, thereby causing Summit to become a savings and loan holding company. OTS Regulations require that savings and loan holding companies must register with the OTS within 90 days after becoming a savings and loan holding company, and thereby become subject to OTS supervision and requirements. Summit intends to file a registration statement, which is effective upon filing, with the OTS promptly after consummation of the Merger.

     Summit must notify the New Jersey Commissioner of Banking in writing of its intent to acquire CJSB sixty (60) days prior to the proposed acquisition. The acquisition by Summit of 25% or more of Central Jersey's voting stock is subject to the same requirement. If the New Jersey Commissioner of Banking does not notify Summit that she disapproves the proposed acquisition during that period or during an additional thirty (30) day period immediately thereafter, Summit may consummate the acquisition. An acquisition may be made prior to the expiration of the disapproval period if the New Jersey Commissioner of Banking issues written notice of her intent not to disapprove the acquisition. The New Jersey Commissioner of Banking may disapprove a proposed acquisition if (i) the financial condition of the acquiring person is such as might jeopardize the financial stability of the state association or prejudice the interests of the depositors thereof; (ii) the competence, experience, or integrity of the acquiring person indicated that it would not be in the interest of the depositors of the state association or in the interests of the public to permit such person to control the state association; or (iii) the acquiring person neglects, fails, or refuses to furnish all the information required.

     Based on current precedents, the managements of Summit and Central Jersey anticipate that the Merger will be approved by the Federal Reserve Board, the OTS and the New Jersey Commissioner of Banking and Insurance. However, there is no assurance that the Federal Reserve Board, the OTS, the Antitrust Division of the United States Department of Justice or the New Jersey Commissioner of Banking will not challenge the Merger or that any approval by the Federal Reserve Board, the OTS or the New Jersey Commissioner of Banking will not contain conditions unacceptable to Summit or Central Jersey or both. Central Jersey shareholders should be aware that regulatory approvals of the Merger may be based upon different considerations than those that would be important to such shareholders in determining whether or not to approve the Merger. Any such approvals should in no event be construed by a Central Jersey shareholder as a recommendation by any regulatory agency with respect to the Merger.


INTERESTS OF CERTAIN PERSONS IN THE MERGER

     Directors and executive officers of Central Jersey have interests in the Merger that are in addition to their interests as Central Jersey shareholders. These interests are described in more detail below.


     INDEMNIFICATION

     In the Merger Agreement, Summit has agreed to indemnify and to advance expenses in matters that may be subject to indemnification to persons who served as directors and officers of Central Jersey or any subsidiary of Central Jersey on or before the Effective Time with respect to liabilities and claims (and related expenses including fees and disbursements of counsel) made against them resulting from their service as such prior to the Effective Time in accordance with and subject to the requirements and other provisions of the Summit Restated Certificate of Incorporation and By-Laws in effect on the date the Merger Agreement was executed and applicable provisions of law to the same extent as Summit is obliged thereunder to indemnify and advance expenses to its own directors and officers with respect to liabilities and claims made against them resulting from their service to Summit.

     In the Merger Agreement, Summit also agreed that, for a period of six (6) years after the Effective Time, Summit would use its best efforts to provide to the persons who served as directors or officers of Central Jersey or any subsidiary of Central Jersey on or before the Effective Time insurance against liabilities and claims (and related expenses) made against them resulting from their service as such prior to the Effective Time comparable in coverage to that provided by Summit to its own directors and officers, but, if not available on commercially reasonable terms, then coverage substantially similar in all material respects to the insurance coverage provided to them in such capacities on the date of the Merger Agreement; provided that in no event is Summit required to expend more than 200% of the amount expended by Central Jersey prior to the execution of the Merger Agreement for its insurance coverage. Summit has agreed to use its best efforts to obtain as much comparable insurance as is available for this amount. Central Jersey must renew any existing insurance or purchase any "discovery period" insurance provided for under existing insurance at Summit's request.


     EMPLOYMENT AGREEMENTS

     L. Doris Fritsch and Emile LeLand, Jr. are parties to employment agreements with CJSB, effective April 1, 1984, and amended on June 25, 1985, October 22, 1986, June 1, 1988, July 15, 1992 and March 20, 1996, pursuant to which Mrs. Fritsch is employed as President and Chief Executive Officer of CJSB and Mr. LeLand is employed as Senior Vice President of CJSB which provide, respectively, among other things, that if Mrs. Fritsch's or Mr. LeLand's employment is terminated without cause, (or by Mrs. Fritsch or Mr. LeLand, respectively, with or without cause) upon or following a "Change of Control" of CJSB (which as defined therein, would include the Merger) Mrs. Fritsch and Mr. LeLand are entitled to a lump sum payment equal to 2.99 times "base amount", as defined in section 280G of the Code, and are entitled to coverage under Central Jersey's employee benefit plan for four years. The agreements also provide that payments received in connection with a change in control will be reduced to the extent necessary to avoid the imposition of an excise tax under federal tax laws. Mrs. Fritsch's and Mr. LeLand's minimum annual salary under their employment agreements are $231,000 and $146,000 respectively.

     John J. Doherty is a party to a employment agreement with CJSB, dated October 21, 1987, as amended October 1, 1989, July 15, 1992 and March 20, 1996 pursuant to which Mr. Doherty is employed as Vice President and Chief Financial Officer of CJSB, which provides, among other things, that if Mr. Doherty's employment is terminated (including by Mr. Doherty), without cause, upon or after a "Change of Control" of CJSB (which as defined therein would include the Merger), Mr. Doherty is entitled to receive a lump sum payment equal to 2.99 times his "base amount" as defined in section 280G of the Code. The agreement also provides that payments thereunder will be reduced to the extent necessary to avoid the imposition of an excise tax under federal tax law. Mr. Doherty is also entitled to receive coverage under CJSB's employee benefit plans for the greater of the remaining term of the agreement or one year. Mr. Doherty's minimum salary under his employment agreement is $100,000.

     If, pursuant to the "Change of Control"provisions described above, payments were required to be made to Mrs. Fritsch and Messrs. LeLand and Doherty, the estimated amount of such payments would be $726,000, $435,000 and $280,000, respectively.

     Pursuant to the Merger Agreement, Summit shall assume the obligations of Central Jersey with respect to the foregoing employment agreements.


     CENTRAL JERSEY SAVINGS BANK SEVERANCE PLANS

     CJSB maintains a severance plan for officer/assistant officer employees (The "Officer Plan") as well as a severance plan for non-officer employees (the "Non-Officer Plan"). Pursuant to the Officer Plan, officers whose positions have been eliminated as a result of a restructuring, reorganization or downsizing of CJSB's operations are eligible to receive severance pay at a rate of two weeks of pay for each year of completed service, to a maximum benefit of 52 weeks, with a minimum of five weeks of pay without regard to length of service and assistant officers are eligible to receive one and one half weeks of pay for each year of completed service, up to a maximum of 52 weeks, with a minimum of three weeks of pay regardless of length of service (unless among other things, such officer or assistant officer is offered reassignment or voluntarily terminates his/her employment). Under the Non-Officer Plan, participants are entitled to receive one week of pay for each year of completed service, to a maximum of 30 weeks. Lump sum payments of severance pay shall be paid as of the effective date of the Merger to participants who will have their employment terminated within 30 days of the Merger.

     Pursuant to the Merger Agreement, Summit shall assume the obligations of Central Jersey with respect to the foregoing severance plans, excluding persons who are covered by employment agreements.


     CENTRAL JERSEY SAVINGS BANK STOCK OPTION PLANS

     As described under "THE MERGER--Central Jersey Director and Employee Stock Options", pursuant to the Merger Agreement, at the Effective Time, holders of Central Jersey Options are entitled to receive payment of the Cash Value of their Central Jersey Options, including Stock Options which are not otherwise currently exercisable, in cash or shares of Summit Common.

     The following table sets forth certain information relating to Central Jersey Stock Options held by Mrs. Fritsch, Messrs. LeLand, Doherty and Sievewright and all directors and executive officers of Central Jersey as a group as follows: (i) the number of Central Jersey Options held by such persons;
(ii) the number of Central Jersey Options held by such person that are currently exercisable; (iii) the number of Central Jersey Options that will be accelerated as a result of the Merger; (iv) the weighted average exercise price of currently exercisable Central Jersey Options; (v) the weighted average exercise price for Central Jersey Options that will be accelerated as a result of the Merger and
(vi) the aggregate Cash Value of Central Jersey Options based upon the closing sale price of Summit Common on , 1996.

                                                                                         WEIGHTED
                                                                           WEIGHTED       AVERAGE
                                                                            AVERAGE      EXERCISE
                                                               OPTIONS     EXERCISE      PRICE OF
                                                             ACCELERATED   PRICE OF       OPTIONS     AGGREGATE
                                                   OPTIONS   AS A RESULT    OPTIONS     ACCELERATED     CASH
                                       OPTIONS    CURRENTLY    OF THE      CURRENTLY  AS A RESULT OF  VALUE OF
                                        HELD     EXERCISABLE   MERGER     EXERCISABLE   THE MERGER     OPTIONS
                                      --------   ----------  ----------   ----------    -----------   ---------

L. Doris Fritsch ..................    51,830      51,830         -0-        $9.08           $--       $
Emile L. LeLand, Jr. ..............    25,408      25,408         -0-         9.29            --
John J. Doherty ...................    14,987      14,987         -0-        18.71            --
William M. Sievewright ............     5,854       3,544       2,310        12.68         13.42
Directors and Executive
  Officers as a Group
  (20 persons total) ..............   152,504     139,513      12,991        10.83         16.48


DIRECTORS QUALIFYING SHARES

     Each of the directors of CJSB owns one-fiftieth (1/50) of a share of CJSB common stock which was acquired to satisfy a state banking law requirement that directors of a capital stock association be a shareholder of such association. Pursuant to a shareholders agreement between Central Jersey and the directors of CJSB, upon the occurrence of a "Repurchase Event" (in general, when a director ceases to be a director of CJSB or upon the election of Central Jersey to purchase such shares) such shares will be repurchased for consideration limited to the original purchase price paid. The directors of CJSB purchased their 1/50 of a share at prices ranging from $580-$760.


THE MERGER AGREEMENT


     AMENDMENT

     Central Jersey and Summit may jointly amend the Merger Agreement at any time; provided, however, that, after the Annual Meeting, no amendment may reduce the amount of, or change the form of consideration to be received by Central Jersey shareholders unless such modification is submitted to a vote of Central Jersey shareholders.


     CENTRAL JERSEY COVENANTS

     Pursuant to the Merger Agreement, Central Jersey has covenanted, among other things, that, until termination of the Merger Agreement, Central Jersey will advise Summit of any material adverse change in Central Jersey's business and certain other circumstances, and the business of Central Jersey and its subsidiaries will be carried on diligently and substantially in the same manner as prior to the execution of the Merger Agreement. Furthermore, until termination of the Merger Agreement, without the prior written consent of Summit, Central Jersey will not declare or pay any cash dividend at a quarterly rate in excess of the greater of $.12 per share or the product of the dividend most recently declared by Summit multiplied by the Exchange Ratio, and will refrain from taking certain other actions, including certain actions relating to changes in its capital stock, the incurrence of liabilities and the issuance of capital stock.

     Central Jersey also has agreed that, until termination of the Merger Agreement or the Effective Time, neither Central Jersey nor any of its subsidiaries nor any of the officers or directors of Central Jersey or its subsidiaries shall, and that Central Jersey shall direct and use its best efforts to cause its employees, agents, affiliates and representatives (including investment bankers, brokers, financial or investment advisors, attorneys or accountants retained by Central Jersey of any of its subsidiaries) not to (i) initiate, solicit or encourage, directly or indirectly, any inquiries or the making of any proposal or offer, including any tender offer or exchange offer, or proposal concerning a merger, consolidation, business combination, takeover transaction involving Central Jersey or any of its subsidiaries, or the acquisition of any assets or any securities of, Central Jersey or any of its subsidiaries ("Acquisition Proposal") or (ii) except to the extent legally required for the discharge by the Central Jersey Board of its fiduciary duties, as advised by written opinion of Central Jersey's counsel furnished to Summit, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, or enter into any agreement or agreement in principle with any person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal. In addition, Central Jersey agreed to notify Summit by telephone to its chief executive officer or general counsel promptly upon receipt of any inquiry with respect to a proposed Acquisition Proposal with another person or receipt of a request for information from any governmental or regulatory authority with respect to a proposed acquisition of Central Jersey or any of its subsidiaries or assets by another party and to immediately deliver by facsimile transmission to such Summit officer a copy of any document relating thereto promptly after any such document is received by Central Jersey.

     In order to ensure that Central Jersey shareholders would be paid at least one, but no more than one, dividend in the calendar quarter in which the Merger is consummated, Central Jersey agreed in the Merger Agreement to coordinate with Summit the declaration of any dividends and the setting of any record or payment dates.

     SUMMIT COVENANTS

     Pursuant to the Merger Agreement, Summit has covenanted, among other things, that, until termination of the Merger Agreement, Summit will advise Central Jersey of any material adverse change in Summit's business and certain other circumstances, and will use its best efforts to preserve its business organization intact and its relationship with customers and others having business dealings with it.

     Summit has also agreed to permit employees of Central Jersey who become employees of Summit to participate in pension, savings and health and welfare plans to the extent maintained by Summit unless a comparable plan of Central Jersey is retained; provided, however, that Central Jersey employees shall not be entitled to participate automatically in benefit plans, programs or arrangements of Summit not maintained by Summit for its employees generally. Summit has also agreed to assume the obligations of Central Jersey with respect to employment agreements and, with the exception of the persons who are covered by employment agreements, severance pay plans.


     CONDITIONS TO THE MERGER; TERMINATION

     The obligations of both parties to consummate the Merger are subject to the satisfaction of certain conditions including: (1) approval of the Merger Agreement by the requisite vote of the holders of Central Jersey Common; (2) receipt of all required regulatory approvals by Summit and Central Jersey without such approvals containing restrictions or limitations, which, in the reasonable opinion of Summit or Central Jersey, would materially adversely affect the financial condition of Summit following the consummation of the Merger and the expiration of any waiting periods required by such approvals; (3) effectiveness of the registration statement; (4) the receipt by Summit and Central Jersey of an opinion from Thompson Coburn as to certain federal income tax consequences of the Merger; (5) the shares of Summit Common to be issued in the Merger having been approved for listing on the NYSE, subject to official notice of issuance; (6) the receipt of an opinion from Advest regarding the fairness from a financial part of view of the consideration to be received by the shareholders of Central Jersey in the Merger; (7) the absence of material litigation; (8) the absence of regulatory agreements relating to the parties;
(9) the delivery of officers certificates by Central Jersey and Summit; and (10) other customary conditions described in the Merger Agreement. Any of such conditions may be waived by the party for whose benefit the condition was included. However, the Merger will not be consummated without the receipt of the requisite regulatory approvals.

     Either party may terminate the Merger Agreement if (1) Central Jersey Shareholders fail to approve the Merger Agreement by the requisite vote, (2) the other party materially breaches a warranty, representation or covenant and such breach is not cured or capable of being cured within 30 days of the giving of written notice thereof (provided that the terminating party is not in material breach of any representation, warranty, covenant or other agreement), (3) on the Closing Date, all the conditions precedent to such parties obligations to close are not met, (4) Advest is unable to deliver to Central Jersey an opinion as to the fairness of the transaction, (5) or for any other reason the Merger has not been closed by March 31, 1997. In addition, the parties may terminate the Merger Agreement at any time by mutual agreement.

     In addition, the Central Jersey Board may terminate the Merger Agreement if the Average Price on the Determination Date is less than $28.75.


     EXPENSES

      In the event that the Merger Agreement is terminated by either party, each party shall be mutually released and discharged from liability to the other party or to any third party hereunder, and no party shall be liable to any other party for any costs or expenses incurred in connection with the Merger Agreement, except that the expenses incurred in connection with the printing of this Proxy Statement-Prospectus and the Registration Statement and the filing fees with the Commission, the Federal Reserve Board, the New Jersey Department of Banking and Insurance, the OTS and the NYSE shall be borne equally by Central Jersey and Summit. Notwithstanding the foregoing, should either party terminate the Merger Agreement because the other party has materially breached a warranty, representation or covenant or because the other party has not met it conditions to Closing, then the first party shall be reimbursed by the second party for the first party's out-of-pocket expenses reasonably incurred in connection with the Merger Agreement, including counsel fees, printing fees and filing fees, but excluding any brokers', finders' or investment bankers' fees.


CHARTER AND BY-LAWS OF SURVIVING CORPORATION

     Pursuant to the Merger Agreement, the Restated Certificate of Incorporation and By-Laws of Summit, as in effect at the Effective Time, will be the Certificate of Incorporation and By-Laws of the Surviving Corporation in the Merger unless and until amended.


BOARD OF DIRECTORS AND OFFICERS OF SURVIVING CORPORATION

     The Merger Agreement provides that the directors and officers of Summit immediately prior to the Effective Time will continue to be the directors and officers, respectively, of the Surviving Corporation.


NO DISSENTERS' RIGHTS

     Under applicable New Jersey law, no dissenters' rights of appraisal are available to holders of Central Jersey Common in connection with the Merger.


NEW YORK STOCK EXCHANGE LISTING

     Summit has agreed in the Merger Agreement to use its best efforts to cause the shares of Summit Common to be issued in the Merger to be listed on the NYSE. Listing of such shares of Summit Common on the NYSE (subject to official notice of issuance) is a condition to the consummation of the Merger.


ACCOUNTING TREATMENT

     It is anticipated that the Merger, when consummated, will be accounted for as a purchase.


CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

     The following discussion is based upon an opinion of Thompson Coburn, counsel to Summit ("Counsel"), and except as otherwise indicated, reflects Counsel's opinion. The discussion is a summary of the material United States federal income tax ("federal income tax") consequences of the Merger to certain Central Jersey shareholders and does not purport to be a complete analysis or listing of all potential tax considerations or consequences relevant to a decision whether to vote for the approval of the Merger Agreement. The discussion does not address all aspects of federal income taxation that may be applicable to Central Jersey shareholders in light of their status or personal investment circumstances, nor does it address the federal income tax consequences of the Merger that are applicable to Central Jersey shareholders subject to special federal income tax treatment including (without limitation) foreign persons, insurance companies, tax-exempt entities, retirement plans, dealers in securities, persons who acquired their Central Jersey Common pursuant to the exercise of employee stock options or otherwise as compensation, and persons who hold their Central Jersey Common as part of a "straddle", "hedge" or "conversion transaction". In addition, the discussion does not address the effect of any applicable state, local or foreign tax laws, or the effect of any federal tax laws other than those pertaining to the federal income tax. As a result, each Central Jersey shareholder is urged to consult his or her own tax advisor to determine the specific tax consequences of the Merger to such shareholder. The discussion assumes that shares of Central Jersey Common are held as capital assets (within the meaning of Section 1221 of the Code) at the Effective Time.

     Central Jersey has received an opinion from Counsel to the effect that, assuming the Merger occurs in accordance with the Merger Agreement, the Merger will constitute a "reorganization" for federal income tax purposes under Section 368(a)(1) of the Code, with the following federal income tax consequences:

   (1) Central Jersey shareholders will recognize no gain or loss as a result of the exchange of their Central Jersey Common solely for shares of Summit Common pursuant to the Merger, except with respect to Cash in Lieu with regard to fractional shares, if any, as discussed below.

   (2) The aggregate adjusted tax basis of the shares of Summit Common received by each Central Jersey shareholder in the Merger (including any fractional share of Summit Common deemed to be received, as described in paragraph 4 below) will be equal to the aggregate adjusted tax basis of the shares of Central Jersey Common surrendered.

   (3) The holding period of the shares of Summit Common received by each Central Jersey shareholder in the Merger (including any fractional share of Summit Common deemed to be received, as described in paragraph 4 below) will include the holding period of the shares of Central Jersey Common exchanged therefor.

   (4) A Central Jersey shareholder who receives the Cash In Lieu Amount with regard to a fractional share of Summit Common will be treated as if the fractional share had been received by such shareholder in the Merger and then redeemed by Summit in return for the Cash In Lieu Amount. The receipt of such cash will cause the recipient to recognize capital gain or loss equal to the difference between the amount of cash received and the portion of such holder's adjusted tax basis in the shares of Summit Common allocable to the fractional share.

     Counsel's opinion is subject to the conditions and customary assumptions that are stated therein and relies upon various representations made by Summit, Central Jersey, and certain shareholders of Central Jersey. If any of these representations or assumptions is inaccurate, the tax consequences of the Merger could differ from those described herein. Counsel's opinion is also based upon the Code, regulations proposed or promulgated thereunder, judicial precedent relating thereto, and current administrative rulings and practice, all of which are subject to change. As such change, which may or may not be retroactive, could alter the tax consequences discussed herein. The receipt of Counsel's opinion again as of the date of the closing of the Merger is a condition to the consummation of the Merger. An opinion of counsel, unlike a private letter ruling from the Internal Revenue Service ("Service"), has no binding effect . The Service could take a position contrary to Counsel's opinion and, if the matter were litigated, a court may reach a decision contrary to the opinion. Neither Summit nor Central Jersey has requested an advance ruling as to the federal income tax consequences of the Merger, and the Service is not expected to issue such a ruling.

     THE FOREGOING IS A SUMMARY OF THE MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER TO CERTAIN CENTRAL JERSEY SHAREHOLDERS AND DOES NOT TAKE INTO ACCOUNT THE PARTICULAR FACTS AND CIRCUMSTANCES OF EACH CENTRAL JERSEY SHAREHOLDER'S TAX STATUS AND ATTRIBUTES. AS A RESULT, THE FEDERAL INCOME TAX CONSEQUENCES ADDRESSED IN THE FOREGOING DISCUSSIONS MAY NOT APPLY TO EACH CENTRAL JERSEY SHAREHOLDER. ACCORDINGLY, EACH CENTRAL JERSEY SHAREHOLDER SHOULD CONSULT HIS OR HER OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES OF THE MERGER, INCLUDING THE APPLICATION AND EFFECT OF FEDERAL, STATE, LOCAL AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL AND OTHER TAX LAWS.

RESALE OF SUMMIT COMMON

     The shares of Summit Common into which shares of Central Jersey Common are converted on the Effective Date will be freely transferable under the Securities Act except for shares issued to any shareholder who may be deemed to be an "affiliate" of Central Jersey for purposes of Rule 145 under the Securities Act as of the date of the Annual Meeting. Affiliates may not sell their shares of Summit Common acquired in connection with the Merger except pursuant to an effective registration statement under the Securities Act covering such shares or in compliance with Rule 145 under the Securities Act or another applicable exemption from the registration requirements of the Securities Act. Persons who may be deemed to be affiliates of Central Jersey generally include individuals or entities that control, are controlled by or are under common control with Central Jersey and may include certain officers and directors of Central Jersey as well as principal shareholders of Central Jersey.

     Central Jersey agreed in the Merger Agreement to use its best efforts to cause each director, executive officer and other persons deemed in the opinion of Central Jersey's counsel to be affiliates of Central Jersey to enter into an agreement with Summit providing that such persons agree to be bound by the restrictions of Rule 145.

DIFFERENCES IN SHAREHOLDERS' RIGHTS

     Because Summit and Central Jersey are both New Jersey business corporations, any differences in rights of holders of their respective stock are due to differences in the certificates of incorporation and by-laws of the two companies. Certain of the rights of Central Jersey shareholders described below that are contained in the Certificate of Incorporation or By-Laws of Central Jersey and that are not contained in the Restated Certificate of Incorporation or By-Laws of Summit are deemed to have an anti-takeover effect and will not be available to Central Jersey shareholders as Summit shareholders; however, certain rights provided for by the Restated Certificate of Incorporation or By-Laws of Summit are also deemed to have an anti-takeover effect and will be available to Central Jersey shareholders but only after becoming Summit shareholders. The following is a summary explanation of the material differences between the rights of shareholders of Central Jersey and the rights of shareholders of Summit. This summary is qualified in its entirety be reference to the governing documents of Central Jersey and Summit referred to above.


     CLASSIFIED BOARD AND RELATED PROVISIONS:

     CENTRAL JERSEY. The Certificate of Incorporation and By-Laws of Central Jersey divides the Central Jersey Board into three classes, with each class of directors serving a staggered term of the three years. Each class of directors must consist, as nearly as possible, of one third of the number of directors constituting the entire Central Jersey Board. Presently there are four directors in Class A, three directors in Class B and three directors in Class C.

     The By-Laws of Central Jersey require that any resolution of the Central Jersey Board between Annual Meetings increasing the number of directors on the Central Jersey Board be approved by the affirmative vote of (i) 75% of directors holding office and (ii) a majority of any directors who were original members of the Board of Directors of Central Jersey elected by the public shareholders of Central Jersey prior to the time any individual became the beneficial owner in excess of 10% of the voting stock of Central Jersey;

     SUMMIT. The Restated Certificate of Incorporation of Summit provides that the Summit Board shall consist of not less than five and not more than forty persons and divides the Summit Board into three classes, with each class of directors serving a staggered term of three years. Each class of directors must consist, as nearly as possible, of one third of the number of directors constituting the entire Summit Board. Presently there are seven directors in Class I, six directors in Class II and six directors in Class III.

     The Restated Certificate of Incorporation of Summit further requires that resolutions increasing the number of directors be approved by 80% of, as the case may be, directors holding office or shares of capital stock of Summit entitled to vote generally in the election of directors, voting as a single class.

     The Restated Certificate of Incorporation of Summit also provides that the affirmative vote of the holders of 80% or more of the combined voting shares of Summit, voting as a single class, is required to amend, repeal or take any action inconsistent with the classified board of directors or the requirement for an 80% affirmative vote to approve any increase in the number of directors.


     MEETINGS AND CONSENTS.

     CENTRAL JERSEY. Central Jersey's Certificate of Incorporation and By-Laws provide that a special meeting of shareholders may be called for any purpose only upon the affirmative vote of 75% of the entire Board of Directors and may not be called by Central Jersey's shareholders. With the exception of certain business combinations which require a meeting of shareholders, the Certificate of Incorporation of Central Jersey does not contain a provision prohibiting shareholders voting by written consent in lieu of a meeting. Accordingly, under the New Jersey Business Corporation Act, any action required or permitted to be taken at a meeting of shareholders may be taken without a meeting upon the written consent of shareholders who would have been entitled to cast the minimum number of votes necessary to authorize such action at a meeting at which all shareholders entitled to vote thereon were present and voting except that the unanimous consent is required for mergers, consolidations, sales of substantially all of the assets and the election of directors.

     SUMMIT. Under Summit's By-laws, except as otherwise provided by law, special meetings may be called only by the Chairman, Vice Chairman, President or majority of the entire Board. The Restated Certificate of Incorporation of Summit requires that all actions by the shareholders of Summit be taken at a duly called annual or special meeting of Summit's shareholders or by the unanimous, but not less than unanimous, written consent of the shareholders. An additional provision in the Restated Certificate of Incorporation of Summit provides that the affirmative vote of the holders of 80% or more of the combined voting shares of Summit, voting as a single class, is required to amend, alter, repeal or take any action inconsistent with this requirement. Under the Summit By-laws, except as otherwise required by law or Summit's Restated Certificate of Incorporation, all actions by shareholders must be taken at a meeting unless the Board determines that such action shall be taken by written consent.


     FAIR PRICE PROVISION, EVALUATION OF BUSINESS COMBINATIONS
     AND SHAREHOLDER RIGHTS PLAN.

     CENTRAL JERSEY FAIR PRICE PROVISION. The Certificate of Incorporation of Central Jersey contains a provision requiring an affirmative vote at a meeting of shareholders, of the holders of (i) at least 75% of the voting power of the outstanding shares of Central Jersey entitled to vote in the election of directors ("Voting Shares") and (ii) a majority of the voting power of the shares of Central Jersey outstanding, not including those shares beneficially owned by a "Related Person" (generally a holder of 10% or more of the voting stock or an affiliate or associate thereof), to approve a "Business Combination" (as defined below) with a Related Person unless the transaction is either (i) approved by 75% of the entire Central Jersey Board at any time at which the relevant Related Person was not a Related Person (ii) approved by 75% of the entire Central Jersey Board, including a majority of directors who had been elected by the public shareholders of Central Jersey prior to the time a Related Person became the beneficial owner of 10% or more of the Voting Shares of Central Jersey ("Continuing Directors" ); or (iii) is at a minimum fair price (as determined in Central Jersey's Certificate of Incorporation) during a specified time period and pursuant to certain procedural requirements AND, among other things, the Related Person, prior to the consummation of the Business Combination, shall not have taken certain actions to reduce the representation by Continuing Directors on the Board below the ratio that the number of Voting Shares of Central Jersey not held by Related Persons bears to all Voting Shares outstanding or to acquire a greater holding of Voting Shares. "Business Combinations" subject to the above described approval and fair price provisions are defined to, among other things, include: mergers and consolidations with a Related Person or affiliate thereof; the disposition of assets equaling or exceeding 10% of the combined consolidated assets of Central Jersey and it subsidiaries to a Related Person or affiliate thereof; any reclassification of securities or recapitalization or other transaction which would, directly or indirectly, increase the proportionate share of the outstanding shares of any class of equity or convertible securities directly or indirectly owned by a Related Person or affiliate thereof.

     EVALUATION OF OFFERS. The Certificate of Incorporation of Central Jersey further provides that the Central Jersey Board, when evaluating any offer of another person to make a Business Combination (as defined above) or tender or exchange offer shall, in connection with the exercise of its judgment in determining what is in the best interest of Central Jersey, CJSB and the shareholders of Central Jersey shall, in addition to considering the adequacy of the amount to be paid in connection with any such transaction, give due consideration to all relevant factors, including, without limitation, the social and economic effects of the transaction on Central Jersey and its subsidiaries, loan and other customers, depositors, borrowers, creditors and employees and other elements of the communities in which Central Jersey and CJSB operate or are located; on the business and financial condition and earnings prospects of the acquiring entity and the competence, experience and integrity of the acquiring entity's management. Summit's Restated Certificate of Incorporation does not contain a similar provision. However, New Jersey corporation law provides that a director of a New Jersey corporation, in discharging his or her duties to the corporation and in determining what he or she reasonably believes to be in the best interests of the corporation, may, in addition to considering the effects of any action on shareholders, consider any of the following: (a) the effects of the action on the corporation's employees, suppliers, creditors and customers; (b) the effects of the action on the community in which the corporation operates; and (c) the long-term as well as the short-term interests of the corporation and its shareholders, including the possibility that these interests may best be served by the continued independence of the corporation. Determinations resulting in the rejection of a proposal or offer to acquire the corporation are expressly covered by this provision of the New Jersey Business Corporation Act.

     SUMMIT SHAREHOLDER RIGHTS PLAN. Summit has in effect a shareholder rights plan pursuant to which holders of shares of Summit Common possess one preferred stock purchase right for each share of Summit Common held by them. Each preferred stock purchase right entitles the holder to buy, as of the close of business on the tenth day following the occurrence of certain takeover-related events ("effective time"), one-hundredth of a share of a new series of Preferred Stock, designated the Series R Preferred Stock, at $90 per one-hundredth share ("exercise price"), with full shares having rights per share equal to 100 times the rights of Summit Common with respect to voting, dividends and distributions upon liquidation or merger as well as entitling the holder to an additional preferential dividend. Upon the occurrence of certain subsequently occurring events, holders of the preferred stock purchase rights become entitled to purchase either shares of the Series R Preferred Stock (if not already purchased) or a number of shares of the "acquiring person" (as defined in the rights plan) equal in market value to twice the exercise price of the preferred stock purchase right. The Summit Board has the power to redeem the preferred stock purchase rights at any time but, after the preferred stock purchase rights become exercisable, it may do so only upon the majority vote of non-management directors in connection with a business combination it has approved. For a further description of Summit's shareholder rights plan, see "DESCRIPTION OF SUMMIT CAPITAL STOCK -- Shareholder Rights Plan." The combination of prohibitive dilution of the acquiring person's share values and the power of the Summit Board to redeem the preferred stock purchase rights is intended to encourage potential acquiring persons to negotiate with the Summit Board with respect to the terms of any acquisition or business combination and, to the extent possible, discourage or defeat partial or two-tiered acquisition proposals.

     Central Jersey has not adopted a shareholder rights plan.


     NOMINATIONS TO THE BOARD, SHAREHOLDER PROPOSALS AND CONDUCT OF MEETINGS.

     CENTRAL JERSEY. The By-Laws of Central Jersey provide for the Central Jersey Board to designate either the Chairman of the Board or the President of Central Jersey to preside at all meetings of Shareholders, or an alternate officer in their absence. Pursuant to the Central Jersey's By-Laws the Central Jersey Board acts as a nominating committee for selecting the management nominees for election as directors. Holders of Central Jersey Common may nominate directors for election by providing written notice of the nominee's name, age, occupation, address, number of shares held and certain other information to Central Jersey's Secretary not less then thirty (30) days prior to the meeting. The Central Jersey Board may reject any shareholder nomination to the Central Jersey Board which is not timely made. Holders of Central Jersey Common may not cumulate their votes in election of directors.

     SUMMIT. The By-Laws of Summit contain provisions that empower the Summit Board to adopt rules, regulations and procedures governing meetings of Summit shareholders and empower the chairman of a meeting of Summit shareholders, subject to the rules and regulations adopted by the Summit Board, to adopt such rules, regulations and procedures and to take such actions that the chairman deems necessary, appropriate or convenient for the proper conduct of a shareholder meeting. The Summit By-Laws also contain provisions that (1) establish rules governing nominations for director and shareholder proposals made at meetings of shareholders and, in general, empower the chairman of an annual meeting to disallow nominations and shareholder proposals that are not made at least 80 days in advance of the particular annual meeting or that otherwise fail to comply with the requirements of the By-Laws and (2) establish rules governing nominations for directors made at special meetings of shareholders and empower the chairman of a special meeting to disallow nominations that are not made at least 70 days prior to such special meeting or the 10th day following the day on which public announcement of such special meeting is first made or that otherwise fail to comply with the requirements of the By-Laws. Holders of Summit Common may not cumulate their votes in elections of directors.


     VOTE REQUIRED FOR CHARTER AND BY-LAW AMENDMENTS

     CENTRAL JERSEY. The Central Jersey Certificate of Incorporation provides that the sections thereof relating to Business Combinations, classification of the Board of Directors and removal of directors may not be amended without the affirmative vote of a majority of the entire Board of Directors and the Continuing Directors AND the affirmative vote of the holders of 75% of the outstanding shares entitled to vote in the election of directors and the holders of a majority of the outstanding shares that are not beneficially owned by a

Related Person, unless such amendment is recommended to shareholders by the vote of 75% of the entire Board ofDirectors and a majority of the Continuing
Directors, in which case such amendment shall only require the vote required under the New Jersey Business Corporation Act and the CentralJersey Certificate of Incorporation and By-Laws. Further, the CentralJersey Certificate of Incorporation provides that no amendment thereto shall be made unless first proposed by the Board upon the affirmative vote of a majority of the Continuing Directors, and thereafter approved by the holders of a majority of the total votes entitled to vote thereon. The Central Jersey Certificate of Incorporation and By-Laws provide that the By-laws may be amended (1) by the Board upon the affirmative vote of 75% of the entire Board ofDirectors and a majority of the Continuing Directors or (2) by the shareholders of Central Jersey at a special or annual meeting thereof upon the affirmative vote of not less than 75% of the shares entitled to vote in the election of directors and by the holders of a majority of the outstanding shares not beneficially owned by a Related Person; provided however that if such amendment is recommended to the shareholders by a favorable vote of 75% of the entire Board and a majority of the Continuing Directors, such amendment shall require only the vote required under the applicable provisions of the New Jersey Business Corporation Act or the Central Jersey By-Laws.

     SUMMIT. As discussed above, the Restated Certificate of Incorporation of Summit requires that certain provisions relating to increases in the number of directors (which number may also be increased by the Board), changes to the classified board provision and changes to the provision requiring that actions by shareholders be effected at an annual or special meeting or by unanimous written consent, receive the affirmative vote of holders of 80% of the combined voting shares of Summit, voting as a single class. The By-Laws of Summit provide for amendments upon two-thirds vote of the Board of Directors. Under the New Jersey Business Corporation Act, by-laws made by a corporation's board may be altered or repealed and new by-laws made, by the shareholders.


     REMOVAL OF DIRECTORS

     CENTRAL JERSEY. Under the Central Jersey Certificate of Incorporation, the Board of Directors, acting by a 75% affirmative vote for the entire board, may remove a director for cause. In addition, shareholders of Central Jersey may remove a director for cause upon the affirmative vote of 75% of the shares entitled to vote in the election of directors voting separately as a class and the holders of a majority of such shares not beneficially owned by a Related Person.

     SUMMIT. The Summit Restated Certificate of Incorporation contains no specific provisions with respect to removal of directors. Accordingly, under the New Jersey Business Corporation Act, directors may be removed by shareholders for cause by the affirmative vote of the majority of votes cast by the holders entitled to vote thereon.


     AUTHORIZED SHARES

     CENTRAL JERSEY. Central Jersey has 40,000,000 authorized shares of capital stock, 25,000,000 of which is Central Jersey Common and 15,000,000 of which is preferred stock, no par value ("Central Jersey Preferred"). As of June 30, 1996, there were 2,668,269 shares of Central Jersey Common outstanding and no shares of Central Jersey Preferred outstanding. Central Jersey's Certificate of Incorporation does not provide for preemptive rights to attach to the ownership of Central Jersey Common.

     The Central Jersey Board is authorized by Central Jersey's Certificate of Incorporation, as amended, to issue shares of Central Jersey Preferred Stock in series and classes and to fix, from time to time, the number of shares to be included in any class and series and dividend rights, voting rights, redemption rights, designation, relative rights, preferences and limitations, and all other characteristics and rights of the shares of each class and series.

     SUMMIT. The Restated Certificate of Incorporation of Summit authorizes the issuance of 130,000,000 shares of Summit Common and 4,000,000 shares of preferred stock, no par value. As of June 30, 1996, there were 93,712,791 shares of Summit Common, 600,166 shares of Summit Series B Preferred and 504,481 shares of Summit Series C Preferred outstanding and 600,000 shares of Summit Series R Preferred reserved in Summit's Restated Certificate of Incorporation for issuance under the shareholder rights plan of Summit. The Restated Certificate of Incorporation of Summit and the New Jersey Business Corporation Act authorize the Summit Board to amend the Restated Certificate of Incorporation without shareholder concurrence to divide the authorized shares of preferred stock into series, to determine the designations and the number of shares of any such series, and to determine the relative voting, dividend, conversion, redemption, liquidation and other rights, preferences and limitations of the authorized shares of preferred stock. No preemptive rights attach to the ownership of Summit Common.

     INDEMNIFICATION; LIMITATION OF LIABILITY

     CENTRAL   JERSEY.   Article  VIII  of  Central   Jersey's   Certificate  of
Incorporation provides that Central Jersey shall indemnify each director, officer, employee or agent to the fullest extent permitted by law against expenses and liabilities by reason of having served in such capacity. Articles IX and X of Central Jersey's Certificate of Incorporation provide that no director or officer of Central Jersey shall be personally liable to Central Jersey or its shareholders for damages for breach of a fiduciary duty owed to Central Jersey or its shareholders, except to the extent not permitted under the New Jersey Business Corporation Act. Under the New Jersey Business Corporation Act such provisions shall not relieve a director or officer from liability for any breach of duty based upon an act or omission: (i) in breach of such person's duty of loyalty to the corporation or its shareholders; (ii) not in good faith or involving a knowing violation of law; or (iii) resulting in receipt by such person of an improper personal benefit. Central Jersey By-laws contain similar provisions with respect to indemnification and limitation of liability.

     SUMMIT. Summit's By-Laws provide that corporate agents of Summit shall be indemnified and held harmless by Summit to the fullest extent authorized by the laws of the State of New Jersey against expenses and liabilities arising in connection with actions performed by the corporate agent on behalf of Summit. Summit's Restated Certificate of Incorporation contains provisions substantially similar to those in Central Jersey's Certificate of Incorporation respecting the personal liability of directors.


                                 SUMMIT BANCORP.


DESCRIPTION OF BUSINESS

     Summit commenced operations as a New Jersey corporation on October 1, 1970. As a bank holding company registered under the BHC Act, Summit owns two bank subsidiaries and eight active non-bank subsidiaries. At June 30, 1996, Summit had total consolidated assets of $22.4 billion on the basis of which it ranked as the largest New Jersey-based bank holding company.

     The bank subsidiaries engage in a general banking business. Summit Bank (Hackensack, NJ) is Summit's largest bank subsidiary, accounting for approximately 88% of Summit's total consolidated assets at June 30, 1996. Summit's non-bank subsidiaries engage primarily in discount brokerage, venture capital investment, commercial finance lending, lease financing, and reinsuring credit life and disability insurance policies related to consumer loans made by the bank subsidiaries.

     The bank subsidiaries operated 340 banking offices located in major trade centers and suburban areas in New Jersey and Pennsylvania as of June 30, 1996. The following table lists, as of June 30, 1996, each bank subsidiary, the location in New Jersey or Pennsylvania of its principal office, the number of its banking offices and, in thousands of dollars, its total assets and deposits. Both the New Jersey and Pennsylvania subsidiaries are state banks, however, only the New Jersey bank is a member of the Federal Reserve System.


LOCATION OF                                          NO. OF
PRINCIPAL OFFICES                                BANKING OFFICES     TOTAL ASSETS (1)   TOTAL DEPOSITS (1)
- ----------------------                           ---------------     ----------------   ------------------
Summit Bank, Hackensack, NJ                            273             $19,595,857          $16,147,245
Summit Bank, Bethlehem, PA                              67               2,697,084            2,117,226

- -------

(1) Not adjusted to exclude interbank deposits or other transactions among the subsidiaries.

     Summit is a legal entity separate and distinct from its subsidiaries. There are various legal limitations on the extent to which a bank subsidiary may finance or otherwise supply funds to Summit or its nonbank subsidiaries. Under federal law, no bank subsidiary may, subject to certain limited exceptions, make loans or extensions of credit to, or investments in the securities of Summit or its non-bank subsidiaries or take their securities as collateral for loans to any borrower. Each bank subsidiary is also subject to collateral security requirements for any loans or extensions of credit permitted by such exceptions. In addition, certain bank regulatory limitations exist on the availability of subsidiary bank undistributed net assets for the payment of dividends to Summit without the prior approval of the bank regulatory authorities. The Federal Reserve Act, which affects Summit's one state member bank, restricts the payment of dividends in any calendar year to the net profit of the current year combined with retained net profits of the preceding two years. Both banks, as state-chartered banks, may each declare a dividend only if, after payment thereof, its capital would be unimpaired and its remaining surplus would equal 50 percent of its capital (New Jersey) or 100 percent of its capital
(Pennsylvania). At June 30, 1996, the total undistributed net assets of the subsidiary banks were $1.7 billion of which $257.5 million was available under the most restrictive limitations for the payment of dividends to Summit.

                       DESCRIPTION OF SUMMIT CAPITAL STOCK

     Summit is presently authorized to issue 130,000,000 shares of Summit Common and 4,000,000 shares of Preferred Stock, without par value ("Summit Preferred Stock"). As of June 30, 1996, there were 93,712,791 shares of Summit Common, 600,166 shares of Summit Series B Preferred and 504,481 shares of Summit Series C Preferred outstanding and 600,000 shares of Summit Series R Preferred reserved for issuance in Summit's Restated Certificate of Incorporation under the Summit shareholder rights plan. Pursuant to the New Jersey Business Corporation Act, the Summit Board has authority to set the terms and conditions of the authorized but unissued Summit Preferred. Summit may issue any authorized Summit Common and Summit Preferred without further shareholder vote, unless required for a particular transaction by applicable law or stock exchange rules, including rules of the NYSE, on which the Summit Common and the Summit Series B Preferred are presently listed. The issuance of additional Summit Common or Summit Preferred, including Summit Preferred that might be convertible into Summit Common, may, among other things, affect the earnings per share applicable to existing Summit Common and the equity and voting rights of existing holders of Summit Common.

     The following summary does not purport to be complete and is subject in all respects to the applicable provisions of New Jersey Business Corporation Act, Summit's Restated Certificate of Incorporation, including Certificates of Designation pursuant to which the Summit Series B Preferred and Summit Series C Preferred were issued and Summit's shareholder rights plan.


COMMON STOCK

      The rights of holders of Summit Common are subject to the preferences of holders of the Summit Series B Preferred and Summit Series C Preferred described below and the preferences as to dividends and liquidation rights and other prior rights, if any, of any other class or series of Summit Preferred that may be issued. The holders of Summit Common are entitled to one vote for each share with respect to all matters voted upon by shareholders, including the election of directors, and are entitled to receive dividends when, as and if declared by the Summit Board out of funds of Summit legally available therefor. Shares of Summit Common do not have cumulative voting rights; accordingly, at any annual meeting of Summit shareholders (or at any special meeting of shareholders where an election of directors is conducted) the holders of 50 percent plus 1 of the shares presented at the meeting (provided a quorum is present) can fill all positions on the Summit Board that are up for election at such meeting if they so choose and, in such event, the holders of the remaining less than 50 percent of the shares will not be able to fill any of such positions. Summit has a classified Board of Directors, under which approximately one-third of the directors are elected each year. In the event of the liquidation of Summit, holders of Summit Common are entitled to share pro rata in the distribution of Summit's assets available for such purpose. All shares of Summit Common are fully paid and nonassessable. No preemptive rights attach to the ownership of Summit Common and no personal liability is imposed on the holders thereof by reason of the ownership of such shares. First Chicago Trust Company of New York is the transfer agent, dividend disbursing agent and registrar for the Summit Common. Summit Bank (Hackensack, NJ) is the co-transfer agent.


PREFERRED STOCK

     The Summit Series B Preferred is entitled to cumulative dividends that are payable quarterly on February 1, May 1, August 1 and November 1 of each year. For each quarterly period, the dividend rate will be determined in advance of such period, and will be 1.5 percent less than the highest of the 3-month U.S. Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Thirty Year Constant Maturity Rate, which are average yields on certain U.S. Treasury fixed rate securities, as published by the Federal Reserve Board. However, the dividend rate for any dividend period will not be less than 6 percent per annum nor greater than 11 percent per annum. The Summit Series B Preferred is redeemable at the option of Summit, in whole or in part, at $50 per share, in each case plus accrued and unpaid dividends. Holders of Summit Series B
Preferred have the right to vote as a class on certain amendments to the Restated Certificate of Incorporation of Summit that may affect the Summit Series B Preferred and to elect two directors in the event of a failure to pay full cumulative dividends for six quarters. They have no other voting rights. The Summit Series B Preferred is not convertible into shares of Summit Common and has no preemptive rights. The Summit Series B Preferred is not subject to any sinking fund or other repurchase or retirement obligation of Summit. First Chicago Trust Company of New York is the transfer agent, dividend disbursing agent and registrar for shares of the Summit Series B Preferred.

     The Summit Series C Preferred ranks on a parity with the Summit Series B Preferred as to dividends and liquidation preference. The Summit Series C Preferred is entitled to cumulative dividends that are payable quarterly on March 15, June 15, September 15, and December 15 of each year. For each quarterly period, the dividend rate is determined in advance of such period, and is 2.75 percent less than the highest of the 3-month U.S. Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Twenty Year Constant Maturity Rate, which are average yields on certain U.S. Treasury fixed rate securities, as published by the Federal Reserve Board. However, the dividend rate for any dividend period will not be less than 6 percent per annum nor greater than 12 percent annum. The Summit Series C Preferred is redeemable at the option of Summit, in whole or in part, at $25 per share, plus accrued and unpaid dividends. Holders of Summit Series C Preferred have the right to vote as a class on certain amendments to the Restated Certificate of Incorporation of Summit that may adversely affect the rights or preferences of the Summit Series C Preferred and, in the event of a failure to pay full cumulative dividends for six quarters, holders of the Summit Series C Preferred are entitled to vote in the election of directors on the same basis as the holders of Summit Common. Holders of the Summit Series C Preferred have no other voting rights. The Summit Series C Preferred is not convertible into shares of Summit Common and have no preemptive rights. The Summit Series C Preferred is not subject to any sinking fund or other repurchase or retirement obligations of Summit. First Chicago Trust Company of New York is the transfer agent, dividend disbursing agent and registrar for shares of the Summit Series C Preferred.


SHAREHOLDER RIGHTS PLAN

     In August 1989, Summit adopted a shareholder rights plan ("Rights Plan "), under which preferred stock purchase rights ("Rights") attached to Summit Common outstanding as of the close of business on August 28, 1989. Holders of shares of Summit Common issued subsequent to that date receive the Rights with their shares. Except as indicated below, each Right entitles the registered holder to purchase from Summit one-hundredth of a share of a new series of Summit Preferred Stock, designated the Series R Preferred Stock ("Summit Series R Preferred"). The Rights expire on August 16, 1999, and are subject to redemption and amendment in certain circumstances. The Rights trade automatically with shares of Summit Common and become exercisable only under certain circumstances as described below.


     In general, the Rights will become exercisable upon the earlier to occur (a "Distribution Date", as defined in the Rights Plan) of the following: (1) ten days following a public announcement that a person or group has acquired beneficial ownership of 15% or more of the Summit Common outstanding at that time or voting securities of Summit representing 15% or more of the total voting power of Summit (such person or group becoming an "Acquiring Person ", as defined in the Rights Plan) or (2) ten business days (or such later date as the Summit Board may determine) after the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 30% or more of the outstanding Summit Common or voting securities representing 30% or more of the total voting power of Summit.

     Generally, in the event a Distribution Date occurs by virtue of a person or group becoming an Acquiring Person (other than pursuant to an offer for all outstanding shares of Summit Common and other voting securities that the Summit Board determines to be fair to shareholders and otherwise in the best interests of Summit), each Right, other than Rights owned by the Acquiring Person, will thereafter entitle the holder to receive, upon exercise of the Right, Summit Series R Preferred having a value equal to two times the exercise price of the Right.

     In the event that a Distribution Date occurs (under either of the circumstances described above) and Summit is acquired in a merger or other business combination, or more than 50% of Summit's assets or earning power is sold or transferred, each Right will thereafter entitle the holder thereof to receive, upon the exercise of the Right, common stock of the acquirer having a value equal to two times the exercise price of the Right .

     The combination of prohibitive dilution of the Acquiring Person's share values and the power of the Summit Board to redeem the Rights is intended to encourage potential acquiring persons to negotiate with the Summit Board with respect to the terms of any acquisition or business combination and, to the extent possible, discourage or defeat partial or two-tiered acquisition proposals.

     The foregoing description of the Rights Plan does not purport to be complete and is qualified in its entirety by reference to the terms of the Rights Plan, which is more fully described in Summit's Registration Statement on Form 8-A filed August 28, 1989.

                      CENTRAL JERSEY FINANCIAL CORPORATION


DESCRIPTION OF BUSINESS

     Central Jersey is a unitary thrift holding company incorporated in the State of New Jersey. Central Jersey commenced business in December 1989 with the acquisition of CJSB, its only subsidiary. Principal executive offices of Central Jersey and CJSB are located at 591 Cranbury Road, East Brunswick, New Jersey 08816 and the telephone number is (908) 254-6600.

     CJSB is a state chartered savings and loan association that was organized in 1892 as "The South River Building and Loan Association." The deposits of CJSB are insured by the SAIF of the Federal Deposit Insurance Corporation. On September 20, 1984, CJSB converted from a mutual to a New Jersey stock savings association through the sale and issuance of a total of 1,239,305 shares of Central Jersey Common and, on May 7, 1986, CJSB completed a second offering of a total of 623,907 shares of Central Jersey Common (which totals are adjusted pursuant to a three-for-two stock split, effective in September 1987, a ten percent stock dividend paid on October 1, 1992, a five-for-four stock split paid October 22, 1993 and a ten percent stock dividend paid September 2, 1994). In December 1989, Central Jersey acquired CJSB as part of the reorganization of CJSB into a savings and loan holding company structure. Central Jersey conducts its business through six full-service offices located in East Brunswick, North Brunswick, Jamesburg, South River and Spotswood, New Jersey.

                   DESCRIPTION OF CENTRAL JERSEY CAPITAL STOCK


COMMON STOCK

     Central Jersey is presently authorized to issue 25,000,000 shares of Central Jersey Common and 15,000,000 shares of preferred stock, no par value ("Central Jersey Preferred "). As of June 30, 1996, there were 2,668,269 shares of Central Jersey Common and no shares of Central Jersey Preferred outstanding.

     DIVIDENDS. The holders of Central Jersey Common are entitled to receive and share equally in such dividends as may be declared by Central Jersey Board out of funds legally available therefor.

     VOTING RIGHTS. The holders of Central Jersey Common elect the Central Jersey Board and act on such other matters as are required to be presented to them under the New Jersey Business Corporation Act, Central Jersey's Certificate of Incorporation or as are otherwise presented to them by the Central Jersey

Board. Each holder of Central Jersey Common is entitled to one vote per share. Holders of Central Jersey Common may not cumulate votes. Directors of Central Jersey are elected by a plurality of votes cast.

     PREEMPTIVE RIGHTS. Holders of Central Jersey Common are not entitled to preemptive rights with respect to any shares that may be issued.


PREFERRED STOCK

     The Central Jersey Board is authorized to approve the issuance of a series of Central Jersey Preferred without the approval of Central Jersey's shareholders. The rights, qualifications, limitations and restrictions on each such series of Central Jersey Preferred issued may be determined by the Central Jersey Board at the time of issuance and may include, among other things, redemption rights, stated or participating dividends, special voting rights and convertibility to Central Jersey Common. Central Jersey Preferred may rank prior to Central Jersey Common as to dividend rights, liquidation preferences, or both. Such Central Jersey Preferred may have voting and conversion rights that could adversely affect the voting power of the holders of Central Jersey Common.

                       PROPOSAL II--ELECTION OF DIRECTORS

     The Bylaws of Central Jersey fix the number of directors at ten, exclusive of any Directors Emeritus. The Bylaws provide that the Board of Directors shall be divided into three classes as equal in number as possible. The members of each class are to be elected for terms of three years, approximately one-third of whom are to be elected annually in accordance with the Bylaws of Central Jersey. The nominees set forth below are being elected for a term expiring in 1999 or until the consummation of the Merger.

     It is intended that the persons named in the proxies solicited by the Central Jersey Board will vote for the election of the named nominees. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Central Jersey Board may recommend. At this time, the Central Jersey Board knows of no reason why any nominee might be unavailable to serve.

     Central Jersey Bylaws provide that shareholders entitled to vote for the election of directors may name nominees for election to the Central Jersey Board. Any such nomination must be submitted to the principal executive offices of Central Jersey in writing at least 30 days prior to the annual meeting. Under the Central Jersey Bylaws, a shareholder's notice must set forth certain specific information about the person whom the shareholder proposes to nominate for election or re-election as a director and about the shareholder giving the notice. If such a nomination is properly made, ballots will be provided for use by shareholders at the annual meeting bearing the name of such nominee or nominees.

     The following table sets forth each nominee and continuing director's name, age, principal occupation during the past five years, the year he or she first became a director, the year in which his or her current term will expire and the number of shares and percentage of Central Jersey's Common Stock beneficially owned on the Record Date. The following table also sets forth, for all executive officers and directors as a group and for each executive officer listed in the Summary Compensation Table under the caption "Executive Compensation," the number of shares and the percentage of Central Jersey's Common Stock beneficially owned on the Record Date.


                                      POSITION WITH                                     SHARES OF
                                   CENTRAL JERSEY AND                                    COMMON
                                  PRINCIPAL OCCUPATION        YEAR FIRST    CURRENT       STOCK
                                     DURING THE PAST            ELECTED     TERM TO   BENEFICIALLY PERCENT OF
                        AGE (1)      FIVE YEARS (2)            DIRECTOR     EXPIRE      OWNED(3)      CLASS
                        -------    ------------------          ---------   --------    ----------   ---------

                                   BOARD NOMINEES FOR TERMS TO EXPIRE IN 1999
 Domenick Carratello      59     Owner of Mickey's Gourmet        1993        1996     15,977(5)       (6)
                                 Bakery

 John J. Doherty          47     Vice President and Chief         1988        1996     16,701(7)       (6)
                                 Financial Officer (1989 to
                                 present); Vice President &
                                 Chief Financial Officer of CJSB
                                 since 1987; Previously an
                                 accountant with Coopers &
                                 Lybrand

 Arthur E. Fritsch,
 Jr. (4)                  48     Vice President of E.W. Price     1988        1996     23,898(8)       (6)
                                 Agency, Inc., an insurance
                                 agency

 Robert V. Noreika        52     Owner of Clarkesburg Inn         1993        1996      1,711(5)       (6)
                                 Restaurant



                                        DIRECTORS CONTINUING IN OFFICE

 Salvatore Alfieri        38     Attorney and Partner with the    1993        1997      2,949(5)       (6)
                                 law firm of Cleary, Alfieri &
                                 Grasso

 James J. Kelly           61     Retired. Former Owner and        1987        1997     91,154(9)      3.4%
                                 Chief Operations Officer of
                                 K-D Electrical Contractors

 Emile L. LeLand, Jr.     59     Senior Vice President (1989 to   1988        1997    34,829(10)      1.3%
                                 present); Senior Vice President
                                 of CJSB since 1984; and an
                                 officer of CJSB since 1979.

 L. Doris Fritsch (4)     74     President and Chief Executive    1964        1998   169,147(11)      6.2%
                                 Officer (1989 to present);
                                 President & Chief Executive
                                 Officer of CJSB since 1964 and
                                 employee of CJSB since 1943

 William B. Lewis         72     Retired. Former Executive        1991        1998     3,696(12)       (6)
                                 Vice President and Director of
                                 Nutley Savings Bank, SLA.
                                 Former Deputy Commissioner
                                 of Banking, Savings and Loan
                                 Division, New Jersey Dept. of
                                 Banking

 Chester J. Pardun, Jr.   70     Retired. Former Secretary and    1982        1998    62,744(13)      2.4%
                                 Treasurer of C. J. Pardun &
                                 Sons, a construction company



                                 POSITION WITH SHARES OF
                                   CENTRAL JERSEY AND                                    COMMON
                                  PRINCIPAL OCCUPATION        YEAR FIRST    CURRENT       STOCK
                                     DURING THE PAST            ELECTED     TERM TO   BENEFICIALLY PERCENT OF
                        AGE (1)      FIVE YEARS (2)            DIRECTOR     EXPIRE      OWNED(3)      CLASS
                        -------    ------------------          ---------   --------    ----------   ---------

                             DIRECTOR EMERITUS (14)
Arthur E. Fritsch,
Sr. (4)                   77     President of E.W. Price         1951         --       1,323(17)       (6)
                                 Agency, Inc., an insurance
                                 agency. Trustee of the
                                 Washington Monumental
                                 Cemetery Association


                CERTAIN EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

William M. Sievewright    67     Senior Vice President (1991 to                        4,579(15)       (6)
                                 present); employee of CJSB
                                 since May 1991; previously,
                                 Senior Vice President of
                                 Shadow Lawn Savings Bank

 All executive officers
 and directors as a
 group (20 persons)                                                                  468,074(16)     16.7%



- ---------

(1)  At June 30, 1996.

(2) No nominee, director or director emeritus is a director of any other company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or of any company registered as an investment company under the Investment Company Act of 1940.

(3) Unless otherwise noted in this Proxy Statement, all shares are owned directly by individuals or by their spouses and minor children, over which shares the individuals effectively exercise sole or shared voting and investment power.

(4) L. Doris Fritsch, Arthur E. Fritsch, and Arthur E. Fritsch, Jr. are wife, husband and son.

(5) Includes 1,412 shares subject to stock options exercisable within 60 days of __________ ___, 1996. Excludes 173 shares owned as unexercisable stock options.

(6)  Less than one percent.

(7) Includes 14,987 shares Mr. Doherty has a right to purchase pursuant to stock options exercisable within 60 days of __________ ___, 1996.

(8) Includes 1,541 shares Mr. Fritsch has a right to acquire pursuant to Stock Options exercisable within 60 days of __________ ___, 1996. Excludes 218 shares Mr. Fritsch owns as unexercisable stock options.

(9) Includes 1,323 shares Mr. Kelly has a right to acquire pursuant to Stock Options exercisable within 60 days of __________ ___, 1996. Excludes 218 shares owned as unexercisable stock options and 4,917 shares owned by Mr. Kelly's adult children, as to which shares Mr. Kelly disclaims beneficial ownership.

(10) Includes 25,408 shares Mr. LeLand has a right to purchase pursuant to stock options exercisable within 60 days of ________ ___, 1996.

(11) Includes 117,317 shares owned solely by L. Doris Fritsch and 51,830 shares Mrs. Fritsch has a right to purchase pursuant to the exercise of stock options exercisable within 60 days of __________ ___, 1996.

(12) Includes 130 shares Mr. Lewis has a right to acquire pursuant to stock options exercisable within 60 days of __________ ___, 1996. Excludes 218 shares Mr. Lewis owns as unexercisable stock options.

(13) Includes 1,323 shares Mr. Pardun has a right to acquire pursuant to stock options exercisable within 60 days of __________ ___, 1996 and 8,285 shares owned by his wife and daughter. Excludes 218 shares Mr. Pardun owns as unexercisable stock options.

(14) In such capacity, Mr. Fritsch may attend meetings of the Board of Directors but he is not entitled to vote.

(15) Includes 3,544 shares Mr. Sievewright has a right to purchase pursuant to stock options exercisable within 60 days of __________ ___, 1996. Excludes 2,310 shares Mr. Sievewright owns as unexercisable stock options.

(16) Includes 139,513 shares of Common Stock which officers, directors and director emeritus as a group have a right to acquire pursuant to stock options exercisable within 60 days of __________ ___, 1996. Excludes 12,991 shares of Common Stock which are unexercisable stock options.

(17) Includes 1,323 shares Mr. Fritsch has a right to acquire pursuant to stock options exercisable within 60 days of _______, 1996. Excludes 218 shares owned as unexercisable stock options.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The Common Stock of Central Jersey is registered pursuant to Section 12(g) of the Exchange Act. The executive officers and directors of Central Jersey and beneficial owners of greater than 10% of the Central Jersey Common ("10% beneficial owners") are required to file reports on Forms 3, 4 and 5 with the SEC disclosing changes in beneficial ownership of Central Jersey Common. Based on Central Jersey's review of Forms 3, 4 and 5 filed by officers, directors and 10% beneficial owners of Central Jersey Common, no executive officer, director or 10% beneficial owners of Central Jersey Common failed to file such ownership reports on a timely basis during the fiscal year ended March 31, 1996 except Director Carratello who inadvertently omitted reporting 2,230 shares (purchased in 1990) on Form 3 in 1992 upon becoming a director and each subsequent Form 4 filing.


MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     CENTRAL JERSEY Central Jersey's Board of Directors conducts its business through meetings of the Board. During the fiscal year ended March 31, 1996, the Board of Directors held 13 meetings. No director of Central Jersey attended fewer than 75% of the total meetings of the Board of Directors and committee meetings on which such Board member served during this period. The Board of Directors has created various committees. Several of these committees are discussed below in more detail.

     Central Jersey's full Board of Directors acts as a Nominating Committee for the annual selection of its nominees for election as directors. While the Nominating Committee will consider nominees recommended by the shareholders, it has neither actively solicited recommendations from shareholders nor established any procedures for this purpose other than as set forth in the Bylaws. The Central Jersey Board met one time in its capacity as the Nominating Committee during fiscal 1996.

     Central Jersey's Board of Directors has appointed a Stock Option and Incentive Plan Committee. The Committee's primary function is to determine the officers, key employees and other persons to whom awards shall be made, the type of award to be made and the amount of the award. Such committee is comprised of directors Carratello, Pardun and Arthur E. Fritsch, Jr. During the 1996 fiscal year, the Committee met two times.

     CJSB. The Board of Directors of CJSB (the "CJSB Board of Directors") conducts its business through meetings of its Board and through the various activities of its committees. During the fiscal year ended March 31, 1996, CJSB Board of Directors held 13 meetings. No director of CJSB attended fewer than 75% of the total meetings of CJSB Board of Directors and committees on which such Board member served during this period.

     CJSB Board of Directors has an Executive Committee whose current members are L. Doris Fritsch, Emile L. LeLand, Jr., and John J. Doherty. This committee has no regularly scheduled meetings but is available at all times to aid the President in making decisions. The Executive Committee did not meet during the fiscal year ended March 31, 1996.

     CJSB Board of Directors has a Salary Committee, whose current members are Chester J. Pardun, Jr., Salvatore Alfieri and Arthur E. Fritsch. Arthur E. Fritsch attends all Salary Committee meetings as Director Emeritus, but does not participate in any discussions involving the salary of L. Doris Fritsch. Actions taken or recommended by this committee are subsequently ratified by CJSB Board of Directors. The Salary Committee held two meetings during the fiscal year ended March 31, 1996.

     The entire CJSB Board of Directors serves as the Nominating Committee for selecting management nominees for election as directors. The Board held one meeting in its capacity as the Nominating Committee during the fiscal year ended March 31, 1996.

     CJSB Board of Directors has an Audit Committee whose current members are James J. Kelly, Robert V. Noreika and William B. Lewis. This Committee reviews and evaluates CJSB's internal controls and accounting procedures and reviews CJSB's audit reports with CJSB's independent auditors. The Audit Committee held two meetings during the fiscal year ended March 31, 1996.

DIRECTORS' COMPENSATION

     Each non-officer director of Central Jersey or CJSB receives an attendance fee of $850 for each Board meeting attended with two excused absences permitted without loss of fee for those meetings; provided, however, that only one attendance fee is paid in the usual case when Central Jersey and CJSB Board meetings are held on the same day. Non-officer directors also receive an attendance fee of $450 for each special meeting attended. All members of the Salary Committee receive $200 for each meeting attended. Central Jersey paid a total of $89,800 in directors' and committee fees for the fiscal year ended March 31, 1996.


EXECUTIVE COMPENSATION

     Central Jersey has no full-time employees, relying upon employees of CJSB for the limited services required by Central Jersey. All compensation paid to directors, officers and employees is paid by CJSB.

     The following table sets forth, for the fiscal years ended March 31, 1996, 1995 and 1994, certain information as to the total remuneration received by the chief executive officer as well as by each of the other most highly compensated executive officers of Central Jersey whose total annual salary and bonus exceeded $100,000 during these periods for services rendered in all capacities to Central Jersey (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                       ANNUAL COMPENSATION                    LONG TERM COMPENSATION AWARDS
                          --------------------------------------------   ---------------------------------------

         (A)                (B)        (C)         (D)          (E)          (F)          (G)          (H)

                                                                                      SECURITIES
                                                           OTHER ANNUAL  RESTRICTED   UNDERLYING    ALL OTHER
 NAME AND PRINCIPAL                                        COMPENSATION     STOCK      OPTIONS/   COMPENSATION
      POSITION             YEAR     SALARY($)   BONUS($)      ($)(L)     AWARD(S)($)  SARS(#)(2)     ($)(3)
- --------------------       -----    ---------   ---------  ------------  ----------   ----------  ------------

L. Doris Fritsch           1996     $252,390    $    --         --             --        7,200       $4,500
President and Chief        1995      242,960         --         --             --        6,000        4,500
Executive Officer          1994      236,687         --         --             --        7,500        7,100

Emile L. LeLand, Jr.       1996      159,469     20,000         --             --        3,600        4,500
Director and Senior        1995      153,540         --         --             --        3,300        4,500
Vice President             1994      149,594         --         --             --        4,125        4,488

John J. Doherty            1996      108,743         --         --             --        3,600        3,262
Director, Vice President   1995      104,850         --         --             --        3,300        3,145
and Chief Financial        1994      102,461         --         --             --        4,125        3,074

William M. Sievewright     1996       96,617         --         --             --          250        2,899
Senior Vice President      1995       99,372         --         --             --        1,100        2,981
                           1994      134,492         --         --             --        4,125        4,035



- ----------

(1) No Named Executive Officer received perquisites (i.e. personal benefits) in excess of the lesser of $50,000 or 10% of such individual's reported salary and bonus.

(2) Includes adjustments for stock dividends paid by Central Jersey on September 2, 1994 and a five-for-four stock split on October 22, 1993.

(3)  Includes contributions to Central Jersey's 401(k) Plan.

EMPLOYMENT AGREEMENTS AND CHANGE OF CONTROL ARRANGEMENTS

     CJSB has in effect employment agreements with President L. Doris Fritsch, Senior Vice President Emile L. LeLand, Jr. and Vice President John J. Doherty. President Fritsch's employment agreement with CJSB as last amended on March 20, 1996 is for a three year term commencing on July 15, 1992 and is extended for an additional year at each meeting of the Board of Directors upon resolution of the Board. President Fritsch's minimum annual salary is $231,000. The Agreement also provides for certain death and disability benefits. President Fritsch's agreement also provides that after reaching age 70, she may elect to terminate her full-time employment and become a consultant to CJSB for a period of three years at the annual rate of $50,000 or one third of her highest compensation during any of the three preceding years.

     Senior Vice President LeLand is employed pursuant to an employment agreement with CJSB last amended on March 20, 1996. The agreement provides for a term of three years commencing July 15, 1992, which term is to be extended one additional year at each meeting of the Board of Directors upon resolution of the Board. Mr. LeLand's minimum annual salary is $146,000. The agreement also provides for certain death and disability benefits.

     Vice President Doherty is employed pursuant to an employment agreement last amended on March 20, 1996. The agreement provides that Mr. Doherty's employment would be for a term of three years commencing July 15, 1992, which term is to be extended one additional year at each meeting of the Board of Directors upon resolution of the Board. Mr. Doherty's minimum salary is $100,000 per year. The agreement also provides for certain death and disability benefits.

     The agreements with President Fritsch, Senior Vice President LeLand, and Vice President Doherty also provide for severance payments in the event the employee is terminated without "cause" or the agreement is not renewed by CJSB, with special provisions applying following any "change of control" of CJSB. The severance payments following a "change of control" are 2.99 times the employee's annual compensation, which will qualify the severance payment for deductibility by CJSB for federal income tax purposes. Mrs. Fritsch and Mr. LeLand are also entitled to continue coverage under CJSB's employee benefit plan for a period of four years after termination. The term "change of control" includes (i) the termination of the registration of all classes of Central Jersey's securities under Section 12 of the Exchange Act (ii) the acquisition by any person or any persons acting in concert of more than 25% of the outstanding Central Jersey Common or securities of Central Jersey or CJSB entitled to vote in elections of directors, (iii) the election to the Board of Directors of a majority of directors who have not been nominated by Central Jersey, (iv) during any period of two consecutive years when the individuals who were members of the Board of Directors of Central Jersey at the beginning of such period shall cease for any reason to constitute a majority of the Board, (v) any "change of control" of CJSB or Central Jersey within the meaning of the applicable federal banking law, or (vi) the acquisition of all or substantially all of the assets of Central Jersey or CJSB.


BENEFITS

     INSURANCE AND MEDICAL REIMBURSEMENT. CJSB's full-time officers, without contribution or expense to them, are provided with hospitalization, major medical, and dental benefits, life insurance, and disability insurance under group plans which are available generally and on the same basis to all full-time employees. CJSB's directors who are not full-time employees are provided with the hospitalization, major medical and dental benefits given to full-time employees.

     SAVINGS PLAN. Effective as of April 1, 1992, CJSB established Central Jersey Savings Bank, SLA 401(k) Plan (the "Plan") for the benefit of its employees. All permanent employees who have been employed for at least 90 days are eligible to participate in the Plan. Under the terms of the Plan, an employee may choose to defer a portion of pre-tax wages, which CJSB then contributes to the Plan. The Plan operates on a calendar year basis. Employees may elect to defer up to 15 percent of total compensation, subject to provisions of the Internal Revenue Code of 1986, as amended (the "Code"), that limit an employee's pre-tax contributions to an annual amount that for 1995 was $9,240. The Code also imposes a limitation on the amount of annual additions to a participant's account that generally affects only certain highly-compensated employees. In order to pass the non-discrimination test imposed by the Code, CJSB may make discretionary contributions to the Plan to be allocated ratably to the employees based on amount of compensation. Amounts contributed to the Plan are invested according to the investment choices made by the employee based on the menu of investments offered in the Plan. Each eligible employee is always fully vested in his or her own contributions and all contributions, if any, made by CJSB. The current trustees of the Plan are John J. Doherty, William M. Sievewright and James H. Wainwright.

     Benefits are generally payable after termination of employment with CJSB. Employed participants may also obtain a distribution of benefits after attaining age 59-1/2 or on account of suffering certain hardships as defined in the Plan. In addition, participants may obtain loans from the Plan.

     STOCK OPTION PLANS. In connection with the conversion of CJSB from mutual to stock form, the Board of Directors of CJSB adopted Central Jersey Savings Bank, SLA 1984 Stock Option and Incentive Plan (the "1984 Plan"). Pursuant to the 1984 Plan, an aggregate of 139,855 shares of Common Stock had been reserved for issuance by Central Jersey upon the exercise of stock options granted to officers, directors and other key employees. Options granted under the 1984 Plan may be incentive options within the meaning of Section 422 of the Code or such options may be non-incentive stock options. The exercise price for incentive stock options is not less than the fair market value of the Common Stock on the day of grant, and all options have a maximum term of 10 years. Non-incentive stock options are granted at an exercise price to be determined at the time of grant but not less than eighty percent (80%) of the fair market value of the Common Stock on the day of grant.

     The 1984 Plan also contains provisions for stock appreciation rights ("SARs") which may be granted alone or in connection with stock options. The exercise of SARs, if granted in connection with stock options, requires the optionee to surrender his stock option for cancellation upon exercise, and the optionee will receive cash or Common Stock equal to the difference between the exercise price of the option and the then fair market value of the shares of Common Stock subject to option.

     As the 1984 Plan expired in 1994, the Board adopted, and the shareholders approved at the 1993 Annual Meeting of Shareholders, the 1993 Stock Option and Incentive Plan (the "1993 Plan"). The 1993 Plan authorizes the granting of options and/or SARs covering a total of 100,000 shares of Common Stock. Options granted under the 1993 Plan may either be incentive stock options or non-qualified stock options. All options granted under the 1993 Plan will have a maximum term of 10 years. Subject to the Stock Option Committee's authority to accelerate exercisability, options granted under the 1993 Plan (i) are not exercisable until one year after the date such options are granted and (ii) then generally are exercisable in installments of 20% per annum. The exercise price for options under the 1993 Plan may not be less than fair market value for incentive stock options and 80% of fair market value with respect to non-incentive stock options.

     In addition, at the 1993 Annual Meeting of Shareholders, the Shareholders approved a Non-Employee Director Stock Option Plan ("Director Plan"). The Director Plan authorizes the issuance of stock options covering up to 25,000 shares of Central Jersey's common stock. Each non-employee director who first becomes a director of Central Jersey during the term of the Director Plan will receive a stock option covering 1,000 shares of Common Stock on the date of his first election as a director. Thereafter, on each August 20 during the term of the Director Plan, each outside director will receive an option to purchase 100 shares of Common Stock. No outside director shall receive options to purchase more than 2,000 shares pursuant to the Director Plan. Each option granted under the Plan generally will have an exercise price equal to fair market value on the date of grant and a term of 10 years. Generally, options granted under the Director Plan (i) are not exercisable until one year after the date of grant and
(ii) then generally are exercisable in installments of 33 1/3% per annum.

     The following tables set forth certain information regarding the grant of stock options and SARs to the Named Executive Officers during fiscal 1996 and the amount and value of unexercised stock options and SARs held at March 31, 1996 by each of the Named Executive Officers.

                               OPTION/SAR GRANTS

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                      POTENTIAL REALIZABLE
                                                                                        VALUE AT ASSUMED
                                                                                      ANNUAL RATES OF STOCK
                                                                                       PRICE APPRECIATION
                                INDIVIDUAL GRANTS                                        OPTION TERM(1)
- ---------------------------------------------------------------------------------   -------------------------

                (A)             (B)            (C)           (D)           (E)           (F)          (G)

                             NUMBER OF     % OF TOTAL
                            SECURITIES    OPTIONS/SARS
                            UNDERLYING     GRANTED TO    EXERCISE OR
                           OPTIONS/SARS   EMPLOYEES IN   BASE PRICE    EXPIRATION
NAME                        GRANTED (#)    FISCAL YEAR     ($/SH)         DATE         5% ($)       10% ($)
- ------------------------   ------------   ------------   ----------     ---------    ----------   -----------
L. Doris Fritsch               7,200          26.4%         $22.25       8/23/05      $100,749      $255,318
Emile L. LeLand, Jr.           3,600           13.2          22.25       8/23/05        50,374       127,659
John J. Doherty                3,600          13.2           22.25       8/23/05        50,374       127,659
William M. Sievewright           250            0.9          22.25       8/23/05         3,498         8,865

- ---------
(1)  Based on actual option term and annual compounding.



                  OPTION/SAR EXERCISES AND YEAR END VALUE TABLE

 AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUE
- --------------------------------------------------------------------------------

              (A)                    (B)                 (C)                 (D)                (E)

                                                                            NUMBER OF
                                                                           SECURITIES          VALUE OF
                                                                           UNDERLYING         UNEXERCISED
                                                                           UNEXERCISED       IN-THE-MONEY
                                                                          OPTIONS/SARS       OPTIONS/SARS
                                                                        AT FY-END (#)(1)   AT FY-END (2)($)

                                 SHARES ACQUIRED                          EXERCISABLE/       EXERCISABLE/
NAME                               ON EXERCISE      VALUE REALIZED($)     UNEXERCISABLE      UNEXERCISABLE
- -----                            ---------------     ---------------      -------------      -------------
L. Doris Fritsch                       --                  --               51,830/0          $682,502/0
Emile L. LeLand, Jr.                   --                  --               25,408/0           329,310/0
John J. Doherty                        --                  --               14,987/0           125,006/0
William M. Sievewright                 --                  --                3,544/2,310        32,912/18,399


- ---------

(1) Includes adjustment for stock dividends paid by Central Jersey on September 2, 1994 and a five-for-four stock split on October 22, 1993.

(2) Market value of the underlying securities at year-end minus the exercise price.

LONG TERM INCENTIVE PLANS

     Central Jersey does not sponsor any long term incentive plans and has made no awards or payments under any such plans during the fiscal year ended March 31, 1996.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Central Jersey does not have a formal Compensation Committee, but its functions are served by CJSB's Salary Committee of the Board. The Salary Committee's members are Arthur E. Fritsch (as Director Emeritus), Chester J. Pardun, Jr. and Salvatore Alfieri. None of such individuals is or was an officer or employee of Central Jersey or CJSB. As stated above, Mr. Fritsch is the President of E.W. Price Agency, an insurance agency which provides insurance products for Central Jersey and CJSB, and is the husband of Central Jersey's Chief Executive Officer.


COMPENSATION REPORT


     Decisions on compensation of executive officers of Central Jersey and CJSB generally are made by the Board's Salary Committee (the "Committee"). Members of the Committee are Salvatore Alfieri, Chester J. Pardun, Jr. and, ex officio, Arthur E. Fritsch. Mr. Fritsch excluded himself from any discussions regarding the compensation of L. Doris Fritsch, President and Chief Executive Officer due to his relationship with her.

     The goals of Central Jersey's and CJSB's compensation policies for executive officers are to provide a competitive level of base salary and other benefits to attract, retain and motivate high caliber personnel.

     Executive officers receive performance and salary reviews each year. Salary increases are based on an evaluation of the extent to which a particular executive officer is determined to have assisted Central Jersey in meeting its business objectives and in contributing to the growth and performance of Central Jersey. The salaries of Mrs. Fritsch, Messrs. LeLand, Doherty and Sievewright and other executive officers were established based on an evaluation of their past experience and/or their contributions to Central Jersey.

     Central Jersey believes that its Stock Option Plan plays an important role in the long-term compensation of executive officers. All stock options are granted at an exercise price equal to the market price on the grant date. Mrs. Fritsch and Messrs. LeLand, Doherty and Sievewright have received stock options during fiscal 1996 as part of their compensation. See "Stock Option Plans" above.

     Pursuant  to  Central  Jersey's  401(k)   Retirement  Plan,  CJSB  makes  a
contribution of 3% of the individual's pre-tax income to the Plan. Central Jersey believes that this Plan is an important element in executive long-term compensation and fosters the retention and motivation of qualified executives.

                                            Salary Committee,


                                            Salvatore Alfieri
                                            Arthur E. Fritsch
                                            Chester J. Pardun, Jr.


CERTAIN TRANSACTIONS WITH CENTRAL JERSEY

     CJSB grants loans to Central Jersey's officers, directors and employees on the security of their personal residences as well as consumer loans and loans against savings deposits. Loans to such persons are made in the ordinary course of business and upon substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with CJSB's other customers and do not involve more than the normal risk of collectibility or present any other unfavorable features.

     Director Emeritus Arthur E. Fritsch is the president of E.W. Price Agency and Director Arthur E. Fritsch, Jr. is the vice president. E.W. Price, an insurance agency, is owned by the Fritsch family. CJSB and its affiliates paid premiums to E.W. Price of $197,195, $199,623 and $195,806 for the fiscal years ending March 31, 1996, 1995 and 1994, respectively. All transactions between CJSB, its affiliates and the agency are made in the ordinary course of business at the same terms and rates made to unaffiliated parties.

     Director Alfieri is a partner in the law firm of Cleary, Alfieri & Grasso, to whom CJSB paid legal fees of $90,197 in fiscal year 1996. Such fees were paid in the ordinary course of business at the same terms and rates charged to unaffiliated parties.


PERFORMANCE GRAPH

     The following performance graph is for the period from March 31, 1991 through March 31, 1996. The performance graph compares the cumulative total shareholder return on Central Jersey's Common Stock with (a) the cumulative total shareholder return on stocks included in the Nasdaq total market index and
(b) the cumulative total shareholder return on stocks included in the Nasdaq bank index prepared for Nasdaq by the Center for Research of Securities Prices
(CRSP) at the University of Chicago. Comparison with the Nasdaq stock market and bank indices assumes the investment of $100 as of April 1, 1991. The cumulative total return for Central Jersey is computed assuming the reinvestment of dividends at the frequency with which dividends were paid during the period.



                          CUMULATIVE RETURN COMPARISON

[Graph]

                [The following table represents the graph and is
                        also part of the printed piece.]


                                             3/31/92     3/31/93    3/31/94     3/31/95     3/31/96

Central Jersey Financial Corporation         $110.90     $246.90    $286.10     $354.80     $519.90
CRSP Index for Nasdaq Stock Market            127.50      146.50     158.10      175.90      238.90
CRSP Index for Nasdaq Bank Stocks             148.70      213.60     217.50      240.20      339.80



     There can be no assurance that Central Jersey's future stock performance will be the same or similar to the historical stock performance shown in the graph below. Central Jersey will neither make nor endorse any predictions as to stock performance.

                   PROPOSAL III--ADJOURNMENT OF ANNUAL MEETING

     In the event there are not sufficient votes to constitute a quorum or to approve the Merger Agreement at the time of the Annual Meeting, the Merger Agreement could not be approved unless the Annual Meeting were adjourned in order to permit further solicitation of proxies. In order to allow proxies that have been received by Central Jersey at the time of the Annual Meeting to be voted for such adjournment, if necessary, Central Jersey has submitted the question of adjournment under such circumstances to its shareholders as a separate matter for their consideration. A majority of the shares represented and voting at the Annual Meeting is required in order to approve any such adjournment. The Board of Directors of Central Jersey recommends that shareholders vote their proxies in favor of such adjournment so that their proxies may be used for such purposes in the event it should become necessary. Properly executed proxies will be voted in favor of any such adjournment unless otherwise indicated thereon. If it is necessary to adjourn the Annual Meeting, no notice of the time and place of the adjourned meeting is required to be given to shareholders other than an announcement of such time and place at the Annual Meeting.

                              SHAREHOLDER PROPOSALS

     In order to be eligible for inclusion in Central Jersey's proxy materials for next year's annual meeting of shareholders in the event that the Merger is not consummated, any shareholder proposal to take action at such meeting must be received at Central Jersey's main office at 591 Cranbury Road, East Brunswick, New Jersey 08816, no later than __________ ___, 1997. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

                                  OTHER MATTERS

     The Board of Directors is not aware of any business to come before the Annual Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.

     The cost of soliciting proxies will be borne by Central Jersey. Central Jersey will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Central Jersey Common. In addition to solicitations by mail, directors, officers and regular employees of Central Jersey may solicit proxies personally or by telegraph or telephone without additional compensation. Central Jersey anticipates that its transfer agent will assist in the solicitation of proxies for no additional compensation, other than reasonable out-of-pocket expenses.

                                  LEGAL MATTERS

     The legality of the Summit Common offered hereby will be passed upon for Summit by Richard F. Ober, Jr., Esq., Executive Vice President, General Counsel and Secretary of Summit. Mr. Ober owns 23,957 shares of Summit Common and options to purchase 74,152 shares of Summit Common at a weighted average exercise price of $20.73. Certain federal tax matters will be passed upon for Summit and Central Jersey by Thompson Coburn, Saint Louis, Missouri. Certain legal matters will be passed upon for Central Jersey by Malizia, Spidi, Sloane &Fisch, P.C., Washington, D.C.

                                     EXPERTS

     The consolidated financial statements of Summit Bancorp. and subsidiaries as of December 31, 1995 and 1994 and for each of the years in the three-year period ended December 31, 1995, included in Summit's Annual Report on Form 10-K, incorporated by reference herein and in the Registration Statement, have been incorporated by reference herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

     The report of KPMG Peat Marwick LLP with respect to Summit Bancorp. and subsidiaries for the year ended December 31, 1995 refers to a change in the method of accounting for certain investments in debt and equity securities and post employment benefits in 1994 and to a change in the method of accounting for income taxes in 1993.

     The consolidated statements of financial condition of Central Jersey and subsidiary as of March 31, 1996 and 1995 and the related consolidated statements of operations, stockholders equity and cash flow for each of the years in the three-year period ended March 31, 1996 have been included in Central Jersey's Annual Report on Form 10-K, incorporated by reference herein and in the Registration Statement, have been incorporated by reference herein and in the Registration Statement in reliance upon the report of Coopers and Lybrand LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

     The report of Coopers and Lybrand LLP with respect to Central Jersey and subsidiary for the year ended March 31, 1996 refers to a change in the method of accounting for income taxes in 1993.

                                                                      APPENDIX A

                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER dated May 22, 1996, between Summit Bancorp., a New Jersey business corporation ("Summit"), and Central Jersey Financial Corporation, a New Jersey business corporation ("Central Jersey").



                              W I T N E S S E T H :

     WHEREAS, the respective boards of directors of Summit and Central Jersey deem it advisable and in the best interests of their respective shareholders to merge Central Jersey into Summit ("Merger") pursuant to the laws of the State of New Jersey and this Agreement and Plan of Merger ("Agreement");

     WHEREAS, the Board of Directors of Summit and Central Jersey have each determined that the Merger and the other transactions contemplated hereby are consistent with, and in furtherance of, their respective business strategies and goals;

     WHEREAS, to effectuate the Merger, the parties hereby adopt a plan of reorganization in accordance with the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended ("Code");

     WHEREAS, Summit and Central Jersey intend on the date after the date of this Agreement and in consideration of this Agreement to enter into the Stock Option Agreement ("Option Agreement") attached hereto as Exhibit A; and

     WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain other terms and conditions of the Merger.

     NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein and in the Option Agreement, the parties hereto, intending to be legally bound, agree as follows:


                                   ARTICLE I.

                               GENERAL PROVISIONS


SECTION 1.01  THE MERGER.

     (a) Upon the terms and subject to the conditions contained in this Agreement, at the Effective Time (as defined at Section 1.06), Central Jersey shall be merged with and into Summit pursuant to and in accordance with the provisions of, and with the effect provided in, the New Jersey Business Corporation Act, as amended ("New Jersey Act") (Summit as the surviving corporation being hereinafter sometimes referred to as the "Surviving Corporation").

     Section 1.02. CAPITAL STOCK OF SUMMIT. All shares of the capital stock of Summit outstanding immediately prior to the Effective Time shall be unaffected by the Merger and shall remain outstanding immediately thereafter.

     Section 1.03 TERMS OF CONVERSION OF CENTRAL JERSEY CAPITAL STOCK.

     (a) At the Effective Time, by virtue of the Merger and without any action on the part of any shareholder of Central Jersey:

     (1) All shares of the Common Stock, no par value, of Central Jersey ("Central Jersey Stock") which immediately prior to the Effective Time are either owned beneficially by Summit or a subsidiary of Summit (other than Central Jersey Stock held in a fiduciary capacity or as a result of debts previously contracted), if any, or held in the treasury of Central Jersey, if any, shall be canceled and retired and no cash, securities or other consideration shall be paid or delivered under this Agreement in exchange for such Central Jersey Stock; and




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     (2)  Subject to Sections  1.03(a)(1),  1.03(a)(3)  and 1.08,  each share of
          Central Jersey Stock outstanding immediately prior to the Effective Time shall be converted at the Exchange Ratio (as determined in accordance with this Section 1.03(a)(2)) into the Common Stock, par value $1.20 per share, of Summit ("Summit Stock"). In the event the Average Price (as defined in Section 1.03(b) below) is:


     (i) equal to or greater than $32.57, the Exchange Ratio shall be .875 shares of Summit Stock for each share of Central Jersey Stock; or

     (ii) less than $32.57 but equal to or greater than $28.75, the Board of Directors of Central Jersey shall have the right, exercisable only until 11:59 p.m. on the third business day following the Determination Date (as defined in Section 9.01), to terminate this Agreement by giving Summit notice of such termination, referring to this Section 1.03(a)(2)(ii), and this Agreement shall be terminated pursuant to such notice, effective as of 11:59 p.m. on the third business day following receipt of such notice by Summit, unless Summit shall, prior to 11:59 p.m. on the third business day following receipt of such termination notice, send notice to Central Jersey agreeing that the Exchange Ratio shall be equal to the quotient obtained by dividing $28.50 by the Average Price, whereupon the Exchange Ratio shall be such number (rounded to the fourth decimal place) of shares of Summit Stock for each share of Central Jersey Stock.

     (3) In the event the Average Price is less than $28.75, the Board of Directors of Central Jersey shall have the right, exercisable only until 11:59 p.m. on the third business day following the Determination Date, to terminate this Agreement by giving Summit notice of such termination, referring to this Section 1.03(a)(3), and this Agreement shall be terminated pursuant to such notice, effective upon receipt of such notice by Summit.


     (b)  For Purposes of This Agreement:

     (1) "Average Price" means the average (rounded to the nearest penny) of the closing prices of a share of Summit Stock on the New York Stock Exchange Composite Transactions Tape for the 10 consecutive trading days ending on the Determination Date as reported in The Wall Street Journal, or if not reported therein, as reported in an authoritative source mutually agreeable to Summit and Central Jersey.

     (2) "business day" shall mean a calendar day other than a Saturday, a Sunday or the weekdays that member banks of the Federal Reserve Board (as defined at Section 4.01) are permitted to close pursuant to regulations of the Federal Reserve Board.

     (c) In the event that, from the date hereof to the Effective Time, the outstanding Summit Stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities through reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or there occurs other like changes in the outstanding shares of Summit Stock, the Exchange Ratio and, if necessary, the form and amount of Summit capital stock issuable in the Merger in exchange for Central Jersey Stock shall be appropriately adjusted so that Central Jersey shareholders who are entitled to receive Summit Stock pursuant to the provisions hereof shall be entitled to receive such number of shares of Summit Stock or other stock as they would have received if the Effective Time had occurred prior to the happening of such event.

     Section 1.04. RESERVATION OF SUMMIT STOCK; ISSUANCE OF SHARES PURSUANT TO THE MERGER. Summit shall reserve and make available for issuance to holders of Central Jersey Stock in connection with the Merger, on the terms and subject to the conditions of this Agreement, sufficient shares of Summit Stock (which shares, when issued and delivered, will be duly authorized, legally and validly issued, fully paid and nonassessable and subject to no preemptive rights). The shares of Summit Stock to be issued in accordance with this Agreement are sometimes referred to herein as the "Shares". Upon the terms and subject to the conditions of this Agreement, including the conversion of Central Jersey Stock according to the Exchange Ratio, Summit shall issue the Shares upon the effectiveness of the Merger to Central Jersey Shareholders (as defined in Section 1.07).



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     Section 1.05.  EXCHANGE AGENT  ARRANGEMENTS.  Prior to the Effective  Time,
Summit shall appoint First Chicago Trust Company of New York, or another entity reasonably satisfactory to Central Jersey, as the exchange agent ("Exchange Agent") responsible for exchanging, in connection with and upon consummation of the Merger and subject to Sections 1.03 And 1.08, certificates representing whole shares of Summit Stock ("Summit Certificates") and cash in lieu of fractional shares of Summit Stock for certificates representing shares of Central Jersey Stock ("Central Jersey Certificates") and, upon the effectiveness of the Merger, Summit shall deliver to the Exchange Agent sufficient Summit Certificates and cash as shall be required to satisfy Summit's obligations to Central Jersey Shareholders hereunder.

     Section 1.06 EFFECTIVE TIME. The Merger shall be effective at the hour and on the date ("Effective Time") specified in the Certificate of Merger of Summit and Central Jersey required by this Agreement to be filed with the Secretary of State of the State of New Jersey in accordance with Section 14A:104.1 of the New Jersey Act ("Certificate of Merger"). Summit shall file the Certificate of Merger as promptly as practicable following the Closing (as defined at Section 9.01) but in no event later than one business day following the Closing Date (as defined at Section 9.01).

     Section 1.07. EXCHANGE OF CENTRAL JERSEY CERTIFICATES.

     (a) After the Effective Time, each Central Jersey Shareholder (except Summit to the extent provided in Section 1.03), upon surrender of all Central Jersey Certificates to the Exchange Agent, shall be entitled to receive in exchange therefor a Summit Certificate representing the number of whole shares of Summit Stock such Central Jersey Shareholder is entitled to receive pursuant to the conversion effected by Section 1.03 and the terms of Section 1.08 and the cash payment (by check) such Central Jersey Shareholder may be entitled, pursuant to Section 1.08, to receive in lieu of a fractional share of Summit Stock. Until so surrendered, outstanding Central Jersey Certificates held by each Central Jersey Shareholder, other than Central Jersey Stock not converted pursuant to Section 1.03, shall be deemed for all purposes (other than as provided below with respect to unsurrendered Central Jersey Certificates and Summit's right to refuse payment of dividends or other distributions, if any, in respect of Summit Stock) to represent the number of whole shares of Summit Stock into which the shares of Central Jersey Stock have been converted and the right to receive cash in lieu of fractional shares of Summit Stock, if any, all as provided in Section 1.08. Until so surrendered, Summit may, at its option, refuse to pay to the holders of the unsurrendered Central Jersey Certificates dividends or other distributions, if any, payable to holders of Summit Stock; provided, however, that upon the surrender and exchange of Central Jersey Certificates following a dividend or other distribution by Summit there shall be paid to such Central Jersey Shareholders the amount, without interest, of dividends and other distributions, if any, which became payable prior thereto but which were not paid.

     (b) Holders of Central Jersey Certificates as of the Effective Time shall cease to be, and shall have no further rights as, shareholders of Central Jersey.

     (c) As promptly as practicable, but in no event more than 10 days, after the Exchange Agent receives an accurate and complete list of all holders of record of outstanding Central Jersey Stock as of the Effective Time ("Central Jersey Shareholders") (including the address and social security number of and the number of shares of Central Jersey Stock held by each Central Jersey Shareholder) from Central Jersey ("Final Shareholder List"), Summit shall cause the Exchange Agent to send to each Central Jersey Shareholder instructions and transmittal materials for use in surrendering and exchanging Central Jersey Certificates for the Merger Consideration (as defined in Section 1.08 below). If Central Jersey Certificates are properly presented to the Exchange Agent (with proper presentation including satisfaction of all requirements of the letter of transmittal), Summit shall as soon as practicable, but in no event more than 10 days, after the later to occur of such presentment or the receipt by the Exchange Agent of an accurate and complete Final Shareholder List from Central Jersey cause the Exchange Agent to cancel and exchange Central Jersey Certificates for Summit Certificates and Cash In Lieu Amounts (as defined in
Section 1.08 below), if any.

     (d) At and after the Effective Time there shall be no transfers on the stock transfer books of Central Jersey of the shares of Central Jersey Stock which were outstanding immediately prior to the Effective Time.



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     Section  1.08.  FRACTIONAL  SHARES.  All Central  Jersey  Stock held in the aggregate by each Central Jersey Shareholder shall be multiplied by the Exchange Ratio to determine the number of shares of Summit Stock each such Central Jersey
Shareholder  is  entitled  to  receive  in  the  Merger.   Each  Central  Jersey
Shareholder shall be entitled to receive a Summit Certificate for the number of whole shares of Summit Stock resulting from such multiplication and cash in lieu of any fractional share of Summit Stock resulting from such multiplication in an amount ("Cash In Lieu Amount") determined by multiplying the fractional share interest to which such Central Jersey Shareholder would otherwise be entitled by the Average Price. The Shares and any Cash In Lieu Amounts payable in the Merger are sometimes collectively referred to herein as the "Merger Consideration".

     Section 1.09. RESTATED CERTIFICATE OF INCORPORATION AND BY-LAWS. The Restated Certificate of Incorporation of Summit in force immediately prior to the Effective Time shall be the Restated Certificate of Incorporation of the Surviving Corporation, except as duly amended thereafter and except to the extent such is affected by the Certificate of Merger. The By-Laws of Summit in force immediately prior to the Effective Time shall be the By-Laws of the Surviving Corporation, except as duly amended thereafter.

     Section 1.10. BOARD OF DIRECTORS AND OFFICERS. The Board of Directors of the Surviving Corporation shall consist of the members of the Board of Directors of Summit at the Effective Time. The officers of the Surviving Corporation shall consist of the officers of Summit at the Effective Time. Such directors and officers shall serve as such for the terms prescribed in the Restated Certificate of Incorporation and By-Laws of Summit, or otherwise as provided by law or until their earlier deaths, resignation or removal.

     Section 1.11. CENTRAL JERSEY STOCK OPTIONS.

     (a) At the Effective Time, each holder of a Central Jersey Option (as defined below) shall be entitled to receive, in exchange for such Central Jersey Options, at the election of such holder, either:

          (i) cash equal to the Cash Value (as defined below) of the particular Central Jersey Option ("Cash Amount"); or

          (ii)(A) the whole shares of Summit Stock obtained by DIVIDING the Cash Value of the particular Central Jersey Option by the Market Price of a share of Summit Stock , and (B) cash in lieu of any fractional share of Summit Stock resulting from such division determined by multiplying such fractional share amount by the Market Price of a share of Summit Stock (collectively, the "Stock Consideration").

     Holders of Central Jersey Options shall deliver to Summit at the Closing (as defined at Section 9.01) an election to receive under this Section 1.11 either a Cash Amount or the Stock Consideration with respect to all Central Jersey Options held by such holder and holders failing to deliver such an election at the Closing shall be deemed to have elected to receive the Cash Amount with respect to all Central Jersey Options held by such holder. Summit shall send, no later than ten business days following the Effective Time, to each holder of a Central Jersey Option, as appropriate, (i) a check representing the aggregate Cash Value such holder may be entitled to receive pursuant to this
Section 1.11, or (ii) a certificate representing the aggregate whole shares of Summit Stock such holder may be entitled to receive pursuant to this Section
1.11 and a check representing any cash such holder may be entitled to receive pursuant to this Section 1.11 in lieu of a fractional share of Summit Stock; PROVIDED, however, that with respect to individuals holding more than one Central Jersey Option the aggregate whole shares of Summit Stock such holder is entitled to receive shall be determined by adding together the Cash Values of all such Central Jersey Options and dividing the resultant sum by the Market Price of a share of Summit Stock and cash such holder is entitled to receive shall be determined by multiplying the fractional share interest resulting from such division by the Market Price of a share of Summit Stock. The Central Jersey Options which become subject to this Section 1.11 shall be deemed terminated as of the Closing Date (as defined at Section 9.01) and Central Jersey shall not on or after the Closing Date issue Central Jersey Stock upon any attempted exercise of such Central Jersey Option. Central Jersey shall deliver to Summit at Closing a list of all Central Jersey Options (including the address and social security number of each holder thereof and the Central Jersey Options held by such holder broken down by plan, type (incentive or nonqualified), grant date, expiration date, exercise price and the number of shares of Central Jersey Stock subject thereto).


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     (b) For purposes of this section 1.11:

     (1) "Central Jersey Option" is hereby defined to mean a stock option for Central Jersey Stock outstanding on the date hereof granted under the Central Jersey 1993 Stock Option and Incentive Plan or Central Jersey Non-Employee Director Stock Option Plan ("Central Jersey Option Plans") or pursuant to Section 4.05(g), and not subsequently exercised, terminated or expired prior to the Closing Date.

     (2) "Cash Value" of a Central Jersey Option is hereby defined to be the amount obtained by multiplying (A) the number of Summit Equivalent Shares (as defined below) represented by the particular Central Jersey Option, TIMES (B) the difference obtained by subtracting the Summit Equivalent Exercise Price (as defined below) of the particular Central Jersey Option from the Market Price (as defined below) of a share of Summit Stock;

     (3) "Market Price" of a share of Summit Stock is hereby defined to mean the last sale price of a share of Summit Stock on the last trading day immediately preceeding the Closing Date as reported on the New York Stock Exchange--Composite Transactions List (by THE WALL STREET JOURNAL or, in the event of its unavailability, by any other authoritative source agreeable to Summit and Central Jersey).

     (4) "Summit Equivalent Shares" is hereby defined to mean the number obtained by MULTIPLYING the number of shares of Central Jersey Stock covered by a particular Central Jersey Option TIMES the Exchange Ratio.

     (5) "Summit Equivalent Exercise Price" is hereby defined to mean the number obtained by DIVIDING the exercise price of the particular Central Jersey Option by the Exchange Ratio.

     Section 1.12 ADDITIONAL ACTIONS. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of Central Jersey acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of Central Jersey or otherwise, all such deeds, bills of sale, assignments and assurances and to take, in the name and on behalf of Central Jersey, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

     Section 1.13. UNCLAIMED MERGER CONSIDERATION. If, upon the expiration of one year following the Effective Time, Merger Consideration remains with the Exchange Agent due to the failure of Central Jersey Shareholders to surrender and exchange Central Jersey Certificates for Merger Consideration, Summit may, at its election, continue to retain the Exchange Agent for purposes of the surrender and exchange of Central Jersey Certificates or take possession of such unclaimed Merger Consideration, in which such latter case, Central Jersey Shareholders who have theretofore failed to surrender and exchange Central Jersey Certificates shall thereafter look only to Summit for payment of the Merger Consideration and the unpaid dividends and distributions on the Summit Stock constituting some or all of the Merger Consideration, without any interest thereon. Notwithstanding the foregoing, none of Summit, Central Jersey, the Exchange Agent or any other person shall be liable to any former holder of shares of Central Jersey Stock for any property properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

     Section 1.14. LOST CENTRAL JERSEY CERTIFICATES. In the event any Central Jersey Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Central Jersey Certificate to be lost, stolen or destroyed and, if required by Summit, the posting by such person of a bond in such amount as Summit may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such Central Jersey Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Central Jersey Certificate the Merger Consideration deliverable in respect thereof pursuant to this Agreement.




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     Section 1.15.  LIQUIDATION  ACCOUNT. The liquidation account established by
Central Jersey pursuant to the plan of conversion adopted in connection with its conversion from mutual to stock form shall, to the extent required by applicable law, continue to be maintained after the Effective Time for the benefit of those persons and entities who were savings account holders of Central Jersey on March 31, 1984, and who continue from time to time to have rights therein.


                                  ARTICLE II.

                REPRESENTATIONS AND WARRANTIES OF CENTRAL JERSEY

     Central Jersey represents and warrants to Summit as follows:

     Section 2.01. ORGANIZATION, CAPITAL STOCK.

     (a) Each of Central Jersey and its nonbank subsidiaries, including the nonbank subsidiaries of bank subsidiaries (the term "subsidiary", as used in this Agreement, shall mean any corporation or other organization of which 25% or more of the shares or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or other group performing similar functions with respect to such corporation or other organization is directly or indirectly owned), all of which are listed, together with their respective states of incorporation, on Central Jersey Schedule 2.01(a), is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, qualified to transact business in under the laws of all jurisdictions where the failure to be so qualified would be likely to have a material adverse effect on (i) the business, results of operations, assets or financial condition of Central Jersey and its subsidiaries on a consolidated basis, or (ii) the ability of Central Jersey to perform its obligations under, and to consummate the transactions contemplated by, this Agreement (a "Central Jersey Material Adverse Change"). However, a Central Jersey Material Adverse Change will not include a change resulting from a change in law, rule, regulation or generally accepted or regulatory accounting principles, or from any other matter affecting banking institutions or their holding companies generally. Each of Central Jersey and its subsidiaries has all corporate power and authority and all material licenses, franchises, certificates, permits and other governmental authorizations which are legally required to own and lease its properties, to occupy its premises and to engage in its business and activities as presently engaged in, and each has complied in all material respects with all applicable laws, regulations and orders.

     (b) Central Jersey is registered as a unitary savings and loan holding company under the Home Owners' Loan Act of 1933 ("HOLA").

     (c) Central Jersey or one of its subsidiaries is the holder and beneficial owner of all of the outstanding capital stock of all of Central Jersey's direct and indirect nonbank subsidiaries.

     (d)(1) The authorized capital stock of Central Jersey consists of 25,000,000 shares of Common Stock, each of no par value, and 15,000,000 shares, each of no par value, of Preferred Stock, and as of the date hereof there were issued and outstanding 2,668,269 shares of the Common Stock of Central Jersey and no shares of the Preferred Stock of Central Jersey.

        (2) All issued and outstanding shares of the capital stock of Central Jersey and of each of its nonbank subsidiaries have been fully paid, were duly authorized and validly issued, are non-assessable and have been issued pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act") or an appropriate exemption from registration under the Securities Act and were not issued in violation of the preemptive rights of any shareholder.

        (3) Except as set forth above in this Section 2.01(d) or in Section 2.01(a), except for director and employee stock options outstanding under the Central Jersey Option Plans and except for Central Jersey Stock issuable in connection with the Central Jersey Option Plans, there are no other Equity Securities of Central Jersey or any subsidiary of Central Jersey outstanding, in existence, the subject of an agreement or reserved for issuance.

        (4) "Equity Securities" of an issuer means capital stock or other equity securities of such issuer, options, warrants, scrip, rights to subscribe to, call or commitments of any character whatsoever relating to, or securities or


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rights  convertible into, shares of any capital stock or other Equity Securities of such issuer, or contracts, commitments, understandings or arrangements by which such issuer is or may become bound to issue additional shares of its capital stock or other Equity Securities of such issuer, or options, warrants, scrip or rights to purchase, acquire, subscribe to, calls on or commitments for any shares of its capital stock or other Equity Securities.

        (5) There are no plans of Central Jersey providing for the granting of stock options, stock appreciation rights or other securities or derivative securities to directors or employees other than the Central Jersey Option Plans. The Central Jersey Option Plans, including all amendments thereto, have been approved by the shareholders of Central Jersey in accordance with the shareholder approval requirements of the Code and Rule 16b3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Copies of the Central Jersey Option Plans, including all amendments thereto, have been previously provided to Summit. All material information in the aggregate relating to outstanding grants under the Central Jersey Option Plans, including director and employee stock options and stock appreciation rights ("SARs") (including without limitation date of grant, expiration date, plan under which granted, type (if option, whether nonqualified or incentive; if SAR, whether or not granted in tandem with an option and, if so, the type of tandem option), exercise price, number of shares subject thereto) is set forth in Central Jersey Schedule 2.01(d)(5).

     (e) Central Jersey owns no bank subsidiary other than Central Jersey Savings Bank, SLA ("Bank")("bank" is hereby defined to include commercial banks, savings banks, private banks, trust companies, savings and loan associations, building and loan associations and similar institutions receiving deposits and making loans). Bank is a bank duly organized, validly existing, and in good standing under the laws of the State of New Jersey. Bank is duly authorized to conduct all activities and exercise all powers contemplated by applicable laws of the State of New Jersey, is an insured bank as defined in the Federal Deposit Insurance Act, and has all corporate power and authority and all material licenses, franchises, certificates, permits and other governmental authorizations which are legally required to own and lease its properties and assets, to occupy its premises, and to engage in its business and activities as presently engaged in, and has complied in all material respects with all applicable laws, regulations and orders.

     (f) The authorized and outstanding capital stock of Bank is as set forth on Central Jersey Schedule 2.01(f). Central Jersey is the holder and beneficial owner of all shares of the issued and outstanding capital stock of Bank, other than director qualifying shares. All issued and outstanding shares of the capital stock of Bank have been fully paid, were duly authorized and validly issued, are non-assessable, and were not issued in violation of the preemptive rights of any shareholder. No Equity Securities of Bank exist other than those set forth on Central Jersey Schedule 2.01(f). No options covering the capital stock of Bank, warrants to purchase or contracts to issue capital stock of Bank, or any other contracts, presently exercisable rights (including preemptive rights), commitments or convertible securities entitling anyone to acquire from Central Jersey or any of its subsidiaries or obligating them to issue any capital stock, or securities convertible into or exchangeable for shares of capital stock, of Bank are outstanding, in existence, or the subject of an agreement.

     (g)  All  Equity  Securities  of  its  direct  and  indirect   subsidiaries
beneficially owned by Central Jersey or a subsidiary of Central Jersey are held free and clear of any claims, liens, encumbrances or security interests.

     Section 2.02. FINANCIAL STATEMENTS. The financial statements and schedules contained or incorporated in (a) Central Jersey's annual report to shareholders for the fiscal year ended March 31, 1995, (b) Central Jersey's annual report on Form 10-K filed pursuant to the Exchange Act for the fiscal year ended March 31, 1995 and (c) Central Jersey's quarterly reports on Form 10-Q filed pursuant to the Exchange Act for the fiscal quarters ended June 30, 1995, September 30, 1995 and December 31, 1995 (the "Central Jersey Financial Statements") are true and correct in all material respects as of their respective dates and each fairly presents (subject, in the case of unaudited statements, to recurring audit adjustments normal in nature and amount), in accordance with generally accepted accounting principles the consolidated statements of condition, income, changes in stockholders' equity and cash flows of Central Jersey and its subsidiaries at its respective date and for the period to which it relates, except as may otherwise be described therein. The Central Jersey Financial Statements do not, as of the dates thereof, include any material asset or omit any material liability, absolute or contingent, or other fact, the inclusion or omission of which renders the Central Jersey Financial Statements, in light of the circumstances under which they were made, misleading in any respect.

     Section 2.03. NO CONFLICTS. Except as set forth in Schedule 2.03, Central Jersey and each of its subsidiaries is not in, and has received no notice of, violation or breach of, or default under, nor will the execution, delivery and performance of this Agreement by Central Jersey, or the consummation of the transactions contemplated hereby including the Merger by Central Jersey upon the terms provided herein (assuming receipt of the Required Consents, as that term is defined in Section 4.01), violate, conflict with, result in the breach of, constitute a default under, give rise to a claim or right of termination, cancellation, revocation of, or acceleration under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the material rights, permits, licenses, assets or properties of Central Jersey or any of its subsidiaries or upon any of the Equity Securities of Central Jersey or any of its subsidiaries, or constitute an event which could, with the lapse of time, action or inaction by Central Jersey or any of its subsidiaries or a third party, or the giving of notice and failure to cure, result in any of the foregoing, under any of the terms, conditions or provisions, as the case may be, of:

     (a) the Certificate of Incorporation or the ByLaws of Central Jersey or any of its subsidiaries;

     (b) any applicable law, statute, rule, ruling, determination, ordinance or regulation of or agreement with any governmental or regulatory authority;

     (c) any judgment, order, writ, award, injunction or decree of any court or other governmental authority; or

     (d) any material note, bond, mortgage, indenture, lease, policy of insurance or indemnity, license, contract, agreement or other instrument;

to which Central Jersey or any of its subsidiaries is a party or by which Central Jersey or any of its subsidiaries or any of their assets or properties are bound or committed, the consequences of which individually or in the aggregate would be likely to result in a Central Jersey Material Adverse Change, or enable any person to enjoin the transactions contemplated hereby.

     Section 2.04. ABSENCE OF UNDISCLOSED LIABILITIES. Central Jersey and its subsidiaries have no liabilities, whether contingent or absolute, direct or indirect, matured or unmatured (including but not limited to liabilities for federal, state and local taxes, penalties, assessments, lawsuits or claims against Central Jersey or any of its subsidiaries), and no loss contingency (as defined in Statement of Financial Accounting Standards No. 5), other than (a) those reflected in the Central Jersey Financial Statements or disclosed in the notes thereto, (b) commitments made by Central Jersey or any of its subsidiaries in the ordinary course of its business which are not in the aggregate material in frequency or amount to Central Jersey and its subsidiaries, taken as a whole, and (c) liabilities arising in the ordinary course of its business since March 31, 1995, which are not in the aggregate material in frequency or amount to Central Jersey and its subsidiaries, taken as a whole. Other than as reported in the Forms 10-Q of Central Jersey referred to in Section 2.02, neither Central Jersey nor any of its subsidiaries has, since March 31, 1995, become obligated on any debt due in more than one year from the date of this Agreement in excess of $250,000, other than intra-corporate debt and deposits received, repurchase agreements and borrowings from the Federal Reserve Bank of New York or the Federal Home Loan Bank of New York or other like liabilities entered into in the ordinary course of business.

     Section 2.05. ABSENCE OF LITIGATION; AGREEMENTS WITH BANK REGULATORS. There is no outstanding order, injunction or decree of any court or governmental or self-regulatory body against or affecting Central Jersey or its subsidiaries which materially and adversely affects Central Jersey and its subsidiaries, taken as a whole, and there are no actions, arbitrations, claims, charges, suits, investigations or proceedings (formal or informal) material to Central Jersey and its subsidiaries, taken as a whole, pending or, to Central Jersey's knowledge, threatened, against or involving Central Jersey or any of its subsidiaries or their officers or directors (in their capacity as such) in law or equity or before any court, panel or governmental agency, except as disclosed in the Forms 10-K and 10-Q of Central Jersey referred to in Section 2.02 and in Central Jersey Schedule 2.05. Neither Bank nor Central Jersey is a party to any agreement or memorandum of understanding with, or is a party to any commitment letter to, or has submitted a board of directors resolution or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, any governmental or regulatory authority which restricts materially the conduct of its business, or in any manner relates to material statutory or regulatory noncompliance discovered in any regulatory examinations, its capital adequacy, its credit or reserve policies or its management. Neither Bank nor Central Jersey has been advised by any governmental or regulatory authority that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any of the foregoing. Neither Bank nor Central Jersey has any reason to believe that it has failed to resolve to the satisfaction of the applicable regulatory agency any significant deficiencies cited by any such agency in its most recent examinations of each aspect of Bank's and Central Jersey's business.

     Section 2.06. BROKERS' FEES. Central Jersey has entered into this Agreement with Summit as a result of direct negotiations without the assistance or efforts of any finder, broker, financial advisor or investment banker, other than Advest, Inc. ("Advest"). Central Jersey Schedule 2.06 consists of true and complete copies of all agreements between Central Jersey and Advest with respect to the transactions contemplated by this Agreement.

     Section 2.07. MATERIAL FILINGS. At the time of filing, all filings made by Central Jersey and its subsidiaries after December 31, 1989 with the SEC and the appropriate bank regulatory authorities do not or did not contain any untrue statement of a material fact and do not or did not omit to state any material fact required to be stated herein or therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. To the extent such filings were subject to the Securities Act or Exchange Act, such filings complied in all material respects with the Securities Act or Exchange Act, as appropriate, and all applicable rules and regulations thereunder of the SEC. Central Jersey has since December 31, 1993 timely made all filings required by the Securities Act and the Exchange Act.

     Section 2.08. CORPORATE ACTION. Assuming due execution and delivery by Summit, and subject to the requisite approval by the shareholders of Central Jersey of this Agreement, the Merger and the other transactions contemplated hereby in accordance with Central Jersey's Certificate of Incorporation and the New Jersey Act at a meeting of such holders to be duly called and held, Central Jersey has the corporate power and is duly authorized by all necessary corporate action to execute, deliver and perform this Agreement. The Board of Directors of Central Jersey has taken all action required by law, its Certificate of Incorporation, its By-Laws or otherwise (i) to authorize the execution and delivery of this Agreement and (ii) for shareholders of Central Jersey to approve this Agreement and the transactions contemplated hereby including the Merger by a simple majority of the votes cast at the meeting held in accordance with Section 4.03. This Agreement is a valid and binding agreement of Central Jersey enforceable in accordance with its terms except as such enforcement may be limited by applicable principles of equity, and by bankruptcy, insolvency, fraudulent transfer, moratorium or other similar laws of general applicability presently or hereafter in effect affecting the enforcement of creditors' rights generally and banks the deposits of which are insured by the Federal Deposit Insurance Corporation. The Board of Directors of Central Jersey in authorizing the execution of this Agreement has determined, at the date of this Agreement, to recommend to the shareholders of Central Jersey the approval of this Agreement, the Merger and the other transactions contemplated hereby.


     Section 2.09. ABSENCE OF CHANGES. There has not been, since December 31, 1995, any Central Jersey Material Adverse Change reported in the Forms 10-Q of Central Jersey referred to in Section 2.02. Except as disclosed in Central Jersey Schedule 2.09 or reported in the Forms 10-Q of Central Jersey referred to in Section 2.02, neither Central Jersey nor any of its subsidiaries has since March 31, 1995: (a) (i) declared, set aside or paid any dividend or other distribution in respect of its capital stock, other than dividends from subsidiaries to Central Jersey or other subsidiaries of Central Jersey and an ordinary cash dividend of $.12 per share per fiscal quarter, or, (ii) directly or indirectly, purchased, redeemed or otherwise acquired any shares of such stock held by persons other than Central Jersey and its subsidiaries, other than the redemption by Central Jersey of its 7% Convertible Subordinated Debentures, due April 1, 2003, and related conversion into Central Jersey stock; (b) incurred current liabilities since that date other than in the ordinary course of business; (c) sold, exchanged or otherwise disposed of any of their assets except in the ordinary course of business; (d) made any officers' salary increase or wage increase not consistent with past practices, entered into any employment, consulting, severance or change of control contract with any present or former director, officer or salaried employee, or instituted any employee or director welfare, bonus, stock option, profit-sharing, retirement, severance or other benefit plan or arrangement or modified any of the foregoing so as to increase its obligations thereunder in any material respect; (e) suffered any taking by condemnation or eminent domain or other damage, destruction or loss in excess of $50,000, whether or not covered by insurance, adversely affecting its business, property or assets, or waived any rights of value in excess of

$50,000;  (f) entered  into any  transactions  which in the  aggregate  exceeded
$250,000 other than in the ordinary course of business; or (g) acquired the assets or capital stock of another company, except in a fiduciary capacity or in the course of securing or collecting loans or leases.

     Section 2.10. ALLOWANCE FOR LOAN AND LEASE LOSSES. To the knowledge of Central Jersey, at March 31, 1995 and thereafter the allowances for loan and lease losses of Central Jersey and its subsidiaries were and are adequate in all material respects to provide for all losses on loans and leases outstanding and, to the best of Central Jersey's knowledge, the loan and lease portfolios of Central Jersey in excess of such allowances are collectible in the ordinary course of business. Central Jersey Schedule 2.10 constitutes a list of all loans and leases made by Central Jersey or any of its subsidiaries that have been "classified" as to quality by any internal or external auditor, accountant or examiner, and such list is accurate and complete in all material respects.

     Section 2.11. TAXES AND TAX RETURNS. Neither Central Jersey nor any of its subsidiaries has at any time filed a consent pursuant to Section 341(f) of the Code or consented to have the provisions of Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by Central Jersey or any of its subsidiaries. None of the property being acquired by Summit or its subsidiaries in the Merger is property which Summit or its subsidiaries will be required to treat as being owned by any other person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986 or is "tax-empt use property" within the meaning of Section 168(h)(1) of the Code. Amounts required to be withheld have been withheld from employees by Central Jersey and each of its subsidiaries for all periods in compliance with the tax, social security, unemployment and other applicable withholding provisions of applicable federal, state and local law. Proper and accurate federal, state and local returns have been timely filed by Central Jersey and each of its subsidiaries for all periods for which returns were due, including with respect to employee income tax withholding, social security, unemployment and other applicable taxes, and the amounts shown thereon to be due and payable have been paid in full or adequate provision therefor has been included on the books of Central Jersey or its appropriate subsidiary.
Neither Central Jersey nor any of its subsidiaries is required to file tax returns with any state other than the State of New Jersey. Provision has been made on the books of Central Jersey or its appropriate subsidiary for all unpaid taxes, whether or not disputed, that may become due and payable by Central Jersey or any of its subsidiaries in future periods in respect of transactions, sales or services previously occurring or performed. The Internal Revenue Service ("IRS") has audited the consolidated federal income tax returns of Central Jersey for all taxable years ended on or prior to March 31, 1992 and the State of New Jersey has not audited the New Jersey income tax returns of Central Jersey and its subsidiaries during the past nine years. Neither Central Jersey nor any of its subsidiaries has been notified that it is subject to an audit or review of its tax returns by any state other than the State of New Jersey.
Central Jersey is not and has not been a United States real property holding corporation as defined in Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. Neither Central Jersey nor any of its subsidiaries is currently a party to any tax sharing or similar agreement with any third party. There are no material matters, assessments, notices of deficiency, demands for taxes, proceedings, audits or proposed deficiencies pending or, to Central Jersey's knowledge, threatened against Central Jersey or any of its subsidiaries and there have been no waivers of statutes of limitations or agreements related to assessments or collection in respect of any federal, state or local taxes. Neither Central Jersey nor any of its subsidiaries has agreed to or is required to make any adjustment pursuant to
Section 481(a) of the Code by reason of a change in accounting method initiated by Central Jersey or any of its subsidiaries, and neither Central Jersey nor any of its subsidiaries has any knowledge that the IRS has proposed any such adjustment or change in accounting method. Central Jersey and its subsidiaries have complied in all material respects with all requirements relating to information reporting and withholding (including back-up withholding) and other requirements relating to the reporting of interest, dividends and other reportable payments under the Code and state and local tax laws and the regulations promulgated thereunder and other requirements relating to reporting under federal law including record keeping and reporting on monetary instruments transactions.

     Section 2.12. PROPERTIES. To the knowledge of Central Jersey, it has, directly or through its subsidiaries, good and marketable title to all of its properties and assets, tangible and intangible, including those reflected in the most recent consolidated balance sheet included in the Central Jersey Financial Statements (except individual properties and assets disposed of since that date in the ordinary course of business), which properties and assets are not subject to any mortgage, pledge, lien, charge or encumbrance other than as reflected in the Central Jersey Financial Statements or which in the aggregate do not materially adversely affect or impair the operation of Central Jersey and its subsidiaries taken as a whole. Central Jersey and each of its subsidiaries enjoys peaceful and undisturbed possession under all material leases under which it or any of its subsidiaries is the lessee, where the failure to enjoy such peaceful and undisturbed possession would be likely to result in a Central Jersey Material Adverse Change, and none of such leases contains any unusual or burdensome provision which would be likely to materially and adversely affect or impair the operations of Bank and its subsidiaries taken as a whole.

     Section 2.13. CONDITION OF PROPERTIES; INSURANCE. All real and tangible personal properties owned by Central Jersey or any of its subsidiaries or used by Central Jersey or any of its subsidiaries in its business are in a good state of maintenance and repair, are in good operating condition, subject to normal wear and tear, conform in all material respects to all applicable ordinances, regulations and zoning laws, and are adequate for the business conducted by Central Jersey or such subsidiary subject to exceptions which are not, in the aggregate, material to Central Jersey and its subsidiaries, taken as a whole. Central Jersey and each of its subsidiaries maintains insurance (with companies which, to the best of Central Jersey's knowledge, are authorized to do business in New Jersey) against loss relating to such properties in amounts which are customary, usual and prudent for corporations or banks, as the case may be, of their size. Such policies are in full force and effect and are carried in an amount and form and are otherwise adequate to protect Central Jersey and each of its subsidiaries from any adverse loss resulting from risks and liabilities reasonably foreseeable at the date hereof, and are disclosed on Central Jersey
Schedule 2.13. All material claims thereunder have been filed in a due and timely fashion. Since December 31, 1991, neither Central Jersey nor any of its subsidiaries has ever been refused insurance for which it has applied or had any policy of insurance terminated (other than at its request).

     Section 2.14. CONTRACTS.

     (a) Except as set forth in Central Jersey Schedule 2.14(a), neither Central Jersey nor any of its subsidiaries is a party to and neither they nor any of their assets are bound by any written or oral lease or license with respect to any property, real or personal, as tenant or licensee involving an annual consideration in excess of $50,000.

     (b) Except as set forth in Central Jersey Schedule 2.14(b), neither Central Jersey nor any of its subsidiaries is a party to and neither they nor any of their assets is bound by any written or oral: (i) employment or severance contract (including, without limitation, any collective bargaining contract or union agreement) which is not terminable without penalty by Central Jersey or a subsidiary, as appropriate, on 60 days or less notice; (ii) contract or commitment for capital expenditures in excess of $75,000 in the aggregate for any one project or in excess of $250,000 in the aggregate for all projects;
(iii) contract or commitment whether or not made in the ordinary course of business for the purchase of materials or supplies or for the performance of services involving consideration in excess of $50,000 (including advertising and consulting agreements, data processing agreements, and retainer agreements with attorneys, accountants, actuaries, or other professionals); (iv) contract or option to purchase or sell any real or personal property other than OREO property involving consideration in excess of $75,000; or (v) other contracts material to the business of Central Jersey and its subsidiaries taken as a whole and not made in the ordinary course of business.

     (c) Neither Central Jersey nor any of its subsidiaries is a party to or otherwise bound by any contract, agreement, plan, lease, license, commitment or undertaking which, in the reasonable opinion of management of Central Jersey, is materially adverse, onerous, or harmful to any aspect of the business of Central Jersey and its subsidiaries taken as a whole.

     Section 2.15. PENSION AND BENEFIT PLANS.

     (a) Neither Central Jersey nor any of its subsidiaries maintains an employee pension benefit plan, within the meaning of Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or has made any contributions to any such employee pension benefit plan, except employee pension benefit plans listed in Central Jersey Schedule 2.15(a) (individually a "Central Jersey Plan" and collectively the "Central Jersey Plans"). In its present form each Central Jersey Plan complies in all material respects with all applicable requirements under ERISA and the Code. Each Central

Jersey Plan and the trust created thereunder is qualified and exempt under Sections 401(a) and 501(a) of the Code, and Central Jersey or the subsidiary whose employees are covered by such Central Jersey Plan has received from the IRS a determination letter to that effect. No event has occurred and there has been no omission or failure to act which would adversely affect such qualification or exemption. Each Central Jersey Plan has been administered and communicated to the participants and beneficiaries in all material respects in accordance with its terms and ERISA. No employee or agent of Central Jersey or any subsidiary whose employees are covered by a Central Jersey Plan has engaged in any action or failed to act in such manner that, as a result of such action or failure, (i) the IRS could revoke, or refuse to issue (as the case may be), a favorable determination as to such Central Jersey Plan's qualification and the associated trust's exemption or impose any liability or penalty under the Code, or (ii) a participant or beneficiary or a nonparticipating employee has been denied benefits properly due or to become due under such Central Jersey Plan or has been misled as to his or her rights under such Central Jersey Plan. No Central Jersey Plan is subject to Section 412 of the Code or Title IV of ERISA. No person has engaged in any prohibited transaction involving any Central Jersey Plan or associated trust within the meaning of Section 406 of ERISA or Section 4975 of the Code. There are no pending or threatened claims (other than routine claims for benefits) against the Central Jersey Plans or any fiduciary thereof which would subject Central Jersey or any of its subsidiaries to a material liability. All reports, filings, returns and disclosures and other communications which have been required to be made to the participants and beneficiaries, other employees, the Pension Benefit Guaranty Corporation ("PBGC"), the SEC, the IRS, the U.S. Department of Labor or any other governmental agency pursuant to the Code, ERISA, or other applicable statute or regulation have been made in a timely manner and all such reports, communications, filings, returns and disclosures were true and correct in all material respects. No liability has been, or is likely to be, incurred on account of delinquent or incomplete compliance or failure to comply with such requirements. "ERISA Affiliate" where used in this Agreement means any trade or business (whether or not incorporated) which is a member of a group of which Central Jersey is a member and which is under common control within the meaning of Section 414 of the Code. There are no unfunded benefit or pension plans or arrangements, or any individual agreements whether qualified or not, to which Central Jersey or any of its subsidiaries or ERISA affiliates has any obligation to contribute. There has been no change in control of any Central Jersey Plan since the last effective date of any such change of control disclosed to Summit in Schedule 2.15(a).

     (b) All bonus, deferred compensation, profit-sharing, retirement, pension, stock option, stock award and stock purchase plans and all other employee benefit plans, including medical, major medical, disability, life insurance or dental plans covering employees generally maintained by Central Jersey or any of its subsidiaries other than the Central Jersey Plans with an annual cost in excess of $25,000  (collectively  "Benefit  Plans") are listed in Central Jersey
Schedule 2.15(b) (unless already listed in Central Jersey Schedule 2.15(a)) and comply in all material respects with all applicable requirements imposed by the Securities Act, the Exchange Act, ERISA, the Code, and all applicable rules and regulations thereunder. The Benefit Plans have been administered and communicated to the participants and beneficiaries in all material respects in accordance with their terms and ERISA, and no employee or agent of Central Jersey or any of its subsidiaries has engaged in any action or failed to act in such manner that, as a result of such action or failure: (i) the IRS could revoke, or refuse to issue, a favorable determination as to a Benefit Plan's qualification and any associated trust's exemption or impose any liability or penalty under the Code; or (ii) a participant or beneficiary or a nonparticipating employee has been denied benefits properly due or to become due under the Benefit Plans or has been misled as to their rights under the Benefit Plans. There are no pending or threatened claims (other than routine claims for benefits) against the Benefit Plans which would subject Central Jersey or any of its subsidiaries to liability. Any trust which is intended to be tax-exempt has received a determination letter from the IRS to that effect and no event has occurred which would adversely affect such exemption. All reports, filings, returns and disclosures required to be made to the participants and beneficiaries, other employees of Central Jersey or any of its subsidiaries, the PBGC, the SEC, the IRS, the U.S. Department of Labor and any other governmental agency pursuant to the Code, ERISA, or other applicable statute or regulation, if any, have been made in a timely manner and all such reports, filings, returns and disclosures were true and correct in all material respects. No material liability has been, or is likely to be, incurred on account of delinquent or incomplete compliance or failure to comply with such requirements.

     Section 2.16. FIDELITY BONDS. Since at least January 1, 1991, Central Jersey and each of its subsidiaries has continuously maintained fidelity bonds insuring them against acts of dishonesty in such amounts as are customary, usual and prudent for organizations of its size and business. All material claims thereunder have been filed in a due and timely fashion. Since January 1, 1991, the aggregate amount of all claims under such bonds has not exceeded the policy limits of such bonds (excluding, except in the case of excess coverage, a deductible amount of not more than $50,000) and neither Central Jersey nor any of its subsidiaries is aware of any facts which would form the basis of a claim or claims under such bonds aggregating in excess of the applicable deductible amounts under such bonds. Neither Central Jersey nor any of its subsidiaries has reason to believe that its respective fidelity coverage will not be renewed by its carrier on substantially the same terms as the existing coverage, except for possible premium increases unrelated to Central Jersey's and its subsidiaries' past claim experience.

     Section 2.17. LABOR MATTERS. Hours worked by and payment made to employees of Central Jersey and each of its subsidiaries have not been in violation of the Fair Labor Standards Act or any applicable law dealing with such matters; and all payments due from Central Jersey and each of its subsidiaries on account of employee health and welfare insurance have been paid or accrued as a liability on the books of Central Jersey or its appropriate subsidiary. Central Jersey is in compliance with all other laws and regulations relating to the employment of labor, including all such laws and regulations relating to collective bargaining, discrimination, civil rights, safety and health, plant closing (including the Worker Adjustment Retraining and Notification Act), workers' compensation and the collection and payment of withholding and Social Security and similar taxes. No labor dispute, strike or other work stoppage has occurred and is continuing or is to its knowledge threatened with respect to Central Jersey or any of its subsidiaries. Since December 31, 1992, no employee of Central Jersey or any of its subsidiaries has been terminated, suspended, disciplined or dismissed under circumstances that are reasonably likely to result in a material liability. No employees of Central Jersey or any of its subsidiaries are unionized nor has such union representation been requested by any group of employees or any other person within the last two years. There are no organizing activities involving Central Jersey pending with, or, to the knowledge of Central Jersey, threatened by, any labor organization or group of employees of Central Jersey.

     Section 2.18. BOOKS AND RECORDS. The minute books of Central Jersey and each of its subsidiaries contain, in all material respects, complete and accurate records of and fairly reflect all actions taken at all meetings and accurately reflect all other corporate action of the shareholders and the boards of directors and each committee thereof. The books and records of Central Jersey and each of its subsidiaries fairly and accurately reflect the transactions to which Central Jersey and each of its subsidiaries is or has been a party or by which their properties are subject or bound, and such books and records have been properly kept and maintained.

     Section 2.19. CONCENTRATIONS OF CREDIT. No customer or affiliated group of customers (i) is owed by Central Jersey or any subsidiary of Central Jersey an aggregate amount equal to more than 5% of the shareholders' equity of Central Jersey or such subsidiary (including deposits, other debts and contingent liabilities) or (ii) owes to Central Jersey or any of its subsidiaries an aggregate amount equal to more than 5% of the shareholders' equity of Central Jersey or such subsidiary (including loans and other debts, guarantees of debts of third parties, and other contingent liabilities).

     Section 2.20. TRADEMARKS AND COPYRIGHTS. Neither Central Jersey nor any of its subsidiaries has received notice or otherwise knows that the manner in which Central Jersey or any of its subsidiaries conducts its business including its current use of any material trademark, trade name, service mark or copyright violates asserted rights of others in any trademark, trade name, service mark, copyright or other proprietary right.

     Section 2.21. EQUITY INTERESTS. Neither Central Jersey nor any of its subsidiaries owns, directly or indirectly, except for the equity interest of Central Jersey in Bank, any equity interest, other than by virtue of a security interest securing an obligation not presently in default, in any bank, corporation, partnership or other entity, except: (a) in a fiduciary capacity; or (b) an interest valued at less than $25,000 acquired in connection with a debt previously contracted.

     Section 2.22. ENVIRONMENTAL MATTERS.

     (a) Except as disclosed in Schedule 2.22 or in the Forms 10-K and 10-Q of Central Jersey referred to in Section 2.02 hereof:

     (1) No Hazardous Substances (as hereinafter defined) have been stored, treated, dumped, spilled, disposed, discharged, released or deposited at, under or on (1) any property now owned, occupied, leased or held or managed in a representative or fiduciary capacity ("Present Property") by Central Jersey or any of its subsidiaries, (2) any property previously owned, occupied, leased or held or managed in a representative or fiduciary capacity ("Former Property") by Central Jersey or any of its subsidiaries during the time of such previous ownership, occupancy, lease; holding or management or (3) any Participation Facility (as hereinafter defined) during the time that Central Jersey or any of its subsidiaries participated in the management of, or may be deemed to be or to have been an owner or operator of, such Participation Facility;

     (2) Neither Central Jersey nor any of its subsidiaries has disposed of, or arranged for the disposal of, Hazardous Substances from any Present Property, Former Property or Participation Facility, and no owner or operator of a Participation Facility disposed of, or arranged for the disposal of, Hazardous Substances from a Participation Facility during the time that Central Jersey or any of its subsidiaries participated in the management of, or may be deemed to be or to have been an owner or operator of, such Participation Facility;

     (3) No Hazardous Substances have been stored, treated, dumped, spilled, disposed, discharged, released or deposited at, under or on any Loan Property (as hereinafter defined), nor is there, with respect to any such Loan Property, any violation of environmental law which could materially adversely affect the value of such Loan Property to an extent which could prevent or delay Central Jersey or any of its subsidiaries from recovering the full value of its loan in the event of a foreclosure on such Loan Property.

     (b)  Neither  Central  Jersey  nor  any  subsidiary  (i)  is  aware  of any investigations contemplated, pending or completed by any environmental regulatory authority with respect to any Present Property, Former Property, Loan Property or Participation Facility, (ii) has received any information requests from any environmental regulatory authority, or (iii) been named as a potentially responsible or liable party in any Superfund, Resource Conservation and Recovery Act, Toxic Substances Control Act or Clean Water Act proceeding or other equivalent state or federal proceeding.

     (c) As used in this Agreement, (a) "Participation Facility" shall mean any property or facility of which the relevant person or entity (i) has at any time participated in the management or (ii) may be deemed to be or to have been an owner or operator, (b) "Loan Property" shall mean any real property in which the relevant person or entity holds a security interest in an amount greater than $30,000 and (c) "Hazardous Substances" shall mean (i) any flammable substances, explosives, radioactive materials, hazardous materials, hazardous substances, hazardous wastes, toxic substances, pollutants, contaminants and any related materials or substances specified in any applicable Federal or state law or regulation relating to pollution or protection of human health or the environment (including, without limitation, ambient or indoor air, surface water, groundwater, land surface or subsurface strata) and (ii) friable asbestos, polychlorinated biphenyls, urea formaldehyde, and petroleum and petroleum-containing products and wastes.

     It shall be considered material for all purposes of this Agreement if the cost of taking all remedial or other corrective actions and measures (as required by applicable law, as recommended or suggested by phase two investigation reports or as may be prudent in light of serious life, health or safety concerns) with respect to matters required to be disclosed pursuant to this Section 2.22 but not so disclosed, is in the aggregate in excess of $1,000,000, as reasonably estimated by an environmental expert retained for such purpose by Summit at its sole expense, or if the cost of such actions and measures cannot be so reasonably estimated by such expert to be such amount or less with any reasonable degree of certainty.

     Section 2.23. ACCOUNTING, TAX AND REGULATORY MATTERS. Neither Central Jersey nor any of its subsidiaries has taken or agreed to take any action or has any knowledge of any fact or circumstance that would (i) prevent the transactions contemplated hereby from qualifying as a reorganization within the meaning of Section 368 of the Code or (ii) materially impede or delay receipt of any approval referred to in Section 4.01 or the consummation of the transactions contemplated by this agreement.

                                  ARTICLE III.

                    REPRESENTATIONS AND WARRANTIES OF SUMMIT

     Summit represents and warrants to Central Jersey as follows:

     Section 3.01.Organization, Capital Stock.

     (a) Summit is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey with authorized capital stock consisting of 130,000,000 shares of Common Stock, each of par value $1.20, of which 93,504,424 shares were issued and outstanding as of April 30, 1996 and 4,000,000 shares of Preferred Stock, each without par value, of which 600,166 shares of Series B Adjustable Rate Cumulative Preferred Stock ($50 stated value) and 504,481 shares of Series C Adjustable Rate Cumulative Preferred Stock ($25 stated value) were issued and outstanding and 1,000,000 shares of Series R Preferred Stock were reserved for issuance as of April 30, 1996.

     (b) Summit is qualified to transact business in and is in good standing under the laws of all jurisdictions where the failure to be so qualified would have a material adverse effect on (i) the business, results of operations, assets or financial condition of Summit and its subsidiaries on a consolidated basis, or (ii) the ability of Summit to perform its obligations under, and to consummate the transactions contemplated by, this Agreement (a "Summit Material Adverse Change"). However, a Summit Material Adverse Change will not include a change resulting from a change in law, rule, regulation or generally accepted or regulatory accounting principles, or from any other matter affecting financial institutions or their holding companies generally. The bank subsidiaries of Summit are duly organized, validly existing and in good standing under the laws of their jurisdiction of organization. Summit and its bank subsidiaries have all corporate power and authority and all material licenses, franchises, certificates, permits and other governmental authorizations which are legally required to own and lease their respective properties, occupy their respective premises, and to engage in their respective businesses and activities as presently engaged in. Summit is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended ("Bank Holding Company Act").

     (c) All issued shares of the capital stock of Summit and of each of its bank subsidiaries have been fully paid, were duly authorized and validly issued, are non-assessable, have been issued pursuant to an effective registration statement and current prospectus under the Securities Act or an appropriate exemption from registration under the Securities Act and were not issued in violation of the preemptive rights of any shareholder. Summit or one of its subsidiaries is the holder and beneficial owner of all of the issued and outstanding capital stock of its bank subsidiaries. No options covering capital stock of Summit or any of its bank subsidiaries, warrants to purchase or contracts to issue capital stock of Summit or any of its bank subsidiaries, or any other contracts, rights (including preemptive rights), commitments or convertible securities entitling anyone to acquire from Summit or any of its subsidiaries or obligating them to issue any capital stock, or securities convertible into or exchangeable for shares of capital stock, of Summit or any of its bank subsidiaries are outstanding, in existence, or the subject of an agreement, except for Summit Stock issuable upon the exercise of employee stock options granted under stock option plans of Summit, Summit Stock issuable pursuant to Summit's Dividend Reinvestment and Stock Purchase Plan, Savings Incentive Plan and 1993 Incentive Stock and Option Plan and Series R Preferred Stock issuable pursuant to the Summit Shareholder Rights Plan.

     (d)  All  Equity  Securities  of  its  direct  and  indirect   subsidiaries
beneficially owned by Summit or a subsidiary of Summit are held free and clear of any claims, liens, encumbrances or security interests.

     Section 3.02. FINANCIAL STATEMENTS. The financial statements and schedules contained or incorporated in Summit's (a) annual report to shareholders for the fiscal year ended December 31, 1995, (b) annual report on Form 10-K pursuant to the Exchange Act for the fiscal year ended December 31, 1995 and (c) quarterly report on Form 10-Q pursuant to the Exchange Act for the fiscal quarter ended March 31, 1996 (the "Summit Financial Statements") are true and correct in all material respects as of their respective dates and each fairly presents, in accordance with generally accepted accounting principles consistently applied, the consolidated balance sheets, statements of income, statements of shareholders' equity and statements of cash flows of Summit and its subsidiaries at its respective date and for the period to which it relates. Except as may otherwise be described therein or in the related notes or in accountants' reports thereon, the Summit Financial Statements were prepared in accordance with generally accepted accounting principles consistently applied. The Summit Financial Statements do not, as of the dates thereof, include any material asset or omit any material liability, absolute or contingent, or other fact, the inclusion or omission of which renders the Summit Financial Statements, in light of the circumstances under which they were made, misleading in any respect.

     Section 3.03. NO CONFLICTS. Summit is not in, and has received no notice of, violation or breach of, or default under, nor will the execution, delivery and performance of this Agreement by Summit, or the consummation of the Merger by Summit upon the terms and conditions provided herein (assuming receipt of the Required Consents), violate, conflict with, result in the breach of, constitute a default under, give rise to a claim or right of termination, cancellation, revocation of, or acceleration under, or result in the creation or imposition of any lien, charge or encumbrance upon any rights, permits, licenses, assets or properties material to Summit and its subsidiaries, taken as a whole, or upon any of the capital stock of Summit, or constitute an event which could, with the lapse of time, action or inaction by Summit, or a third party, or the giving of notice and failure to cure, result in any of the foregoing, under any of the terms, conditions or provisions, as the case may be, of:

     (a) the Restated Certificate of Incorporation or the By-Laws of Summit;

     (b) any law, statute, rule, ruling, determination, ordinance, or regulation of any governmental or regulatory authority;

     (c) any judgment, order, writ, award, injunction, or decree of any court or other governmental authority; or

     (d) any material note, bond, mortgage, indenture, lease, policy of insurance or indemnity, license, contract, agreement, or other instrument;

to which Summit is a party or by which Summit, or any of its assets or properties are bound or committed, the consequences of which would be a Summit Material Adverse Change, or enable any person to enjoin the transactions contemplated hereby.

     Section 3.04. ABSENCE OF LITIGATION, AGREEMENTS WITH BANK REGULATORS. There is no outstanding order, injunction, or decree of any court or governmental or self-regulatory body against or affecting Summit or its subsidiaries which materially and adversely affects Summit and its subsidiaries, taken as a whole, and there are no actions, arbitrations, claims, charges, suits, investigations or proceedings (formal or informal) material to Summit and its subsidiaries, taken as a whole, pending or, to Summit's knowledge, threatened, against or involving Summit or their officers or directors (in their capacity as such) in law or equity or before any court, panel or governmental agency, except as disclosed in the Forms 10-K and 10-Q of Summit referred to in Section 3.02 or as previously provided to Central Jersey. Neither Summit nor any bank subsidiary of Summit is a party to any agreement or memorandum of understanding with, or is a party to any commitment letter to, or has submitted a board of directors resolution or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, any governmental or regulatory authority which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies or its management. Neither Summit nor any bank subsidiary of Summit, has been advised by any governmental or regulatory authority that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any of the foregoing. Summit and the bank subsidiaries of Summit have resolved to the satisfaction of the applicable regulatory agency any significant deficiencies cited by any such agency in its most recent examinations of each aspect of Summit or such bank subsidiary's business except for examinations, if any, received within the 30 days prior to the date hereof.

     Section 3.05. MATERIAL INFORMATION. At the time of filing, all filings made by Summit and its subsidiaries after December 31, 1989 with the SEC and appropriate bank regulatory authorities do not contain any untrue statement of a material fact and do not omit to state any material fact required to be stated herein or therein or necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. To the extent such filings were subject to the Securities Act or Exchange act, such filings complied in all material respects with the Securities Act or Exchange Act, as appropriate, and all applicable rules and regulations thereunder of the SEC. Summit has timely made all filings required by the Securities Act and the Exchange Act.

     Section 3.06. CORPORATE ACTION. Assuming due execution and delivery by Central Jersey, Summit has the corporate power and is duly authorized by all necessary corporate action to execute, deliver, and perform this Agreement. The Board of Directors of Summit has taken all action required by law or by the Restated Certificate of Incorporation or By-Laws of Summit or otherwise to authorize the execution and delivery of this Agreement. Approval by the shareholders of Summit of this Agreement, the Merger or the transactions contemplated by this Agreement are not required by applicable law. This Agreement is a valid and binding agreement of Summit enforceable in accordance with its terms except as such enforcement may be limited by applicable principles of equity, and by bankruptcy, insolvency, moratorium or other similar laws presently or hereafter in effect affecting the enforcement of creditors' rights generally.

     Section 3.07. ABSENCE OF CHANGES. Except as disclosed in the Summit Financial Statements, there has not been, since December 31, 1995, any Summit Material Adverse Change and there is no matter or fact which may result in any such Summit Material Adverse Change in the future.

     Section 3.08. NON-BANK SUBSIDIARIES. The non-bank subsidiaries of Summit did not, taken in the aggregate, constitute a "significant subsidiary" of Summit, as that term is defined in Rule 1-02(v) of Regulation S-X of the SEC (17 CFR ss.210.102(v)), at December 31, 1995.

     Section 3.09. ABSENCE OF UNDISCLOSED LIABILITIES. The Summit Financial Statements are prepared on an accrual basis and reflect all known assets and liabilities. There are no material undisclosed liabilities, whether contingent or absolute, direct or indirect..

     Section 3.10. ENVIRONMENTAL MATTERS.

     (a) Except as disclosed  in the Forms 10K and 10Q of Summit  referred to in
Section 3.02 hereof:

     (1) no Hazardous Substances have been stored, treated, dumped, spilled, disposed, discharged, released or deposited at, under or on any (i) Present Property of Summit or a subsidiary, (ii) Former Property of Summit or a subsidiary during the time of previous ownership, occupancy or lease, or (iii) Participation Facility during the time that Summit or a subsidiary participated in the management of, or may be deemed to be or to have been an owner or operator of, such facility, where such storage, treatment, dumping, spilling, disposing, discharging, releasing, or depositing would have a material adverse effect on Summit and its subsidiaries, taken as a whole;

     (2) neither Summit nor any subsidiary has disposed of or arranged for the disposal of Hazardous Substances from any Present Property, Former Property or Participation Facility, and no owner or operator of a Participation Facility disposed of, or arranged for the disposal of, Hazardous Substances from a Participation Facility during the time that Summit or any subsidiary participated in the management of, or may be deemed to be or to have been an owner or operator of such Participation Facility, where such disposal or arranging for disposal would have a material adverse effect on Summit and its subsidiaries, taken as a whole;

     (3) no Hazardous Substances have been stored, treated, dumped, spilled, disposed, discharged, released or deposited at, under or on any Loan Property, nor is there with respect to any Loan Property any violation of an environmental law, where such storage, treatment, dumping, spilling, disposing, discharging, releasing, depositing or violation would have a material adverse effect on Summit and its subsidiaries, taken as a whole.

     (b) Neither Summit nor any subsidiary (i) is aware of any investigations contemplated, pending or completed by any environmental regulatory authority with respect to any Present Property, Former Property, Loan Property or
Participation Facility which would be likely to result in a Summit Material Adverse Change, (ii) has received any information requests from any environmental regulatory authority with respect to a matter which would be likely to result in a Summit Material Adverse Change, or (iii) been named as a potentially responsible or liable party in any Superfund, Resource Conservation and Recovery Act, Toxic Substances Control Act or Clean Water Act proceeding or other equivalent state or federal proceeding which would be likely to result in a Summit Material Adverse Change.

     Section 3.11. BENEFIT PLANS. Summit is in compliance with all laws and regulations applicable to its employee benefit plans where the failure to so comply would be likely to result in a Material Adverse Change.

     Section 3.12. ACCOUNTING, TAX AND REGULATORY MATTERS. Neither Summit nor any of its subsidiaries has taken or agreed to take any action or has any knowledge of any fact or circumstance that would (i) prevent the transactions contemplated hereby from qualifying as a reorganization within the meaning of
Section 368 of the Code or (ii) materially impede or delay receipt of any approval referred to in Section 4.01 or the consummation of the transactions contemplated by this Agreement.



                                   ARTICLE IV.

                           COVENANTS OF CENTRAL JERSEY

     Central Jersey hereby covenants and agrees with Summit that:

     Section 4.01. PREPARATION OF REGISTRATION STATEMENT AND APPLICATIONS FOR REQUIRED CONSENTS. Central Jersey will cooperate with Summit in the preparation of a Registration Statement on Form S-4 (the "Registration Statement") to be filed with the SEC under the Securities Act for the registration of the offering of Summit Stock to be issued in connection with the Merger and the proxy statement-prospectus constituting part of the Registration Statement ("Proxy-Prospectus") that will be used by Central Jersey to solicit shareholders of Central Jersey for approval of the Merger. In connection therewith, Central Jersey will furnish all financial or other information, including using best efforts to obtain customary consents, certificates, opinions of counsel and other items concerning Central Jersey reasonably deemed necessary by counsel to Summit for the filing or preparation for filing under the Securities Act and the Exchange Act of the Registration Statement (including the proxy statement portion thereof). Central Jersey will cooperate with Summit and provide such information as may be advisable in obtaining an order of effectiveness for the Registration Statement, appropriate permits or approvals under state securities and "blue sky" laws, the required approval under the Bank Holding Company Act of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), the required approval under HOLA of the Office of Thrift Supervision of the Department of the Treasury ("OTS"), the listing of the Shares on the New York Stock Exchange (subject to official notice of issuance) and any other governmental or regulatory consents or approvals or the taking of any other governmental or regulatory action necessary to consummate the Merger without a material adverse effect on the business, results of operations, assets or financial condition of the Surviving Corporation and its subsidiaries, taken as a whole (the "Required Consents"). Summit, reasonably in advance of making such filings, will provide Central Jersey and its counsel a reasonable opportunity to comment on such filings and regulatory applications and will give due consideration to any comments of Central Jersey and its counsel before making any such filing or application; and Summit will provide Central Jersey and its counsel with copies of all such filings and applications at the time filed if such filings and applications are made at any time before the Effective Time. Central Jersey covenants and agrees that all information furnished by Central Jersey for inclusion in the Registration Statement, the Proxy-Prospectus, all applications to appropriate regulatory agencies for approval of the Merger, and all information furnished by Central Jersey to Summit pursuant to this Agreement or in connection with obtaining Required Consents, will comply in all material respects with the provisions of applicable law, including the Securities Act and the Exchange Act and the rules and regulations of the SEC thereunder, and will not contain any untrue statement of a material fact and will not omit to state any material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. Central Jersey will furnish to Advest such information as Advest may reasonably request for purposes of the opinion referred to in Section 8.07.

     Section 4.02. NOTICE OF ADVERSE CHANGES. Central Jersey will promptly advise Summit in writing of (a) any event occurring subsequent to the date of this Agreement which would render any representation or warranty of Central Jersey contained in this Agreement or the Central Jersey Schedules or the materials furnished pursuant to the Post-Signing Disclosure List (as defined in Section 4.09), if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect, (b) any Central Jersey Material

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Adverse  Change,  (c) any inability or perceived  inability of Central Jersey to perform or comply with the terms or conditions of this Agreement, (d) the institution or threat of institution of litigation or administrative proceedings involving Central Jersey or any of its subsidiaries or assets, which, if determined adversely to Central Jersey or any of its subsidiaries, would have a material adverse effect upon Central Jersey and its subsidiaries taken as a whole or the ability of the parties to timely consummate the Merger and the related transactions, (e) any governmental complaint, investigation, hearing, or communication indicating that such litigation or administrative proceeding is contemplated, (f) any written notice of, or other communication relating to, a default or event which, with notice or lapse of time or both, would become a default, received by Central Jersey or a subsidiary subsequent to the date hereof and prior to the Effective Time, under any agreement, indenture or instrument to which Central Jersey or a subsidiary is a party or is subject and which is material to the business, operation or condition (financial or otherwise) of Central Jersey and its subsidiaries taken as a whole, and (g) any written notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement including the Merger. Central Jersey agrees that the delivery of such notice shall not constitute a waiver by Summit of any of the provisions of Articles VI or VII.

     Section 4.03. MEETING OF SHAREHOLDERS. Central Jersey will call a meeting of its shareholders for the purpose of voting upon this Agreement, the Merger and the transactions contemplated hereby to be held as promptly as practicable and, in connection therewith, will comply in all material respects with the New Jersey Act and the Exchange Act and all regulations promulgated thereunder governing shareholder meetings and proxy solicitations. In connection with such meeting, Central Jersey shall mail the Proxy-Prospectus to its shareholders and use, unless in the written opinion of counsel such action would be a breach of the fiduciary duties by the directors under applicable law, its best efforts to obtain shareholder approval of this Agreement, the Merger and the transactions contemplated hereby.

     Section 4.04. COPIES OF FILINGS. Without limiting the provisions of Section 4.01, Central Jersey will deliver to Summit, at least twenty-four hours prior to an anticipated date of filing or distribution, all documents to be filed with the SEC or any bank regulatory authority or to be distributed in any manner to the shareholders of Central Jersey or the public.

      Section 4.05. NO MATERIAL TRANSACTIONS. Until the Effective Time, Central Jersey will not and will not allow any of its subsidiaries to, without the prior written consent of Summit: (a) pay (or make a declaration which creates an obligation to pay) any cash dividends, other than dividends from subsidiaries of Central Jersey to Central Jersey or other subsidiaries of Central Jersey except that Central Jersey may declare, set aside and pay a dividend up to and including the greater of $.12 per share or the dividend most recently (as of such date) declared by Summit multiplied by the Exchange Ratio; (b) declare or distribute any stock dividend or authorize or effect a stock split; (c) subject to the fiduciary duties of the Central Jersey Board of Directors, merge with, consolidate with, or sell any material asset to any other corporation, bank, or person (except for mergers of subsidiaries of Central Jersey into other subsidiaries of Central Jersey) or enter into any other transaction not in the ordinary course of business; (d) incur any liability or obligation other than intracompany obligations, make or agree to make any commitment or disbursement, acquire or dispose or agree to acquire or dispose of any property or asset (tangible or intangible), make or agree to make any contract or agreement or engage or agree to engage in any other transaction, except transactions in the ordinary course of business or other transactions of not more than $100,000; (e) subject any of its properties or assets to any lien, claim, charge, option or encumbrance, except in the ordinary course of business and for amounts not material in the aggregate to Central Jersey and its subsidiaries taken as a whole; (f) increase or enter into any agreement to increase the rate of compensation of any employee on the date hereof which is not consistent with past practices and policies or which when considered with all such increases or agreements to increase constitutes an average annualized rate exceeding five percent (5%), or pay any employee bonuses; (g) create, adopt or modify any employment or severance arrangement or any pension or profit sharing plan, bonus, deferred compensation, death benefit, retirement or other employee or director benefit plan of whatsoever nature, or change the level of benefits under any such arrangement or plan, or increase any severance or termination pay benefit or any other fringe benefit, or make, increase or amend in any manner any grant or award under any compensation plan, including stock incentive and stock option plans; (h) distribute, issue, sell or grant any of its Equity Securities or any stock appreciation rights except pursuant to the exercise of director and employee stock options under the Central Jersey Option Plans; (i) except in a fiduciary capacity, purchase, redeem, retire, repurchase, or exchange, or otherwise acquire or dispose of, directly or indirectly, any of its Equity Securities, whether pursuant to the terms of such Equity Securities or otherwise, or enter into any agreement providing for any of the foregoing transactions; (j) amend its Certificate of Incorporation or By-Laws; (k) modify, amend or cancel any of its existing borrowings other than intra-corporate borrowings and borrowings of federal funds from correspondent banks and the Federal Reserve Bank of New York or the Federal Home Loan Bank of New York or enter into any contract, agreement, lease or understanding, or any contracts, agreements, leases or understandings other than those in the ordinary course of business or which do not involve the creation of any material obligation or release of any material right of Central Jersey or any of its subsidiaries, taken as a whole; (l) create, or accelerate the exercisability of, any stock appreciation rights or options or the release of any restrictions on stock issued under the Central Jersey Benefit Plans; (m) make any employer contribution to a Central Jersey Plan or a Benefit Plan which under the terms of the particular plan is voluntary and within the sole discretion of Central Jersey to make, except such contributions made in accordance with plan terms in effect on the date hereof; or (n) make any determination or take any action, by its Compensation Committee or otherwise, under or with respect to any Central Jersey Option Plan other than routine administration of outstanding awards thereunder.

     Section 4.06. OPERATION OF BUSINESS IN ORDINARY COURSE. Central Jersey, on behalf of itself and its subsidiaries, covenants and agrees that from and after the date hereof and until the Effective Time, it and its subsidiaries: (a) will carry on their business substantially in the same manner as heretofore and will not institute any unusual or novel methods of management or operation of their properties or business and will maintain such in their customary manner; (b) will use their best efforts to continue in effect their present insurance coverage on all properties, assets, business and personnel; (c) will use their best efforts to preserve their business organization intact, preserve their present relationships with customers, suppliers, and others having business dealings with them, and keep available their present employees, provided, however, that Central Jersey or any of its subsidiaries may terminate any employee for unsatisfactory performance or other reasonable business purpose, and provided further, however, that Central Jersey will notify and consult with Summit prior to terminating any of the five highest paid employees of Central Jersey; (d) will use their best efforts to continue to maintain fidelity bonds insuring Central Jersey and its subsidiaries against acts of dishonesty by each of their employees in such amounts (not less than present coverage) as are customary, usual and prudent for corporations or banks, as the case may be, of their size; (e) will not do anything or fail to do anything which will cause a breach of or default under any representation, warranty or covenant of Central Jersey or any contract, agreement, commitment or obligation to which they or any one of them is a party or by which they or any of their assets or properties may be bound or committed if the consequence of such, individually or in the aggregate, would be likely to have a material adverse effect on Central Jersey and its subsidiaries taken as a whole; and (f) will not change their methods of accounting in effect at March 31, 1995, or change any of their methods of reporting income and deductions for Federal income tax purposes from those employed in the preparation of their Federal income tax returns for the taxable year ending March 31, 1995, except as required by changes in laws, regulations or generally accepted accounting principles or changes that are to a preferable accounting method, and approved in writing by Central Jersey's independent certified public accountants.

     Section 4.07. FURTHER ACTIONS. Central Jersey will: (a) execute and deliver such instruments and take such other actions as Summit may reasonably require to carry out the intent of this Agreement; (b) use all reasonable efforts to obtain consents of all third parties and governmental bodies necessary or reasonably desirable for the consummation of the transactions contemplated by this Agreement; (c) subject to the fiduciary duties of the Central Jersey Board of Directors diligently support this Agreement in any proceeding before any regulatory authority whose approval of any of the transactions contemplated hereby is required or reasonably desirable or before any court in which litigation in respect thereof is pending; and (d) use its best efforts so that the other conditions precedent to the obligations of Summit set forth in Articles VI and VII hereof are satisfied.

     Section 4.08. COOPERATION. Until the effective time, Central Jersey will give to Summit and to its representatives, including its accountants, KPMG Peat Marwick LLP, and its legal counsel, full access during normal business hours to all of its property, documents, contracts and records relevant to this Agreement and the Merger, will provide such information with respect to its business affairs and properties as Summit from time to time may reasonably request, and


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

will cause its managerial employees, and will use its best efforst to cause its counsel and independent certified public accountants, to be available on reasonable request to answer questions of summit's representatives covering the business and affairs of Central Jersey or any of its subsidiaries.

     Section 4.09. COPIES OF DOCUMENTS. As promptly as practicable, but not later than 45 days after the date hereof, Central Jersey will furnish to or make available to Summit all the documents, contracts, agreements, papers, and writings referred to in the Central Jersey Schedules or called for by the list attached hereto as Exhibit B (the "Post-Signing Disclosure List").

     Section 4.10. APPLICABLE LAWS. Central Jersey and its subsidiaries will use their best efforts to comply promptly with all requirements which federal or state law may impose on Central Jersey or any of its subsidiaries with respect to the Merger and will promptly cooperate with and furnish information to Summit in connection with any such requirements imposed upon Summit or on any of its subsidiaries in connection with the Merger.

     Section 4.11. AGREEMENTS OF AFFILIATED SHAREHOLDERS. Central Jersey agrees to furnish to Summit, not later than 10 business days prior to the date of mailing of the Proxy-Prospectus, a list containing the name of each person who is identified in a letter received from counsel to Central Jersey as an affiliate of Central Jersey for the purposes of Rule 145 under the Securities Act (a "Central Jersey Affiliate") and shall use its best efforts to cause each Central Jersey Affiliate to enter into, prior to the date of mailing of the Proxy- Prospectus, an agreement, satisfactory in form and substance to Summit, substantially in the form of Exhibit C hereto, and effective prior to such date (an "Affiliate Agreement").

     Section 4.12. LOANS AND LEASES TO AFFILIATES. All loans and leases hereafter made by Central Jersey or any of its subsidiaries to any of its present or former directors or executive officers or their respective related interests shall be made only in the ordinary course of business and on the same terms and at the same interest rates as those prevailing for comparable transactions with others and shall not involve more than the normal risk of repayment or present other unfavorable features.

     Section 4.13. CONFIDENTIALITY. All information furnished by Summit to Central Jersey or its representatives pursuant hereto shall be treated as the sole property of Summit and, if the Merger shall not occur, Central Jersey and its representatives shall return to Summit all of such written information and all documents, notes, summaries or other materials containing, reflecting or referring to, or derived from, such information, except that any such confidential information or notes or abstracts therefrom presented to the Board of Directors of Central Jersey or any committee thereof for the purpose of considering this Agreement, the Merger and the related transactions may be kept and maintained by Central Jersey with other records of Board, and Board committee, meetings subject to a continuing obligation of confidentiality. Central Jersey shall, and shall use its best efforts to cause its representatives to, keep confidential all such information, and shall not directly or indirectly use such information for any competitive or other commercial purposes. The obligation to keep such information confidential shall continue for five years from the date the proposed Merger is abandoned and shall not apply to: (i) any information which (x) was legally in Central Jersey's possession prior to the disclosure thereof by Summit, (y) was then generally known to the public, or (z) was disclosed to Central Jersey by a third party not bound by an obligation of confidentiality; or (ii) disclosures made as required by law. It is further agreed that if, in the absence of a protective order or the receipt of a waiver hereunder, Central Jersey is nonetheless, in the written opinion of its outside counsel, compelled to disclose information concerning Summit to any tribunal or governmental body or agency or else stand liable for contempt or suffer other censure or penalty, Central Jersey may disclose such information to such tribunal or governmental body or agency without liability hereunder and shall so notify Summit. This Section 4.13 shall survive any termination of this Agreement.

     Section 4.14. DIVIDENDS. Central Jersey will coordinate with Summit the declaration of any dividends and the record and payment dates thereof so that the holders of Central Jersey Stock will not be paid two dividends for a single calendar quarter with respect to their shares of Central Jersey Stock and any shares of Summit Stock they become entitled to receive in the Merger or fail to be paid one dividend in each calendar quarter between the date hereof and the Effective Time.

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

     Section 4.15. ACQUISITION PROPOSALS. Central Jersey agrees that neither Central Jersey nor any of its subsidiaries nor any of the respective officers and directors of Central Jersey or its subsidiaries shall, and Central Jersey shall direct and use its best effort to cause its employees, affiliates, agents and representatives (including, without limitation, any investment banker, broker,  financial or investment  advisor,  attorney or  accountant  retained by
Central Jersey or any of its subsidiaries) not to, initiate, solicit or encourage, directly or indirectly, any inquiries proposals or offers with respect to, or engage in any negotiations or discussions with any person, provide any nonpublic information, or authorize or enter into any agreement or agreement in principle concerning, or recommend or endorse any Acquisition Proposal (as defined below); provided however, that the Board of Directors of Central Jersey may furnish or cause to be furnished nonpublic information and may participate in such discussions and negotiations directly or through its representatives and may authorize or enter into any agreement or agreement in principle concerning, or recommend or endorse any Acquisition Proposal (as defined below), if such Board of Directors has determined, after having consulted with and received the written opinion of outside counsel to the effect, that the failure to provide such nonpublic information or participate in such negotiations and discussions or authorize or enter into or recommend or endorse any agreement or agreement in principle relating to an Acquisition Proposal would cause the members of such Board of Directors to breach their fiduciary duties under applicable laws. "Acquisition Proposal" is hereby defined to be any offer, including an exchange offer or tender offer, or proposal concerning a merger, consolidation, or other business combination or takeover transaction involving Central Jersey or any of its subsidiaries or the acquisition of any assets (otherwise than as permitted by Section 4.05) or securities of Central Jersey or any of its subsidiaries. Central Jersey will immediately cease and cause to be terminated any existing activities, discussion or negotiations with any parties conducted heretofore with respect to any of the foregoing. Central Jersey will take the necessary steps to inform the individuals or entities referred to in the first sentence hereof of the obligations undertaken in this Section. In addition, Central Jersey will notify Summit by telephone to its chief executive officer or general counsel promptly upon receipt of any communication with respect to a proposed Acquisition
Proposal with another person or receipt of a request for information from any governmental or regulatory authority with respect to a proposed acquisition of Central Jersey or any of its subsidiaries or assets by another party, and will immediately deliver as soon as possible by facsimile transmission, receipt acknowledged, to the Summit officer notified as required above a copy of any document relating thereto promptly after any such document is received by Central Jersey.

     Section 4.16. TAX OPINION CERTIFICATES. Central Jersey shall execute and deliver to Thompson & Coburn any tax opinion certificate reasonably required by Thompson & Coburn in connection with the issuance of one or more of the Tax Opinions (as defined at Section 6.03), dated as of the date of effectiveness of the Registration Statement and as of the Closing Date, and Central Jersey shall use its best efforts to cause each of its executive officers, directors and holders of five percent (5%) or more of outstanding Central Jersey Stock (including shares beneficially held) to execute and deliver to Thompson & Coburn any tax opinion certificate reasonably required by Thompson & Coburn in connection with the issuance of one or more of the Tax Opinions, dated as of the date of effectiveness of the Registration Statement and as of the Closing Date.



                                   ARTICLE V.

                               COVENANTS OF SUMMIT


     Summit hereby covenants and agrees with Central Jersey that:

     Section 5.01. APPROVALS AND REGISTRATIONS. Summit will use its best efforts to prepare and file (a) with the SEC, the Registration Statement, (b) with the Federal Reserve Board, an application for approval of the Merger, (c) with the OTS, an application for approval of Summit as a savings and loan holding company, and (d) with the New York Stock Exchange, an application for the listing of the shares of Summit Stock issuable upon the Merger, subject to official notice of issuance, except that Summit shall have no obligation to file a new registration statement or a post-effective amendment to the Registration Statement covering any reoffering of Summit Stock by Central Jersey Affiliates. Summit covenants and agrees that all information furnished by Summit for inclusion in the Registration Statement, the Proxy-Prospectus, and all applications and submissions for the Required Consents will comply in all material respects with the provisions of applicable law, including the Securities Act and the Exchange Act and the rules and regulations of the SEC,

Federal Reserve Board and OTS, and will not contain any untrue statement of a material fact and will not omit to state any material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. Summit will furnish to Advest, investment bankers advising Central Jersey, such information as they may reasonably request for purposes of the opinion referred to in Section 8.07.

     Section 5.02. NOTICE OF ADVERSE CHANGES. Summit will promptly advise Central Jersey in writing of (a) any event occurring subsequent to the date of this Agreement which would render any representation or warranty of Summit contained in this Agreement or the Summit Schedules, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect, (b) any Summit Material Adverse Change, (c) any inability or perceived inability of Summit to perform or comply with the terms or conditions of this Agreement, (d) the institution or threat of institution of material litigation or administrative proceeding involving Summit or its assets which, if determined adversely to Summit, would have a material adverse effect on Summit and its subsidiaries taken as a whole or the Merger, (e) any governmental complaint, investigation, or hearing or communication indicating that such litigation or administrative proceeding is contemplated, (f) any written notice of, or other communication relating to, a default or event which, with notice or lapse of time or both, would become a default, received by Summit subsequent to the date hereof and prior to the Effective Time, under any agreement, indenture or instrument to which Summit is a party or is subject and which is material to the business, operation or condition (financial or otherwise) of Summit and its subsidiaries taken as a whole, and (g) any written notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement including the Merger. Summit agrees that the delivery of such notice shall not constitute a waiver by Central Jersey of any of the provisions of Articles VI or VIII.

     Section 5.03. COPIES OF FILINGS. Summit shall promptly provide to Central Jersey and its counsel copies of the applications filed with the Federal Reserve Board and the OTS and all reports filed by it with the SEC on Forms 10Q, 8K and 10K.

     Section 5.04. FURTHER ACTIONS. Summit will: (a) execute and deliver such instruments and take such other actions as Central Jersey may reasonably require to carry out the intent of this Agreement; (b) use all reasonable efforts to obtain consents of all third parties and governmental bodies necessary or reasonably desirable for the consummation of the transactions contemplated by this Agreement; (c) diligently support this Agreement in any proceeding before any regulatory authority whose approval of any of the transactions contemplated hereby is required or reasonably desirable or before any court in which litigation in respect thereof is pending; and (d) use its best efforts so that the other conditions precedent to the obligations of Central Jersey set forth in Articles VI and VIII hereof are satisfied.

     Section 5.05. APPLICABLE LAWS. Summit will use its best efforts to comply promptly with all requirements which federal or state law may impose on Summit with respect to the Merger and will promptly cooperate with and furnish information to Central Jersey in connection with any such requirements imposed upon Central Jersey or on any of its subsidiaries in connection with the Merger.

     Section 5.06. UNPAID CENTRAL JERSEY DIVIDENDS. By virtue of the Merger and without further action on anyone's part, Summit shall assume the obligation of Central Jersey to pay dividends, if any, on Central Jersey Stock which have a record date prior to the Effective Time but which are not payable until after the Effective Time.

     Section 5.07. COOPERATION. Until the Effective Time, Summit will provide such information with respect to its business affairs and properties as Central Jersey from time to time may reasonably request, and will cause its managerial employees, counsel and independent certified public accountants to be available on reasonable request to answer questions of Central Jersey's representatives covering the business and affairs of Summit or any of its subsidiaries.

     Section 5.08. CONFIDENTIALITY. All information furnished by Central Jersey to Summit or its representatives pursuant hereto shall be treated as the sole property of Central Jersey and, if the Merger shall not occur, Summit and its representatives shall return to Central Jersey all of such written information and all documents, notes, summaries or other materials containing, reflecting or referring to, or derived from, such information, except that any such confidential information or notes or abstracts therefrom presented to the Board of Directors of Summit or any committee thereof for the purpose of considering this Agreement, the Merger and the related transactions may be kept and maintained by Summit with other records of Board, and Board committee, meetings subject to a continuing obligation of confidentiality. Summit shall, and shall use its best efforts, to cause its representatives to, keep confidential all such information, and shall not directly or indirectly use such information for any competitive or other commercial purposes. The obligation to keep such information confidential shall continue for five years from the date the proposed Merger is abandoned and shall not apply to: (i) any information which
(x) was legally in Summit's possession prior to the disclosure thereof by Central Jersey, (y) was then generally known to the public, or (z) was disclosed to Summit by a third party not bound by an obligation of confidentiality; or
(ii) disclosures made as required by law. It is further agreed that if, in the absence of a protective order or the receipt of a waiver hereunder, Summit is nonetheless, in the written opinion of its counsel, compelled to disclose information concerning Central Jersey to any tribunal or governmental body or agency or else stand liable for contempt or suffer other censure or penalty, Summit may disclose such information to such tribunal or governmental body or agency without liability hereunder and shall so notify Central Jersey in advance to the extent practicable. This Section 5.08 shall survive any termination of this Agreement.

     Section 5.09. FURTHER TRANSACTIONS. Summit continually evaluates possible acquisitions and may prior to the Effective Time enter into one or more agreements providing for, and may consummate the acquisition by it of another bank, association, bank holding company, savings and loan holding company or other company (or the assets thereof) for consideration that may include Summit Stock. In addition, prior to the Effective Time, Summit may, depending on market conditions and other factors, otherwise determine to issue equity-linked or other securities for financing purposes. Notwithstanding the foregoing, Summit will not take any action that would (i) prevent the transactions and contemplated hereby from qualifying as a reorganization within the meaning of
Section 368 of the Code or (ii) materially impede or delay receipt of any Required Consent or the consummation of the transactions contemplated by this Agreement.

     Section 5.10. INDEMNIFICATION.

     (a) Summit shall indemnify, and advance expenses in matters that may be subject to indemnification to, persons who served as directors and officers of Central Jersey or any subsidiary of Central Jersey on or before the Effective Time with respect to liabilities and claims (and related expenses, including fees and disbursements of counsel) made against them resulting from their service as such prior to the Effective Time in accordance with and subject to the requirements and other provisions of the Restated Certificate of Incorporation and By-Laws of Summit in effect on the date of this Agreement and applicable provisions of law to the same extent as Summit is obliged thereunder to indemnify and advance expenses to its own directors and officers with respect to liabilities and claims made against them resulting from their service for Summit.

     (b) For a period of six (6) years after the Effective Time, Summit will use its best efforts to provide to the persons who served as directors or officers of Central Jersey or any subsidiary of Central Jersey on or before the Effective Time insurance against liabilities and claims (and related expenses) made against them resulting from their service as such prior to the Effective Time comparable in coverage to that provided by Summit to its own directors and officers, but, if not available on commercially reasonable terms, then coverage substantially similar in all material respects to the insurance coverage provided to them in such capacities at the date hereof; provided, however, that in no event shall Summit be required to expend more than 200% of the current amount expended by Central Jersey (the "Insurance Amount") to maintain or procure insurance coverage pursuant hereto, and, further provided, that if Summit is unable to maintain or obtain the insurance called for by this Section 5.10, Summit shall use its best efforts to obtain as much comparable insurance as is available for the Insurance Amount. Central Jersey shall renew any existing insurance or purchase any "discovery period" insurance provided for thereunder at Summit's request.

     (c) This Section 5.10 shall be construed as an agreement as to which the directors and officers of Central Jersey referred to herein are intended to be third party beneficiaries and shall be enforceable by the such persons and their heirs and representatives.

     (d) If Summit or any of its successors or assigns (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then in each such case, Summit or such successor or assign shall take such actions as shall be necessary for the successors or assigns of Summit to assume the obligations set forth in this
Section 5.10.

     Section 5.11. EMPLOYEE MATTERS.

     (a) After the Effective Time, Summit may in its discretion maintain, terminate, merge or dispose of (i) the Central Jersey Plans, (ii) the Benefit Plans, and (iii) all other medical, major medical, disability, life insurance, accidental death and dismemberment insurance, dental, vision care, or other health or welfare plan maintained by Central Jersey (the "Health or Welfare Plans"); provided, however, that any action taken by Summit shall comply with ERISA and other applicable laws, including laws regarding the preservation of employee pension benefit plan benefits and, provided further, that if Summit maintains a plan available to all its employees generally which is similar in benefits, character or nature to, or which covers risks similar to those covered by, a Central Jersey Plan, a Benefit Plan or a Health or Welfare Plan available to all Central Jersey employees generally, then, if such Central Jersey plan is terminated by Summit or is otherwise rendered inactive by Summit, Summit shall offer to the former employees of Central Jersey affected by such plan termination or cessation of activity the opportunity to participate in the similar plan of Summit without being subject to any exclusions due to pre-existing conditions and such employees shall be given credit for years of service with Central Jersey for purposes of eligibility, vesting and benefit accrual purposes, except benefit accruals under the Summit Retirement Plan, Summit supplemental employee retirement plans and Summit severance plans.

     (b)  After  the  Effective  Time,  Central  Jersey  employees  shall not be
entitled  to  participate   automatically   in  benefits   plans,   programs  or
arrangements of Summit not maintained by Summit for its employees generally, including without limitation bonus plans, stock option plans, stock award plans, severance plans and reduction in force plans, but shall be allowed to participate if and only if selected for participation by the persons authorized by the terms of such plans to select participants.

     (c) Following the Effective Time, Summit shall assume the obligations of Central Jersey with respect to the following agreements, policies or plans existing prior to the date hereof which have been disclosed in the Central Jersey Schedules: (i) employment agreements and (ii) severance pay plan, but excluding from the coverage of this clause (ii) persons party to employment agreements covered by clause (i).

     (d) If Summit or any of its successors or assigns (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then in each such case, Summit or such successor or assign shall take such actions as shall be necessary for the successors or assigns of Summit to assume the obligations set forth in this
Section 5.11.




                                   ARTICLE VI.

          CONDITIONS PRECEDENT TO THE RESPECTIVE OBLIGATIONS OF SUMMIT
                               AND CENTRAL JERSEY

     The respective obligations of Summit and Central Jersey under this Agreement to consummate the Merger are subject to the satisfaction of all the following conditions, compliance with which or the occurrence of which may only be waived in whole or in part in writing by Summit and Central Jersey in accordance with Section 10.09:

     Section 6.01. RECEIPT OF REQUIRED CONSENTS. Summit and Central Jersey shall have received the Required Consents; the Required Consents shall not, in the reasonable opinion of Summit or Central Jersey, contain restrictions or limitations which would materially adversely affect the financial condition of Summit after consummation of the Merger; the Required Consents and the transactions contemplated hereby shall not on the Closing Date be contested by any federal or state governmental authority; and on the Closing Date the Required Consents needed for the Merger shall have been obtained and shall not have been withdrawn or suspended.

     Section 6.02. EFFECTIVE REGISTRATION STATEMENT. The Registration Statement shall have been declared effective by the SEC; no stop order suspending the effectiveness of the Registration Statement shall have been issued and remain in effect on the Closing Date; and no proceeding for that purpose shall have been initiated or, to the knowledge of Summit or Central Jersey, shall be contemplated or threatened by the SEC on the Closing Date.

     Section 6.03. TAX MATTERS. At the time of effectiveness of the Registration Statement and at the Closing Date, each of Summit and Central Jersey shall have received from Thompson & Coburn an opinion (the "Tax Opinion"), reasonably satisfactory in form and substance to them, to the effect that (a) the Merger will constitute a tax-free reorganization within the meaning of Section 368 of the Code, (b) except with respect to fractional share interests, holders of Central Jersey Stock who receive solely Summit Stock in the Merger will not recognize gain or loss for federal income tax purposes, (c) the basis of such Summit Stock (including any fractional share for which cash is received) will equal the basis of the Central Jersey Stock for which it is exchanged and (d) the holding period of such Summit Stock (including any fractional share for which cash is received) will include the holding period of the Central Jersey Stock for which it is exchanged, assuming that such Central Jersey Stock is a capital asset in the hands of the holder thereof at the Effective Time.

     In addition, no condition or set of facts or circumstances shall exist at the Closing Date which will either (x) preclude any of the parties to this Agreement from satisfying the terms or conditions of, or assumptions made in, the Tax Opinions, as the case may be, or (y) result in any of the factual assumptions contained in the Tax Opinions being untrue.

     Section 6.04. ABSENCE OF LITIGATION. At the Closing Date, no investigation by any state or federal agency, and no action, suit, arbitration or proceeding before any court, state or federal agency, panel or governmental or regulatory body or authority, shall have been instituted or threatened against Summit or any of its subsidiaries, or Central Jersey or any of its subsidiaries, that is material to the Merger or to the financial condition of Summit and its subsidiaries taken as a whole or Central Jersey and its subsidiaries taken as a whole, as the case may be. At the Closing Date, no order, decree, judgment, or regulation shall have been entered or law or regulation adopted by any such agency, panel, body or authority which enjoined or has a material adverse effect upon the Merger or on the financial condition of Summit and its subsidiaries taken as a whole or Central Jersey and its subsidiaries taken as a whole, as the case may be.

     Section 6.05. NYSE LISTING. At the Closing Date, the shares of Summit Stock to be issued in the Merger shall have been listed on the New York Stock Exchange subject to official notice of issuance.




                                  ARTICLE VII.

                CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SUMMIT

     The obligation of Summit to consummate the Merger is subject to the satisfaction of all of the following conditions, compliance with which or the occurrence of which may be waived in whole or in part by Summit in writing in accordance with Section 10.09:

     Section 7.01. NO ADVERSE CHANGES. During the period from March 31, 1995 to the Closing Date there shall not have been any Central Jersey Material Adverse Change, and Central Jersey and its subsidiaries shall have not sustained any material loss or damage to their properties, whether or not insured, which materially affects the ability of Central Jersey and its subsidiaries, taken as a whole, to conduct their business.

     Section 7.02. REPRESENTATIONS AND COVENANTS. Except with respect to matters resulting from transactions specifically contemplated by this Agreement, all representations and warranties made by Central Jersey in this Agreement and the Central Jersey Schedules and the material furnished pursuant to the Post-Signing Disclosure List shall be true and correct in all material respects on the date of this Agreement, and in all material respects on the Closing Date with the same force and effect as if such representations and warranties were made on the Closing Date. Central Jersey shall have complied in all material respects with all covenants and agreements contained herein to be performed by Central Jersey on or before the Closing Date.

     Section 7.03. SECRETARY'S CERTIFICATE. Central Jersey shall have furnished to Summit a certificate dated the Closing Date to which shall be attached copies of all resolutions adopted or minutes of actions taken by the Board of Directors (including committees thereof) and shareholders of Central Jersey relating to this Agreement, the Merger Agreement and the Merger and related transactions, a copy of which resolutions shall be attached to such certificate, which such certificate shall be signed by the Secretary of Central Jersey and certify to the satisfaction of the condition set forth in Section 7.09 and the trueness, correctness, completeness and continuing effectiveness of all resolutions and actions contained or referenced in the aforementioned attachments.

     Section 7.04. OFFICER'S CERTIFICATE. Central Jersey shall have furnished to Summit a certificate signed by the President of Central Jersey, dated the Closing Date, certifying to the satisfaction of the conditions set forth at Sections 6.01, 6.02 (last clause), 6.03 (last paragraph) and Section 6.04, as they relate to Central Jersey, and at Sections 7.01, 7.02, 7.07 and 7.10.

     Section 7.05. OPINION OF CENTRAL JERSEY'S COUNSEL. Summit shall have received an opinion of counsel to Central Jersey, dated the Closing Date and reasonably satisfactory in form and substance to counsel for Summit, substantially to the effect provided in Exhibit D.

     Section 7.06. APPROVALS OF LEGAL COUNSEL. All actions, proceedings, instruments and documents required to carry out the transactions contemplated by this Agreement or incidental thereto and all related legal matters shall be reasonably satisfactory to counsel to Summit, and such counsel shall have been furnished with certified copies of actions and proceedings and such other documents and instruments as they shall have reasonably requested.

     Section 7.07. CONSENTS TO CENTRAL JERSEY CONTRACTS. All consents, approvals or waivers, in form and substance reasonably satisfactory to Summit, required to be obtained in connection with the Merger from other parties to each mortgage, note, lease, permit, franchise, loan or other agreement, or contract to which Central Jersey or any of its subsidiaries is a party or by which they or any of their assets or properties may be bound or committed, which contract is material to the business, franchises, operations, assets or financial condition (financial or otherwise) of Central Jersey and its subsidiaries on a consolidated basis, shall have been obtained.

     Section 7.08. FIRPTA AFFIDAVIT. Central Jersey shall have delivered to Summit an affidavit of an executive officer of Central Jersey stating, under penalties of perjury, that Central Jersey is not and has not been a United States real property holding company (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

     Section 7.09. SHAREHOLDER APPROVAL. The shareholders of Central Jersey, at the meeting contemplated by this Agreement, shall have authorized and approved the Merger and this Agreement and all transactions contemplated by this Agreement as and to the extent required by all applicable laws and regulations and the provisions of Central Jersey's Certificate of Incorporation and ByLaws.

     Section 7.10. ABSENCE OF REGULATORY AGREEMENTS. Neither Central Jersey nor any Central Jersey subsidiary shall be a party to any agreement or memorandum of understanding with, or commitment letter to, or board of directors resolution submitted to or similar undertaking made to, or be subject to any order or directive by, or be a recipient of any extraordinary supervisory letter from, any governmental or regulatory authority which restricts materially the conduct of its respective business or has a material adverse effect upon the Merger or upon the financial condition of Bank or Central Jersey and its subsidiaries taken as a whole, and neither Central Jersey nor Bank shall have been advised by any governmental or regulatory authority that such authority is contemplating issuing or requesting, or considering the appropriateness of issuing or requesting, any of the foregoing.

     The receipt of the documents required by this Article VII by Summit shall in no way constitute a waiver by Summit of any of the provisions of or its rights under this Agreement.

                                  ARTICLE VIII

            CONDITIONS PRECEDENT TO THE OBLIGATION OF CENTRAL JERSEY

     The obligation of Central Jersey to consummate the Merger is subject to the satisfaction of all of the following conditions, compliance with which or the occurrence of which may be waived in whole or in part by Central Jersey in writing in accordance with Section 10.09:

     Section 8.01. NO ADVERSE CHANGES. During the period from December 31, 1995 to the Closing Date there shall not have been any Summit Material Adverse Change, and Summit and its subsidiaries shall not have sustained any material loss or damage to their properties, whether or not insured, which materially affects the ability of Summit and its subsidiaries, taken as a whole, to conduct their business.

     Section 8.02. REPRESENTATIONS AND COVENANTS. Except with respect to matters resulting from transactions specifically contemplated by this Agreement, all representations and warranties made by Summit in this Agreement shall be true and correct in all material respects on the date of this Agreement and, in all material respects, on the Closing Date with the same force and effect as if such representations and warranties were made on the Closing Date. Summit shall have complied in all material respects with all covenants and agreements contained herein or therein to be performed by Summit on or before the Closing Date. The entry by Summit after the date hereof into any agreement to acquire any company or other entity, the issuance of up to $1 billion of debt or equity or a combination of debt and equity, and the issuance of Series R Preferred Stock pursuant to Summit's Shareholder Rights Plan, the redemption or repurchase by Summit of its Common Stock, Series B Adjustable Rate Cumulative Preferred Stock, Series C Adjustable Rate Cumulative Preferred Stock, the Rights attached to Summit Common Stock or the Series R Preferred Stock issuable pursuant to Summit's Shareholder Rights Plan, and any transactions reasonably necessary or appropriate in connection therewith, are specifically permitted by this Agreement.

     Section 8.03. SECRETARY'S CERTIFICATE. Summit shall have furnished to Central Jersey a certificate dated the Closing Date to which shall be attached copies of all resolutions adopted or minutes of actions taken by the Board of Directors (including committees thereof) and shareholders of Summit relating to this Agreement, the Merger Agreement and the Merger and related transactions, a copy of which resolutions shall be attached to such certificate, which such certificate shall be signed by the Secretary of Summit and certify to the trueness, correctness, completeness and continuing effectiveness of all resolutions and actions contained or referenced in the aforementioned attachments.

     Section 8.04. OFFICER'S CERTIFICATE. Summit shall have furnished to Central Jersey a certificate signed by the Chairman, Vice Chairman, President or an Executive Vice President of Summit, dated the Closing Date, certifying to the satisfaction of the conditions set forth at Sections 6.01 and 6.02, the last paragraph of Section 6.03, and Sections 6.04 and 6.05, as they relate to Summit, and Sections 8.01, 8.02 and 8.08.

     Section 8.05. OPINIONS OF SUMMIT COUNSEL. Central Jersey shall have received an opinion of the General Counsel for Summit, dated the Closing Date and reasonably satisfactory in form and substance to counsel for Central Jersey, substantially to the effect provided in Exhibit E.

     Section 8.06. APPROVALS OF LEGAL COUNSEL. All actions, proceedings, instruments and documents required to carry out the transactions contemplated by this Agreement or incidental thereto and all related legal matters shall be reasonably satisfactory to counsel to Central Jersey, and such counsel shall have been furnished with certified copies of actions and proceedings and such other documents and instruments as they shall have reasonably requested.

     Section 8.07. FAIRNESS OPINION. The Proxy-Prospectus shall have contained the favorable signed opinion of Advest, dated the date of the Proxy-Prospectus or a date not more than five business days prior thereto, regarding the fairness from a financial point of view of the consideration to be received by the shareholders of Central Jersey in the Merger.

     Section 8.08. ABSENCE OF REGULATORY AGREEMENTS. Neither Summit nor any of its bank subsidiaries shall be a party to any agreement or memorandum of understanding with, or commitment letter to, or board of directors resolution submitted to or similar undertaking made to, or be subject to any order or directive by, or be a recipient of any extraordinary supervisory letter from, any governmental or regulatory authority which restricts materially the conduct of Summit's business or has a material adverse effect upon the Merger or upon the financial condition of Summit and its subsidiaries taken as a whole, and neither Summit nor any of its bank subsidiaries shall have been advised by any governmental or regulatory authority that such authority is contemplating issuing or requesting, or considering the appropriateness of issuing or requesting, any of the foregoing.

     Section 8.09. CENTRAL JERSEY SHAREHOLDER APPROVAL. The shareholders of Central Jersey, at the meeting contemplated by this Agreement, shall have authorized and approved the Merger and this Agreement and all transactions contemplated by this Agreement as and to the extent required by all applicable laws and regulations and the provisions of Central Jersey's Certificate of Incorporation and ByLaws.

     The  receipt of the  documents  required  by this  Article  VIII by Central
Jersey shall in no way constitute a waiver by Central Jersey of any of the provisions of or its rights under this Agreement.




                                   ARTICLE IX

                           CLOSING; TERMINATION RIGHTS

     Section 9.01. CLOSING. Unless a different place and time are agreed to by the parties hereto, the closing of the Merger (the "Closing") shall take place on a date determined by Summit on at least five business days notice (the "Closing Notice") given to Central Jersey, at the office of Summit, 301 Carnegie Center, Princeton, New Jersey, commencing at 10:00 a.m., which date shall not be later than 30 days after the last to occur of the following:

     (a) the date of the approval of the Merger by the shareholders of Central Jersey in accordance with Section 7.09;

     (b) if the transactions contemplated by this Agreement are being contested in any legal proceeding, the date that such proceeding has been brought to a conclusion favorable, in the judgment of Summit and Central Jersey, to the consummation of the transactions contemplated herein or such prior date as Summit and Central Jersey shall elect, whether or not such proceeding has been brought to a conclusion; or

     (c) the date of receipt of the last of the Required Consents (and the expiration of any required waiting period required by statute or incorporated into such Required Consents);

     Such date is sometimes referred to herein as the "Closing Date". In the Closing Notice, Summit shall specify the "Determination Date" for purposes of determining the Average Price, which date shall not be more than ten business days prior to the Closing Date. At the Closing, the parties will exchange certificates, legal opinions and other documents for the purpose of determining whether the conditions precedent to the obligations of the parties set forth herein have been satisfied or waived. After all such conditions have been satisfied or waived, Summit shall cause the Certificate of Merger to be filed with the New Jersey Secretary of State in accordance with Section 1.06. All proceedings to be taken and all documents to be executed and delivered by all parties at the Closing shall be deemed so taken, executed and delivered simultaneously, and no proceedings shall be deemed taken or any documents executed or delivered until all have been taken, executed or delivered.

     Section 9.02. TERMINATION RIGHTS.

     (a) The Boards of Directors of Central Jersey and Summit may terminate this Agreement by mutual consent at any time prior to the Effective Time. In addition, if either party shall refuse to close because, on the date on which the Closing must be held as determined by Section 9.01, all the conditions precedent to its obligation to close under Article VI shall not have been met, the Board of Directors of such party may terminate this Agreement by giving written notice of such termination to the other party. Furthermore, the Board of Directors of either party may terminate this Agreement in the event that:

          (i) the shareholders of Central Jersey at the meeting of shareholders contemplated by Section 4.03, called for the purpose of approving the Merger, this Agreement and the transactions contemplated by this Agreement, upon voting, shall have failed to approve the Merger, this Agreement and the transactions contemplated hereby by the requisite vote, or

         (ii) a material breach of a warranty or representation or covenant made by the other party shall have occurred and such breach has not been cured, or is not capable of being cured, within 30 days after written notice of the existence thereof shall have been given to the other party (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein);

         (iii) Central Jersey's investment banker is unable to deliver to Central Jersey by September 30, 1996 the opinion required by Section 8.07; or

         (iv) the Closing is not consummated on or before March 31, 1997, unless the failure of such occurrence shall be due solely to the failure of the party seeking to terminate this Agreement to perform or observe its agreements set forth in this Agreement required to be performed or observed by such party on or before the Closing Date.

     (b) If either party shall refuse to close because, on the date on which the Closing must be held as determined by Section 9.01, all the conditions to its obligation to close (other than a condition set forth in Article VI) shall not have been met (other than a failure of the condition set forth at Section 7.09 or 8.07 due to the circumstances set forth in Section 9.02(a)(i) hereof or a failure of the condition set forth at Section 8.07 due to the circumstances set forth at Section 9.02(a)(iii) hereof), the Board of Directors of such party may terminate this Agreement by giving written notice of such termination to the other party.

     (c) Upon a termination of this Agreement pursuant to this Section 9.02 or Sections 1.03(a)(2) or 1.03(a)(3) hereof:

          (i) the obligations of the parties under this Agreement (except for those under this Section 9.02 and Sections 4.13 and 5.08) shall terminate and be of no further force or effect and each party shall be mutually released and discharged from liability to the other party or to any third parties hereunder, and

          (ii) no party shall be liable to any other party for any costs or expenses paid or incurred in connection herewith by such other party, except that expenses incurred in connection with printing the Proxy Statement and the Registration Statement, and the filing fees of regulatory authorities or self-regulatory organizations, shall be borne equally by Summit and Central Jersey; provided, however, that: (A) if Central Jersey terminates this Agreement pursuant to Section 9.02(a)(ii) or Section 9.02(b), Summit shall reimburse Central Jersey for its out-of-pocket expenses reasonably incurred in connection with this Agreement, including counsel fees and the printing and filing fees referred to above, but excluding any brokers', finders' or investment bankers' fees; and (B) if Summit terminates this Agreement pursuant to Section 9.02(a)(ii), Section 9.02(b) or Section 9.02(d), Central Jersey shall reimburse Summit for its out-of-pocket expenses reasonably incurred in connection with this Agreement, including counsel fees and the printing and filing fees referred to above, but excluding any brokers', finders' or investment bankers' fees.

     (d) The Board of Directors of Summit may terminate this Agreement if Central Jersey does not execute and deliver the Option Agreement by the day immediately following the date hereof.

     (e) Notwithstanding any termination of this Agreement, (i) Central Jersey shall indemnify and hold Summit harmless from and against any claim by any broker or finder asserting a right to brokerage commissions or finders' fees as a result of any action allegedly taken by or understanding allegedly reached with Central Jersey and (ii) Summit shall indemnify and hold Central Jersey harmless from and against any claim by any broker or finder asserting a right to brokerage commissions or finders' fees as a result of any action allegedly taken by or understanding allegedly reached with Summit.

     (f) Except as provided otherwise herein in the event of a termination of this Agreement, Central Jersey and its subsidiaries shall bear their own expenses incident to preparing, entering into and carrying out this Agreement and to consummating the Merger, provided, however, that Summit shall pay all printing expenses and filing fees associated with the Registration Statement, the Proxy-Prospectus and regulatory applications.

                                   ARTICLE X

                                  MISCELLANEOUS

     Section 10.01. PRESS RELEASES. At all times until the Closing Date or the termination of this Agreement, each party shall promptly advise and consult with the other prior to issuing, or permitting any of its subsidiaries, directors, officers, employees or agents to issue, any press release or other information to the press or any third party with respect to this Agreement, or the transactions contemplated hereby.

     Section 10.02. ARTICLE AND SECTION HEADINGS. Article and section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     Section 10.03. ENTIRE AGREEMENT; AMENDMENTS. This Agreement, the Central Jersey Schedules, and the Exhibits hereto constitute the entire agreement between the parties pertaining to the subject matter hereof and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as specifically set forth herein or therein. No supplement, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby (or in the case of a termination occurring pursuant to Section 9.02 hereof by the party exercising a right to terminate this Agreement). No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof or thereof (whether or not similar), nor shall any waiver constitute a continuing waiver unless otherwise expressly provided in the instrument granting such waiver. The parties hereto may amend or modify this Agreement in such manner as may be agreed upon by a written instrument executed by the parties, except that, after the meeting described in
Section 7.09 hereof, no such amendment or modification shall reduce the amount of, or change the forms of consideration to be received by the shareholders of Central Jersey contemplated by this Agreement, unless such modification is submitted to a vote of the shareholders of Central Jersey.

     Section 10.04. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. No investigation made by the parties hereto made heretofore or hereafter shall affect the representations and warranties of the parties which are contained herein and each such representation and warranty shall survive such investigation. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for those representations, covenants and agreements contained herein and therein which by their terms apply in whole or in part after the Effective Time.

     Section 10.05. NOTICES. Any notice or other communication required or permitted hereunder shall be in writing, and shall be deemed to have been given, unless otherwise specified in a particular provision of this Agreement, if placed in the mail, registered or certified, postage prepaid, or if delivered personally or by courier, receipt requested, or by facsimile transmission, receipt acknowledged addressed as follows:

 Summit:                  Summit Bancorp.
                          Attn: John G. Collins
                          301 Carnegie Center
                          P.O. Box 2066
                          Princeton, NJ 08543-2066Telephone No.: 609-987-3422
                          Facsimile No.: 609-98-3435

 With a copy to:          Richard F. Ober, Jr., Esq.
                          Summit Bancorp.
                          301 Carnegie Center
                          P.O. Box 2066
                          Princeton, NJ 08543-2066Telephone No.: 609-987-3430
                          Facsimile No.: 609-987-3435

 Central Jersey:          Central Jersey Financial Corporation
                          591 Cranbury Road
                          East Brunswick, New Jersey  08816
                          Attention: Mrs. L. Doris Fritsch, President
                          Telephone No.: 908-254-6600
                          Facsimile No.:  908-254-5364

 With a copy to:          John J. Spidi, Esq.
                          Malizia, Spidi, Sloane & Fisch, P.C.
                          1301 K Street, N.W., Suite 700 East
                          Washington, DC  20005
                          Telephone No.: 202-434-4660
                          Facsimile No.:  202-434-4661

or to such other address as such party may designate by notice to the others, which change of address shall be deemed to have been given upon receipt.

     A notice or other communication hereunder shall be deemed delivered (i) if mailed by certified or registered mail to the proper address, with adequate postage prepaid, on the fifth business day following posting or (ii) if delivered by other means, when received by the party to whom it is directed.

     Section 10.06. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New Jersey, without giving effect to the provisions, policies or principles thereof relating to choice or conflict of laws.

     Section 10.07. COUNTERPARTS. This Agreement is being executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

     Section 10.08. BINDING EFFECT. All of the terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

     Section 10.09. EXTENSIONS; WAIVERS AND CONSENTS. Either party hereto, by written instrument signed by its Chairman, Vice Chairman, President, or Chief Financial Officer, may extend the time for the performance of any of the obligations of the other party hereto, and may waive, at any time before or after approval of this Agreement and the transactions contemplated hereby by the shareholders of Bank, subject to the provisions of Section 10.03 hereof: (i) any inaccuracies of the other party in the representations and warranties in this Agreement or any other document delivered pursuant hereto or thereto; (ii) compliance with any of the covenants or agreements of the other party contained in this Agreement; (iii) the performance (including performance to the satisfaction of a party or its counsel) by the other party of any of its obligations hereunder or thereunder; and (iv) the satisfaction of any conditions to the obligations of the waiving party hereunder or thereunder. Any consent or approval of a party hereunder shall be effective only if signed by the Chairman, Vice Chairman, President or Chief Financial Officer of such party. Subject to
Section 10.03, no such instrument, consent or approval may modify the form or amount of consideration to be received by the shareholders of Central Jersey.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in counterparts by their duly authorized officers as of the date first above written.



                                   SUMMIT BANCORP.

                                   By:         /s/ JOHN G. COLLINS
                                        ---------------------------------------
                                               John G. Collins
                                               Vice Chairman of the Board


                                   CENTRAL JERSEY FINANCIAL CORPORATION

                                   By:         /s/ L. DORIS FRITSCH
                                        ---------------------------------------
                                               L. Doris Fritsch
                                               President

                                AMENDMENT NO. 1
                                     TO THE
                          AGREEMENT AND PLAN OF MERGER

     AMENDMENT NO. 1, dated August 20, 1996, to the Agreement and Plan of Merger, dated May 22, 1996, between Summit Bancorp., a New Jersey business corporation ("Summit"), and Central Jersey Financial Corporation, a New Jersey business corporation ("Central Jersey").

                              W I T N E S S E T H:

     WHEREAS, on May 22, 1996, Summit and Central Jersey entered into the Agreement and Plan of Merger providing, among, other things, for the merger of Central Jersey into Summit and the exchange of outstanding shares of Central Jersey common stock for shares of Summit common stock at the exchange ratio determined in accordance with the Agreement and Plan of Merger; and

     WHEREAS, both Summit and Central Jersey deem it advisable and in their respective best interests to clarify certain procedures relevant to the determination of the aforedescribed exchange ratio.

     NOW, THEREFORE, in consideration of the mutual convenants contained herein and intending to be legally bound, the parties hereto agree as follows:

1. Section 1.03(a)(2) of the Agreement and Plan of Merger dated May 22, 1996 between Central Jersey Financial Corporation and Summit Bancorp. ("Merger Agreement") is amended in its entirety to read as follows:

     (2) Subject to Sections 1.03(a)(1) and 1.08, each shares of Central Jersey Stock outstanding immediately prior to the Effective Time shall be converted into the Common Stock, par value $1.20 per share, of Summit ("Summit Stock") at the Exchange Ratio determined in accordance with the following:

          (i) In the event the Average Price (as defined in Section 1.03(b) below) is equal to or greater than $32.57, the Exchange Ratio shall be .875 shares of Summit Stock for each share of Central Jersey Stock,

          (ii) In the event the Average Price is less than $32.57 but equal to or greater than $28.75, the Exchange Ratio shall be equal to the quotient obtained by dividing $28.50 by the Average Price, whereupon the Exchange Ratio shall be such number (rounded to the fourth decimal place) of shares of Summit Stock for each share of Central Jersey Stock.

          (iii)In the event the Average Price is less than $28.75, the Exchange Ratio shall be .9913 shares of Summit Stock for each share of Central Jersey Stock; provided, however, that, in such event and notwithstanding the foregoing, the Board of Directors of Central Jersey shall have the right, exercisable only until 11:59 p.m. on the third business day following the later to occur of the Determination Date (as defined in Section 9.01) or the date that Central Jersey receives the Closing Notice (as defined in Section 9.01), to terminate this Agreement by giving Summit notice of such termination, referring to this proviso in Section 1.03(a)(2)(iii), and this Agreement shall be terminated pursuant to such notice, effective upon receipt of such notice by Summit.

2. Section 1.03(a)(3) of the Merger Agreement is hereby amended by deleting it in its entirety.

     IN WITNESS WHEREOF, the parties have caused this Amendment No. 1 to be executed by their duly authorized officers as of the dated first above written.


                                          SUMMIT BANCORP.

                                          By
                                          -------------------------------------
                                          John G. Collins
                                          Vice Chairman of the Board


                                          CENTRAL JERSEY FINANCIAL CORPORATION

                                          By
                                          -------------------------------------
                                          L. Doris Fritsch
                                          President

                                                                      APPENDIX B



                                                               August ____, 1996



Board of Directors
Central Jersey Financial Corporation
591 Cranbury Road
East Brunswick, New Jersey 08816

Members of the Board:

     Central Jersey Financial Corporation ("Central Jersey") and Summit Bancorp. ("Summit") entered into an Agreement and Plan of Merger dated as of May 22, 1996 (the "Agreement"), pursuant to which Central Jersey will be merged into Summit in a merger transaction (the "Merger").

     The Agreement provides that each outstanding share of Central Jersey common stock, no par value, will be converted into .875 shares of Summit common stock, par value $1.20 per share, (the "Exchange Ratio"), subject to adjustments under certain circumstances. In addition, Central Jersey has the right to declare, set aside and pay cash dividends per share on Central Jersey common stock equivalent in amount to the cash dividends per share declared by Summit multiplied by the Exchange Ratio up until the Effective Time (the "Equivalent Rate Dividend"). The terms and conditions of the proposed transaction are described in more detail in the Agreement. The Agreement is expected to be considered by the shareholders of Central Jersey at a shareholders' meeting and consummated shortly after the receipt of shareholder and state and federal regulatory approvals.

     In connection with executing the Agreement, Central Jersey entered into a Stock Option Agreement (the "Option Agreement") dated May 23, 1996, pursuant to which Central Jersey granted Summit an option to acquire up to 530,986 shares of Central Jersey common stock at a price of $27 per share, exercisable upon the occurence of certain events specificed in the Option Agreement.

     You have asked us whether, in our opinion, the Exchange Ratio is fair, from a financial point of view, to the shareholders of Central Jersey.

     In arriving at the opinion set forth below, we have, among other things: reviewed the Proxy Statement--Prospectus dated August ____, 1996, reviewed the Agreement and the exhibits and schedules thereto; reviewed the Option Agreement; reviewed the Annual Reports on Form 10- K for Summit for the three fiscal years ended December 31, 1995, as well as unaudited financial information for the quarter and six months ended June 30, 1996; reviewed the Annual Reports on Form 10-K for Central Jersey for the three years ended March 31, 1996, as well as unaudited financial information for the quarter ended June 30, 1996; reviewed certain financial information as filed with federal banking agencies for the three years ended December 31, 1995, as well as the six months ended June 30, 1996, for each of Central Jersey and Summit; reviewed comparative financial and operating data on the banking industry and certain institutions which were deemed to be comparable to the companies; reviewed the historical market prices and trading activity for the common stocks of each of Central Jersey and Summit and compared them with certain publicly-traded companies which were deemed to be comparable to each company; considered the beneficial financial impact to the shareholders of Central Jersey of the Equivalent Rate Dividend; reviewed certain thrift mergers and acquisitions on a state, regional and nationwide basis for institutions which were deemed to be comparable to Central Jersey and compared the proposed consideration with the financial terms of certain other mergers and acquisitions which were deemed relevant; conducted discussions with members of senior management of Central Jersey and conducted limited discussions with members of senior management of Summit concerning the financial condition, business and prospects of each respective company; and reviewed such other financial information, studies and analyses and performed such other investigations and took into account such other matters as we deemed necessary.

     In preparing this opinion we have assumed and relied on the accuracy and completeness of all financial and other information reviewed by us for the purposes of this opinion, and we have not independently verified such information nor we have undertaken an independent evaluation of the assets or liabilities of Central Jersey or Summit. Advest has been retained by the Board of Directors of Central Jersey to act as financial advisor toCentral Jersey with respect to the Merger and will receive a fee for its services including a fee for this opinion. This opinion is necessarily based upon circumstances and conditions as they exist and can be evaluated by us as of the date of this letter. Our opinion is directed to the Board of Directors of Central Jersey and does not constitute a recommendation of any kind to any shareholder of Central Jersey as to how such shareholder should vote at the shareholders' meeting to be held in connection with the Merger. We have assumed for purposes of this opinion that there has been no material change in the financial condition of either Central Jersey or Summit from that existing on June 30, 1996.

     In reliance upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to the stockholders of Central Jersey.

                                            Very truly yours,


                                            Advest, Inc.

                                            By:_____________________
                                               Michael T. Mayes
                                               Managing Director
                                                 and Group Head

                                                                      APPENDIX C

           CENTRAL JERSEY FINANCIAL CORPORATION STOCK OPTION AGREEMENT

   THE TRANSFER OF THE OPTION GRANTED BY THIS AGREEMENT IS SUBJECT TO RESALE
       RESTRICTIONS ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

     STOCK OPTION AGREEMENT, dated as of the 23rd day of May, 1996 (this "Agreement"), between Summit Bancorp., a New Jersey corporation ("Grantee"), and Central Jersey Financial Corporation, a New Jersey corporation ("Issuer").

                                   WITNESSETH:

     WHEREAS, Grantee and Issuer have on a date prior to the date hereof, entered into an Agreement and Plan of Merger, dated as of the 22nd day of May, 1996 (the "Merger Agreement"). (Capitalized terms used in this Agreement and not defined herein but defined in the Merger Agreement shall have the meanings assigned thereto in the Merger Agreement); and

     WHEREAS, as a condition and inducement to Grantee's entering into the Merger Agreement and in consideration therefor, Grantee has required that Issuer agree, and Issuer has agreed, to grant Grantee the Option (as defined below);

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Merger Agreement, the parties hereto agree as follows:

     Section 1. GRANT OF OPTION. Issuer hereby grants to Grantee an unconditional, irrevocable option (the "Option") to purchase, subject to the terms hereof, up to 530,986 fully paid and nonassessable shares of the common stock, no par value, of Issuer ("Common Stock") at a price equal to $27.00 per share (such price, as adjusted as hereinafter provided, the "Option Price"). The number of shares of Common Stock that may be received upon the exercise of the Option and the Option Price are subject to adjustment as herein set forth. In no event shall the number of shares of Common Stock for which this Option is exercisable exceed 19.9% of the number of shares of Common Stock then issued and outstanding (without consideration of any shares of Common Stock subject to or issued pursuant to the Option).

     Section 2. EXERCISE OF OPTION.

     (a) Grantee may exercise the Option, in whole or part, at any time and from time to time following the occurrence of a Purchase Event (as defined below); provided that the Option shall terminate and be of no further force and effect upon the earliest to occur of (i) the time immediately prior to the Effective Time, (ii) the termination of the Merger Agreement in accordance with the terms thereof prior to the occurrence of an Extension Event, other than a termination of the Merger Agreement by the Grantee pursuant to Section 9.02(a)(ii) thereof, or (iii) 12 months after the termination of the Merger Agreement following the occurrence of an Extension Event (as defined below), or the termination of the Merger Agreement by Grantee pursuant to Section 9.02(c)(ii) thereof, and provided further, that any purchase of Common Stock upon exercise of the Option shall be subject to applicable law, and provided further, that the Option may not be exercised, if, at the time of exercise, Grantee is in material breach of any material covenant or obligation contained in the Merger Agreement and, if the Merger Agreement has not terminated prior thereto, such breach would entitle Issuer to terminate the Merger Agreement. The events described in clauses
(i)--(iii) in the preceding sentence are hereinafter collectively referred to as Exercise Termination Events. As provided in Section 7, the rights set forth therein shall terminate upon an Exercise Termination Event and, as provided in
Section 6 hereof, the rights to deliver requests pursuant to Section 6 shall terminate 12 months after an Exercise Termination Event, subject, in such case, to the provisions of Section 8.

     (b) The term "Extension Event" shall mean any of the following events or transactions occurring without the Grantee's prior written consent after the date hereof:

          (i) Issuer or any of its subsidiaries (each an "Issuer Subsidiary"), shall have entered into an agreement to engage in an Acquisition Transaction (as defined below) with any person (the term "person" for purposes of this Agreement having the meaning assigned thereto in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act"), and the rules and regulations thereunder) other than Grantee or any of its subsidiaries (each a "Grantee Subsidiary") or the Board of Directors of Issuer shall have recommended that the shareholders of Issuer approve or accept any Acquisition Transaction with any person other than Grantee or any Grantee Subsidiary. For purposes of this Agreement, "Acquisition Transaction" shall mean (w) a merger or consolidation, or any similar transaction, involving Issuer or any of Issuer's banking subsidiaries ("Bank Subsidiaries"), (x) a purchase, lease or other acquisition of 10% or more of the aggregate value of the assets or deposits of Issuer or any Bank Subsidiary, (y) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 10% or more of the voting power of Issuer or a Bank Subsidiary, or (z) any substantially similar transaction, provided, however, that in no event shall (i) any merger, consolidation or similar transaction involving Issuer or any Bank Subsidiary in which the voting securities of Issuer outstanding immediately prior thereto continue to represent (either by remaining outstanding or being converted into voting securities of the surviving entity of any such transaction) at least 75% of the combined voting power of the voting securities of the Issuer or the surviving entity outstanding after the consummation of such merger, consolidation, or similar transaction, or (ii) any internal merger or consolidation involving only Issuer and/or Issuer Subsidiaries, be deemed to be an Acquisition Transaction, provided that any such transaction is not entered into in violation of the terms of the Merger Agreement;

          (ii) Any person (other than Grantee or any Grantee Subsidiary) shall have acquired beneficial ownership or the right to acquire beneficial ownership of securities representing 10% or more of the aggregate voting power of Issuer or any Bank Subsidiary (the term "beneficial ownership" for purposes of this Agreement having the meaning assigned thereto in Section 13(d) of the Securities Exchange Act, and the rules and regulations thereunder);

          (iii) Any person other than Grantee or any Grantee Subsidiary shall have made a bona fide proposal to Issuer or its shareholders, by public announcement or written communication that is or becomes the subject of public disclosure, to engage in an Acquisition Transaction (including, without limitation, any situation in which any person other than Grantee or any Grantee Subsidiary shall have commenced (as such term is defined in Rule 14d-2 under the Exchange Act), or shall have filed a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to, a tender offer or exchange offer to purchase any shares of Common Stock such that, upon consummation of such offer, such person would own or control securities representing 10% or more of the aggregate voting power of Issuer or any Bank Subsidiary);

          (iv) After any person other than Grantee or any Grantee Subsidiary has made or disclosed an intention to make a proposal to Issuer or its shareholders to engage in an Acquisition Transaction, Issuer shall have breached any covenant or obligation contained in the Merger Agreement and such breach (x) would entitle Grantee to terminate the Merger Agreement and
     (y) shall not have been cured prior to the Notice Date (as defined below);

          (v) Any person other than Grantee or any Grantee Subsidiary shall have filed an application with, or given a notice to, whether in draft or final form, the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), the Office of Thrift Supervision of the Department of Treasury ("OTS") or other governmental authority or regulatory or administrative agency or commission, domestic or foreign (each, a "Governmental Authority"), for approval to engage in an Acquisition Transaction; or

          (vi) the holders of Common Stock shall not have approved the Merger Agreement at the meeting of such shareholders held for the purpose of voting on the Merger Agreement, such meeting shall not have been called by the Board of Directors of Issuer in accordance with Section 4.03 of the Merger Agreement or held or shall have been canceled prior to termination of the Merger Agreement or Issuer's Board of Directors shall have withdrawn or modified in a manner adverse to the consummation of the Merger the recommendation of Issuer's Board of Directors with respect to the Merger Agreement, in each case after an Extension Event;

          (vii) any Purchase Event (as defined below).

     (c) The term "Purchase Event" shall mean either of the following events or transactions occurring after the date hereof:

          (i) The acquisition by any person other than Grantee or any Grantee Subsidiary of beneficial ownership of securities representing 25% or more of the aggregate voting power of Issuer or any Bank Subsidiary; or

          (ii) The occurrence of an Extension Event described in Section 2(b)(i) except that the percentage referred to in clauses (x) and (y) shall be 25%.

     (d) Issuer shall notify Grantee promptly in writing of the occurrence of any Extension Event or Purchase Event; provided however, that the giving of such notice by Issuer shall not be a condition to the right of Grantee to exercise the Option.

     (e) In the event that Grantee is entitled to and wishes to exercise the Option, it shall send to Issuer a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of shares of Common Stock it will purchase pursuant to such exercise, (ii) a place and date not earlier than three business days nor later than 40 business days from the Notice Date for the closing of such purchase (the "Closing Date") and (iii) that the proposed exercise of the Option shall be revocable by Grantee in the event that the transaction constituting a Purchase Event that gives rise to such written notice shall not have been consummated prior to exercise of the Option; provided that if prior notification to or approval of the Federal Reserve Board, OTS or any other Governmental Authority is required in connection with such purchase, Grantee shall promptly file the required notice or application for approval and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run from the later of (x) the date on which any required notification periods have expired or been terminated and (y) the date on which such approvals have been obtained and any requisite waiting period or periods shall have expired. For purposes of Section 2(a), any exercise of the Option shall be deemed to occur on the Notice Date relating thereto. Grantee shall have the right to revoke its proposed exercise of the Option in the event that the transaction constituting a Purchase Event that gives rise to such right to exercise shall not have been consummated prior to exercise of the Option, pursuant to the statement of such right in the written notice exercising the Option as provided in clause 2(e)(iii) above.

     (f) At the closing referred to in Section 2(e), Grantee shall surrender this Agreement (and the Option granted hereby) to Issuer and pay to Issuer the Option Price for the shares of Common Stock purchased pursuant to the exercise of the Option in immediately available funds by wire transfer to a bank account designated by Issuer; provided, however, that failure or refusal of Issuer to designate such a bank account shall not preclude Grantee from exercising the Option.

     (g) At such closing, simultaneously with the delivery of the Option Price in immediately available funds as provided in Section 2(f), Issuer shall deliver to Grantee a certificate or certificates representing the number of shares of Common Stock purchased by Grantee and, if the Option should be exercised in part only, a new Option Agreement granting a new Option evidencing the rights of Grantee thereof to purchase the balance of the shares of Common Stock purchasable hereunder.

     (h) Certificates for Common Stock delivered at a closing hereunder shall be endorsed with a restrictive legend substantially as follows:

          "The transfer of the shares represented by this certificate is subject to resale restrictions arising under the Securities Act of 1933, as amended, and to certain provisions of an agreement between Summit Bancorp. and Central Jersey Financial Corporation ("Issuer") dated as of the 23rd day of May, 1996. A copy of such agreement is on file at the principal office of Issuer and will be provided to the holder hereof without charge upon receipt by Issuer of a written request therefor."

     It is understood and agreed that: (i) the reference to the resale restrictions of the Securities Act in the above legend shall be removed by delivery of substitute certificate(s) without such reference if Grantee shall have delivered to Issuer a copy of a letter from the staff of the Securities and Exchange Commission (the "SEC"), or an opinion of counsel, in form and substance satisfactory to Issuer and its counsel, to the effect that such legend is not required for purposes of the Securities Act; (ii) the reference to the provisions of this Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the shares have been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference; and (iii) the legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) are both satisfied. In addition, such certificates shall bear any other legend as may be required by law.

          (i) Upon the giving by Grantee to Issuer of the written notice of exercise of the Option provided for in Section 2(e) and the tender of the Option Price on the Closing Date in immediately available funds, Grantee shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Common Stock shall not then actually be delivered to Grantee. Issuer shall pay all expenses and any and all United States federal, state and local taxes and other charges that may be payable in connection with the preparation, issue and delivery of stock certificates under this
     Section 2 in the name of Grantee or its nominee.

     Section 3. RESERVATION OF SHARES. Issuer agrees: (i) that it shall at all times until the termination of this Agreement have reserved for issuance upon the exercise of the Option that number of authorized shares of Common Stock equal to the maximum number of shares of Common Stock at any time and from time to time issuable hereunder, all of which shares will, upon issuance pursuant hereto, be duly authorized, validly issued, fully paid, nonassessable, and delivered free and clear of all claims, liens, encumbrances and security interests and not subject to any preemptive rights; (ii) that it will not, by amendment of its certificate of incorporation or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Issuer; (iii) promptly to take all action as may from time to time be required (including (x) complying with all premerger notification, reporting and waiting period requirements specified in 15 U.S.C. ss. 18a and regulations promulgated thereunder and (y) in the event, under the Bank Holding Company Act of 1956, as amended (the "BHC Act"), the Home Owners' Loan Act of 1933 ("HOLA") or the Change in Bank Control Act of 1978, as amended, or any state banking law, prior approval of or notice to the Federal Reserve Board or to any other Governmental Authority is necessary before the Option may be exercised, cooperating with Grantee in preparing such applications or notices and providing such information to the Federal Reserve Board and each other Governmental Authority as they may require) in order to permit Grantee to exercise the Option and Issuer duly and effectively to issue shares of Common Stock pursuant hereto; and (iv) to take all action provided herein to protect the rights of Grantee against dilution.

     Section 4. DIVISION OF OPTION. This Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of Grantee, upon presentation and surrender of this Agreement at the principal office of Issuer, for other agreements providing for Options of different denominations entitling the holder thereof to purchase, on the same terms and subject to the same conditions as are set forth herein, in the aggregate the same number of shares of Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any agreements and related options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

     Section 5. ADJUSTMENT UPON CHANGE OF CAPITALIZATION. The number of shares of Common Stock purchasable upon the exercise of the Option shall be subject to adjustment from time to time as follows:

     (a) Subject to the last sentence of Section 1, in the event of any change in the Common Stock by reason of stock dividends, split-ups, mergers, recapitalizations, combinations, subdivisions, conversions, exchanges of shares or the like, the type and number of shares of Common Stock purchasable upon exercise hereof shall be appropriately adjusted and proper provision shall be made so that, in the event that any additional shares of Common Stock are to be issued or otherwise to become outstanding as a result of any such change (other than pursuant to an exercise of the Option), the number of shares of Common Stock that remain subject to the Option shall be increased so that, after such issuance and together with shares of Common Stock previously issued pursuant to the exercise of the Option (as adjusted on account of any of the foregoing changes in the Common Stock), it equals 19.9% of the number of shares of Common Stock then issued and outstanding (without consideration of any shares of Common Stock subject to or issued pursuant to the Option).

     (b) Whenever the number of shares of Common Stock purchasable upon exercise hereof is adjusted as provided in this Section 5, the Option Price shall be adjusted by multiplying the Option Price by a fraction, the numerator of which shall be equal to the number of shares of Common Stock purchasable prior to the adjustment and the denominator of which shall be equal to the number of shares of Common Stock purchasable after the adjustment. In no event shall the Option Price be adjusted to less than the par value of the Common Stock to be issued at such Option Price.

     (c) It is intended by the parties hereto that the adjustments provided by this Section 5 shall fully preserve the economic benefits of this Agreement for Grantee.

     Section 6. REGISTRATION RIGHTS.

     (a) DEMAND REGISTRATION RIGHTS. After the occurrence of a Purchase Event that occurs prior to an Exercise Termination Event, Issuer shall, at the request of Grantee (whether on its own behalf or on behalf of any subsequent holder of the Option (or part thereof) delivered prior to an Exercise Termination Event or at the request of a holder of any of the shares of Common Stock issued pursuant hereto) delivered no later than 12 months after such Exercise Termination Event, promptly prepare, file and keep current a registration statement under the Securities Act relating to a delayed or continuous offering (as contemplated by Rule 415 of the SEC under the Securites Act) (a "shelf registration") covering this Option and any shares issued and issuable pursuant to the Option (the "Option Shares") and shall use its best efforts to cause such registration statement to become effective and remain current and to qualify this Option or any such Option Shares or other securities for sale under any applicable state securities laws in order to permit the sale or other disposition of this Option or any Option Shares in accordance with any plan of disposition requested by Grantee; provided, however, that Issuer may postpone filing a registration statement relating to a registration request by Grantee under this Section 6 for a period of time (not in excess of 90 days) if in its judgment such filing would require the disclosure of material information that Issuer has a bona fide business purpose for preserving as confidential. Issuer will use its best efforts to cause such registration statement first to become effective as soon as practicable after the filing thereof and then to remain effective for such period not in excess of 180 days from the day such registration statement first becomes effective, or such shorter time as may be necessary to effect such sales or other dispositions. Grantee shall provide all information reasonably requested by Issuer for inclusion in any registration statement to be filed hereunder. In connection with any such registration, Issuer and Grantee shall provide each other with representations, warranties, and other agreements customarily given in connection with such registrations. If requested by any Grantee in connection with such registration, Issuer and Grantee shall become a party to any underwriting agreement relating to the sale of Option Shares, but only to the extent of obligating themselves in respect of representations, warranties, indemnities and other agreements customarily included in such underwriting agreements. Notwithstanding the foregoing, if Grantee revokes any exercise notice or fails to exercise any Option with respect to any exercise notice pursuant to Section 2(e), Issuer shall not be obligated to continue any registration process with respect to the sale of Option Shares.

     (b) ADDITIONAL PERSONS WITH REGISTRATION RIGHTS. Upon receiving any request under this Section 6 from any Grantee, Issuer agrees to send a copy thereof to any other person known to Issuer to be entitled to registration rights under this Section 6, in each case by promptly mailing the same, postage prepaid, to the address of record of the persons entitled to receive such copies. Notwithstanding anything to the contrary contained herein, in no event shall Issuer be obligated to effect more than one registration pursuant to this
Section 6 by reason of the fact that there shall be more than one Grantee as a result of any assignment or division of this Agreement; provided, however, that such registration shall be a shelf registration as provided above.

     (c) EXPENSES. Except where applicable state law prohibits such payments, Issuer will pay all expenses (including without limitation registration fees, qualification fees, blue sky fees and expenses (including the fees and expenses of counsel), legal expenses, including the reasonable fees and expenses of one counsel to the holders whose Option Shares are being registered, printing expenses and the costs of special audits or "cold comfort" letters, expenses of underwriters, excluding discounts and commissions but including liability insurance if Issuer so desires or the underwriters so require) in connection with the registration pursuant to this Section 6 (including the related offerings and sales by holders of Option Shares) and all other qualifications, notification or exemptions pursuant to Section 6.

     (d) INDEMNIFICATION. In connection with any registration under this Section 6, Issuer hereby indemnifies the Grantee, and each officer, director and controlling person of Grantee, and each underwriter thereof, including each person, if any who controls such holder or underwriter within the meaning of
Section 15 of the Securities Act, against all expenses, losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement contained in any registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such expenses, losses, claims, damages or liabilities of such indemnified party are caused by any untrue statement or alleged untrue statement that was included by Issuer in any such registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) in reliance upon and in conformity with, information furnished in writing to Issuer by such indemnified party expressly for use therein, and Issuer and each officer, director and controlling person of Issuer shall be indemnified by such Grantee, or by such underwriter, as the case may be, for all such expenses, losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement, that was included by Issuer in any such registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) in reliance upon, and in conformity with, information furnished in writing to Issuer by such holder or such underwriter, as the case may be, expressly for such use.

     Promptly upon receipt by a party indemnified under this Section 6(d) of notice of the commencement of any action against such indemnified party in respect of which indemnity or reimbursement may be sought against any indemnifying party under this Section 6(d), such indemnified party shall notify the indemnifying party in writing of the commencement of such action, but the failure so to notify the indemnifying party shall not relieve it of any liability which it may otherwise have to any indemnified party under this
Section 6(d). In case notice of commencement of any such action shall be given to the indemnifying party as above provided, the indemnifying party shall be entitled to participate in and, to the extent it may wish, jointly with any other indemnifying party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such indemnified party. The indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be paid by the indemnified party unless (i) the indemnifying party either agrees to pay the same, (ii) the indemnifying party fails to assume the defense of such action with counsel satisfactory to the indemnified party, or (iii) the indemnified party has been advised by counsel that one or more legal defenses may be available to the indemnifying party that may be contrary to the interests of the indemnified party. No indemnifying party shall be liable for the fees and expenses of more than one separate counsel for all indemnified parties or for any settlement entered into without its consent, which consent may not be unreasonably withheld.

     If the indemnification provided for in this Section 6(d) is unavailable to a party otherwise entitled to be indemnified in respect of any expenses, losses, claims, damages or liabilities referred to herein, then the indemnifying party, in lieu of indemnifying such party otherwise entitled to be indemnified, shall contribute to the amount paid or payable by such party to be indemnified as a result of such expenses, losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of Issuer, the Grantee and the underwriters in connection with the statements or omissions which resulted in such expenses, losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The amount paid or payable by a party as a result of the expenses, losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim; provided, however, that in no case shall any Grantee be responsible, in the aggregate, for any amount in excess of the net offering proceeds attributable to its Option Shares included in the offering. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Any obligation by any Grantee to indemnify shall be several and not joint with other Grantees.

     (e) MISCELLANEOUS REPORTING. Issuer shall comply with all reporting requirements and will do all such other things as may be necessary to permit the expeditious sale at any time of any Option Shares by the Grantee thereof in accordance with and to the extent permitted by any rule or regulation promulgated by the SEC from time to time, including, without limitation, Rule 144A.

     Section 7. SUBSTITUTE OPTION IN THE EVENT OF CORPORATE CHANGE.

     (a) In the event that prior to an Exercise Termination Event, Issuer shall enter into an agreement (i) to consolidate or merge with any person, other than Grantee or a Grantee Subsidiary, and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than Grantee or a Grantee Subsidiary, to merge into Issuer and Issuer shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other person or cash or any other property or the then outstanding shares of Common Stock shall after such merger represent less than 50% of the aggregate voting power of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than Grantee or a Grantee Subsidiary, then, and in each such case, the agreement governing such transaction shall make proper provision so that the Option shall, upon the consummation of such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of Grantee, of either (x) the Acquiring Corporation (as defined below) or (y) any person that controls the Acquiring Corporation (the Acquiring Corporation and any such controlling person being hereinafter referred to as the Substitute Option Issuer)

     (b) The Substitute Option shall be exercisable for such number of shares of the Substitute Common Stock (as is hereinafter defined) as is equal to the market/offer price (as defined below) multiplied by the number of shares of the Common Stock for which the Option was theretofore exercisable, divided by the Average Price (as is hereinafter defined) The exercise price of the Substitute Option per share of the Substitute Common Stock (the "Substitute Purchase Price") shall then be equal to the Option Price multiplied by a fraction in which the numerator is the number of shares of the Common Stock for which the Option was theretofore exercisable and the denominator is the number of shares of Substitute Common Stock for which the Substitute Option is exercisable. The term "market/offer price" shall mean the highest of (i) the price per share of Common Stock at which a tender offer or exchange offer therefor has been made after the date hereof and on or prior to the Request Date, (ii) the price per share of Common Stock paid or to be paid by any third party pursuant to an agreement with Issuer (whether by way of a merger, consolidation or otherwise),
(iii) the highest last sale price for shares of Common Stock within the 90-day period ending on the Request Date quoted on the Nasdaq National Market (as reported by The Wall Street Journal, or, if not reported thereby, another authoritative source), (iv) in the event of a sale of all or substantially all of Issuer's assets, the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Issuer as determined by a nationally-recognized independent investment banking firm selected by Grantee or the Owner, as the case may be, divided by the number of shares of Common Stock outstanding at the time of such sale. In determining the market/offer price, the value of consideration other than cash shall be determined by a nationally-recognized independent investment banking firm selected by Grantee or the Owner, as the case may be, whose determination shall be conclusive and binding on all parties.

     (c) The Substitute Option shall otherwise have the same terms as the Option, provided that if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall be as similar as possible and in no event less advantageous to Grantee.

     (d) The following terms have the meanings indicated:

          (i) "Acquiring Corporation" shall mean (i) the continuing or surviving corporation of a consolidation or merger with Issuer (if other than Issuer), (ii) Issuer in a merger in which Issuer is the continuing or surviving person, and (iii) the transferee of all or any substantial part of the Issuer's assets (or the assets of Issuer Subsidiaries).

          (ii) "Substitute Common Stock" shall mean the common stock issued by the Substitute Option Issuer upon exercise of the Substitute Option.

          (iii) "Average Price" shall mean the average last sale price of a share of the Substitute Common Stock (as reported by The Wall Street Journal or, if not reported therein, by another authoritative source) for the one year immediately preceding the consolidation, merger or sale in question, but in no event higher than the last sale price of the shares of the Substitute Common Stock on the day preceding such consolidation, merger or sale; provided that if Issuer is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by Issuer, the person merging into Issuer or by any company which controls or is controlled by such person, as Grantee may elect.

     (e) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for more than 19.9% of the aggregate of the shares of the Substitute Common Stock outstanding prior to the exercise of the Substitute Option. In the event that the Substitute Option would be exercisable for more than 19.9% of the aggregate of the shares of Substitute Common Stock but for this clause (e), the Substitute Option Issuer shall make a cash payment to Grantee equal to the excess of (i) the value of the Substitute Option without giving effect to the limitation in this clause (e) over (ii) the value of the Substitute Option after giving effect to the limitation in the clause (e). This difference in value shall be determined by a nationally recognized investment banking firm selected by Grantee and the Substitute Option Issuer.

     Section 8. EXTENSION OF TIME FOR REGULATORY APPROVALs. Notwithstanding Sections 2(e), 6 and 10 if Grantee has given the notice referred to in one or more of such Sections, the exercise of the rights specified in any such Section shall be extended (a) if the exercise of such rights requires obtaining regulatory approvals, to the extent necessary to obtain all regulatory approvals for the exercise of such rights, and (b) to the extent necessary to avoid liability under Section 16(b) of the Securities Exchange Act by reason of such exercise; provided that in no event shall any closing date occur more than 12 months after the related Notice Date, and, if the closing date shall not have occurred within such period due to the failure to obtain any required approval by the Federal Reserve Board or any other Governmental Authority despite the reasonable efforts of Issuer or the Substitute Option Issuer, as the case may be, to obtain such approvals, the exercise of the Option shall be deemed to have been rescinded as of the related Notice Date. In the event (a) Grantee receives official notice that an approval of the Federal Reserve Board, OTS or any other Governmental Authority required for the purchase and sale of the Option Shares will not be issued or granted or (b) a closing date has not occurred within 12 months after the related Notice Date due to the failure to obtain any such required approval, Grantee shall be entitled to exercise the Option in connection with the resale of the Option Shares pursuant to a registration statement as provided in Section 6. Nothing contained in this Agreement shall restrict Grantee from specifying alternative exercising of rights pursuant to Sections 2(e), 6 and 10, hereof in the event that the exercising of any such rights shall not have occurred due to the failure to obtain any required approval referred to in this Section 8.

     Section 9. ISSUER WARRANTIES. ISSUER HEREBY REPRESENTS AND WARRANTS TO GRANTEE AS FOLLOWS:

     (a) Issuer has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been approved by the Board of Directors of Issuer and no other corporate proceedings on the part of Issuer are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been executed and delivered by, and constitutes a valid and binding obligation of, Issuer, enforceable against Issuer in accordance with its terms, except as enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally and institutions the deposits of which are insured by the Federal Deposit Insurance Corporation and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought.

     (b) Issuer has taken all necessary corporate action to authorize and reserve and to permit it to issue, and at all times from the date hereof through the termination of this Agreement in accordance with its terms will have reserved for issuance upon the exercise of the Option, that number of shares of Common Stock equal to the maximum number of shares of Common Stock at any time and from time to time issuable hereunder, and all such shares, upon issuance pursuant hereto, will be duly authorized, validly issued, fully paid, nonassessable, and will be delivered free and clear of all claims, liens, encumbrances and security interests and not subject to any preemptive rights.

     (c) Upon receipt of the necessary regulatory approvals as contemplated by this Agreement, the execution, delivery and performance of this Agreement does not or will not, and the consummation by Issuer of any of the transactions contemplated hereby will not, constitute or result in (i) a breach or violation of, or a default under, its certificate of incorporation or by-laws, or the comparable governing instruments of any of its subsidiaries, or (ii) a breach or violation of, or a default under, any agreement, lease, contract, note, mortgage, indenture, arrangement or other obligation of it or any of its subsidiaries (with or without the giving of notice, the lapse of time or both) or under any law, rule, ordinance or regulation or judgment, decree, order, award or governmental or non-governmental permit or license to which it or any of its subsidiaries is subject, that would in any case give any other person the ability to prevent or enjoin Issuer's performance under this Agreement in any material respect.


     SECTION 10. ASSIGNMENT OF OPTION BY GRANTEE.

     (a) Neither of the parties hereto may assign any of its rights or delegate any of its obligations under this Agreement or the Option created hereunder to any other person without the express written consent of the other party, except that Grantee may assign this Agreement to a wholly owned subsidiary of Grantee and Grantee may assign its rights hereunder in whole or in part after the occurrence of a Purchase Event; provided, however, that until the date 15 days following the date at which the Federal Reserve Board approves an application by Grantee under the BHC Act or the OTS approves an application by Grantee under HOLA to acquire the shares of Common Stock subject to the Option, Grantee may not assign its rights under the Option except in (i) a widely dispersed public distribution, (ii) a private placement in which no one party acquires the right to purchase securities representing in excess of 2% of the aggregate voting power of Issuer, (iii) an assignment to a single party (e.g., a broker or investment banker) for the purpose of conducting a widely dispersed public distribution on Grantee's behalf, or (iv) any other manner approved by the Federal Reserve Board or OTS. Grantee will pay any reasonable out-of-pocket costs and expenses of Issuer in connection with any such assignment. The term "Grantee" as used in this Agreement shall also be deemed to refer to Grantee's permitted assigns.

     (b) Any assignment of rights of Grantee to any permitted assignee of Grantee hereunder shall bear the restrictive legend at the beginning thereof substantially as follows:

          "The transfer of the option represented by this assignment and the related option agreement is subject to resale restrictions arising under the Securities Act of 1933, as amended and to certain provisions of an agreement between Summit Bancorp. and Central Jersey Financial Corporation ("Issuer") dated as of the 23rd day of May, 1996. A copy of such agreement is on file at the principal office of Issuer and will be provided to any permitted assignee of the Option without change upon receipt by Issuer of a written request therefor."

     It is understood and agreed that (i) the reference to the resale restrictions of the Securities Act in the above legend shall be removed by delivery of substitute assignments without such reference if Grantee shall have delivered to Issuer a copy of a letter from the staff of the SEC, or an opinion of counsel, in form and substance satisfactory to Issuer and its counsel, to the effect that such legend is not required for purposes of the Securities Act; (ii) the reference to the provisions of this Agreement in the above legend shall be removed by delivery of substitute assignments without such reference if the Option has been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference; and (iii) the legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) are both satisfied. In addition, such assignments shall bear any other legend as may be required by law.

     Section 12. APPLICATION FOR REGULATORY APPROVAL. If Grantee is entitled to exercise the Option and has sent a notice to Issuer pursuant to Section 2(e), each of Grantee and Issuer will use its reasonable efforts to make all filings with, and to obtain consents of, all third parties and the Federal Reserve Board, the OTS and other Governmental Authorities necessary to the consummation of the transactions contemplated by this Agreement, including, without limitation, making application for listing or quotation, as the case may be, of the shares of Common Stock issuable hereunder on the NASDAQ National Market System and applying to the Federal Reserve Board under the BHC Act, the OTS under HOLA and to state banking authorities for approval to acquire the shares issuable hereunder.

     Section 13. SPECIFIC PERFORMANCE. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Agreement by either party hereto and that the obligations of the parties shall hereto be enforceable by either party hereto through injunctive or other equitable relief. Both parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such equitable relief and that this provision is without prejudice to any other rights that the parties hereto may have for any failure to perform this Agreement.

     Section 14. SEPARABILITY OF PROVISIONS. If any term, provision, covenant or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that Grantee is not permitted to acquire, or Issuer is not permitted to repurchase, pursuant to Section 7, the full number of shares of Common Stock provided in Section 1 (as adjusted pursuant hereto), it is the express intention of Issuer to allow Grantee to acquire or to require Issuer to repurchase such lesser number of shares as may be permissible, without any amendment or modification hereof.

     Section 15. NOTICES. All notices, requests, claims, demands and other communications hereunder shall be deemed to have been duly given when delivered in person, by cable, telegram, telecopy or telex, or by registered or certified mail (postage prepaid, return receipt requested) at the respective addresses of the parties set forth in the Merger Agreement.

     Section 16. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey.

     Section 17. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     Section 18. EXPENSES. Except as otherwise expressly provided herein, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

     Section 19. ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. Except as otherwise expressly provided herein or in the Merger Agreement, this Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereof, written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

     Section 20. MERGER AGREEMENT. Nothing contained in this Agreement shall be deemed to authorize Issuer or Grantee to breach any provision of the Merger Agreement.

     Section 21. MAJORITY IN INTEREST. In the event that any selection or determination is to be made by Grantee or the Owner hereunder and at the time of such selection or determination there is more than one Grantee or Owner, such selection shall be made by a majority in interest of such Grantees or Owners.

     Section 22. FURTHER ASSURANCES. In the event of any exercise of the Option by Grantee, Issuer and such Grantee shall execute and deliver all other documents and instruments and take all other action that may be reasonably necessary in order to consummate the transactions provided for by such exercise.

     Section 23. NO RIGHTS AS SHAREHOLDER. Except to the extent Grantee exercises the Option, Grantee shall have no rights to vote or receive dividends or have any other rights as a shareholder with respect to shares of Common Stock covered hereby.

     Section 24. GRANTEE REPRESENTATION. The Option and any Option Shares or other securities acquired by Grantee upon exercise of the Option are not being, and will not be, as the case may be, acquired with a view to the public distribution thereof in the United States except as provided for in Sections 6 and 11 hereof and neither the Option nor any Option Shares or other securities acquired by Grantee upon exercise of the Option will be transferred or otherwise disposed of by Grantee except in a transaction registered or exempt from registration under the Securities Act.

     IN  WITNESS  WHEREOF,  each of the  parties  has caused  this Stock  Option
Agreement to be executed on its behalf by their officers thereunto duly authorized, all as of the date first above written.



                                      Summit Bancorp.

                                      By   /s/ John G. Collins
                                           ---------------------------------
                                           John G. Collins
                                           VICE CHAIRMAN OF THE BOARD



                                      Central Jersey Financial Corporation


                                      BY   /S/ L. DORIS FRITSCH
                                           ---------------------------------
                                           L. Doris Fritsch
                                           PRESIDENT

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     With respect to the indemnification of directors and officers, Section 5 of
Article IX of the By-Laws of Summit Bancorp. provides:

          Section 5. INDEMNIFICATION AND INSURANCE. (a) Each person who was or is made a party or is threatened to be made a party to or is involved in any proceeding, by reason of the fact that he or she is or was a corporate agent of the Corporation, whether the basis of such proceeding is alleged action in an official capacity as a corporate agent or in any other capacity while serving as a corporate agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the laws of the State of New Jersey as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expenses and liabilities in connection therewith, and such indemnification shall continue as to a person who has ceased to be a corporate agent and shall inure to the benefit of such corporate agent's heirs, executors, administrators and other legal representatives; PROVIDED, HOWEVER, that except as provided in Section 5(c) of this By-Law, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors. The right to indemnification conferred in this By-Law shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition, such advances to be paid by the Corporation within 20 days after the receipt by the Corporation of a statement or statements from the claimant requesting such advance or advances from time to time; PROVIDED, HOWEVER, that the advancement of counsel fees to a claimant other than a claimant who is or was a director or Executive Vice President or higher ranking officer of the Corporation shall be made only when the Board of Directors or the General Counsel of the Corporation determines that arrangements for counsel are satisfactory to the Corporation; and PROVIDED, FURTHER, that if the laws of the State of New Jersey so require, the payment of such expenses incurred by a corporate agent in such corporate agent's capacity as a corporate agent (and not in any other capacity in which service was or is rendered by such person while a corporate agent, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such corporate agent to repay all amounts so advanced if it shall ultimately be determined that such corporate agent is not entitled to be indemnified under this By-Law or otherwise.

          (b) To obtain indemnification under this By-Law, a claimant shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification. Upon written request by a claimant for indemnification pursuant to the first sentence of this
     Section 5(b), a determination, if required by applicable law, with respect to the claimant's entitlement thereto shall be made as follows: (1) if requested by a claimant who is or was a director or Executive Vice President or higher ranking officer of this Corporation, by independent counsel (as hereinafter defined) in a written opinion to the Board of Directors, a copy of which shall be delivered to the claimant; or (2) if the claimant is not a person described in Section 5(b)(1), or is such a person and if no request is made by such a claimant for a determination by independent counsel, (A) by the Board of Directors by a majority vote of a quorum consisting of disinterested directors (as hereinafter defined), or
     (B) if a quorum of the Board of Directors consisting of disinterested directors is not obtainable or, even if obtainable, such quorum of disinterested directors so directs, by independent counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the claimant. In the event the determination of entitlement to indemnification is to be made by independent counsel at the request of the claimant, the independent counsel shall be selected by the Board of Directors and paid by the Corporation. If it is so determined that the claimant is entitled to indemnification, payment to the claimant shall be made within 20 days after such determination.

          (c) If a claim under Section 5(a) of this By-Law is not paid in full by the Corporation within thirty days after a written claim pursuant to
     Section 5(b) of this By-Law has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim, including attorney's fees. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standard of conduct which makes it permissible under the laws of the State of New Jersey for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors or independent counsel) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because the claimant has met the applicable standard of conduct set forth in the laws of the State of New Jersey, nor an actual determination by the Corporation (including its Board of Directors or independent counsel) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

          (d) If a determination shall have been made pursuant to Section 5(b) of this By-Law that the claimant is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding commenced pursuant to Section 5(c) of this By-Law.

          (e) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this By-Law shall not be exclusive of any other rights which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-Laws, agreement, vote of shareholders or disinterested directors or otherwise. No repeal or modification of this By-Law shall in any way diminish or adversely affect the rights of any corporate agent of the Corporation hereunder in respect of any occurrence or matter arising prior to any such repeal or modification.

          (f) The Corporation may maintain insurance, at its expense, to protect itself and any corporate agent of the Corporation or other enterprise against any expense or liability, whether or not the Corporation would have the power to indemnify such person against such expense or liability under the laws of the State of New Jersey.

          (g) If any provision or provisions of this By-Law shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (1) the validity, legality and enforceability of the remaining provisions of this By-Law (including, without limitation, each portion of any section of this By-Law containing any such provision held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and
     (2) to the fullest extent possible, the provisions of this By-Law (including, without limitation, each such portion of any section of this By-Law containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

          (h)  For purposes of this By-Law:

          (1) "disinterested director" means a director of the Corporation who is not and was not a party to or otherwise involved in the matter in respect of which indemnification is sought by the claimant.

          (2) "independent counsel" means a law firm, a member of a law firm, or an independent practitioner that is experienced in matters of corporation law and shall include any person who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the Corporation or the claimant in an action to determine the claimant's rights under this By-Law.

          (3) "corporate agent" means any person who is or was a director, officer, employee or agent of the Corporation or of any constituent corporation absorbed by the Corporation in a consolidation or merger and any person who is or was a director, officer, trustee, employee or agent of any subsidiary of the Corporation or of any other enterprise, serving as such at the request of this Corporation, or of any such constituent corporation, or the legal representative of any such director, officer, trustee, employee or agent;

          (4) "other enterprise" means any domestic or foreign corporation, other than the Corporation, and any partnership, joint venture, sole proprietorship, trust or other enterprise, whether or not for profit, served by a corporate agent;

          (5) "expenses" means reasonable costs, disbursements and counsel fees;

          (6) "liabilities" means amounts paid or incurred in satisfaction of settlements, judgments, fines and penalties;

          (7) "proceeding" means any pending, threatened or completed civil, criminal, administrative, legislative, investigative or arbitrative action, suit or proceeding, and any appeal therein and any inquiry or investigation which could lead to such action, suit or proceeding; and

          (8) References to "other enterprises" include employee benefit plans; references to "fines" include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the indemnifying corporation" include any service as a corporate agent which imposes duties on, or involves services by, the corporate agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner the person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation."

          (i) Any notice, request or other communication required or permitted to be given to the Corporation under this By-Law shall be in writing and either delivered in person or sent by facsimile, telex, telegram, overnight mail or courier service, or certified or registered mail, postage prepaid, return receipt requested, to the Secretary of the Corporation and shall be effective only upon receipt by the Secretary.

          (j) This By-Law shall be implemented and construed to provide any corporate agent described above who is found to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation the maximum indemnification, advancement of expenses, and reimbursement for liabilities and expenses allowed by law.

     Such provision is consistent with Section 14A:3-5 of the Business Corporation Act of the State of New Jersey, the state of Summit's incorporation, which permits the indemnification of officers and directors, under certain circumstances and subject to specified limitations, against liability which any officer or director may incur in such capacity.

     Summit carries officers' and directors' liability insurance policies which provide coverage afainst judgments, settlements and legal costs incurred because of actual or asserted acts of such officers and directors of Summit arising out of their duties as such, subject to certain exceptions, including, but not limited to, damages based upon illegal personal profits or adjudicated dishonesty of the person seeking indemnification. The policies provide coverage of $35,000,000 in the aggregate.

ITEM 21.    EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (A) EXHIBITS

     This Registration Statement includes the following exhibits:

EXHIBIT NO.             DESCRIPTION
- -----------             -----------
       2                Agreemant  and Plan of Merger dated May 22, 1996 between
                        Central Jersey and Summit. (Included without exhibits as Appendix A to the Proxy Statement-Prospectus included in this Registration Statement; with Exhibit A thereto included as Appendix C to the Proxy Statement-Prospectus included in this Registration Statement and Exhibits B through E thereto incorporated by reference to Exhibit
                        (2) to the Current  Report on Form 8-K of Summit,  dated
                        May 22, 1996).

       3(a) Restated Certificate of Incorporation of Summit, as restated March 1, 1996 (incorporated by reference to Exhibit (3)A. on Form 10-K for the year ending December 31, 1995).

        (b) By-Laws of Summit as amended through October 18, 1995 (incorporated by reference to Exhibit (3)B. on Form 10-K for the year ending December 31, 1995).

     * 5 Opinion of Richard F. Ober, Jr., Esq. regarding legality of securities being issued.

     * 8                Opinion of Thompson Coburn, regarding tax matters.

       10 Central Jersey Financial Corporation Stock Option Agreement - included as Appendix C to the Proxy Statement-Prospectus included with this Registration Statement.

       23(a)            Consent of KPMG Peat Marwick LLP

         (b)            Consent of Coopers & Lybrand LLP

     *   (c)            Consent of Richard F. Ober, Jr.,  Esq.--included  in his
                        opinion   filed  as  Exhibit  5  to  this   Registration
                        Statement.

     *   (d)            Consent  of  Thompson  Coburn--included  in its  opinion
                        filed as Exhibit 8 to this Registration Statement.

       24               Power of Attorney--included on the signature page.

       99(a)            Form of Central Jersey Proxy

         (b) Opinion of Advest, Inc.--included as Appendix B to the Proxy Statement-Prospectus included in this Registration Statement.

     *   (c)            Consent of Advest, Inc.

   * To be filed by amendment.


     (B) FINANCIAL STATEMENT SCHEDULES

           All financial statement schedules either are not required or are included in the notes to the financial statements incorporated by reference herein.

ITEM. 22    UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 3(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (b)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement.

            (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933.

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth in response to
Item 20 hereof, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (d) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (e) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of West Windsor, and the State of New Jersey on the 6th of August, 1996.

                              SUMMIT BANCORP.

                              By:         /s/ T. JOSEPH SEMROD
                                   ---------------------------------------
                                          T. Joseph Semrod
                                          Chairman of the Board of Directors

     KNOW ALL PEOPLE BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints T. Joseph Semrod, Robert G. Cox, John R. Haggerty, William J. Healy and Richard F. Ober, Jr., and each of them, the undersigned's true lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do, or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below on the 6th day of August, 1996 by the following persons in the capacities indicated.




          SIGNATURES                    TITLES
          ----------                    ------

    /s/ T. Joseph Semrod                Chairman of the Board of Directors
- ---------------------------------
        T. Joseph Semrod                  (Chief Executive Officer)


      /s/ Robert G. Cox                 President and Director
- ---------------------------------
        Robert G. Cox


    /s/ John R. Haggerty                Senior Executive Vice President-Finance
- ----------------------------------
      John R. Haggerty                    (Principal Financial Officer)


    /s/ William J. Healy                Executive Vice President and Comptroller
- ----------------------------------
      William J. Healy                    (Principal Accounting Officer)


   /s/ S. Rodgers Benjamin              Director
- ----------------------------------
     S. Rodgers Benjamin


     /s/ Robert L. Boyle                Director
- ----------------------------------
       Robert L. Boyle


   /s/ James C. Brady, Jr.              Director
- ----------------------------------
     James C. Brady, Jr.


     /s/ John G. Collins                Director
- ----------------------------------
       John G. Collins

         SIGNATURES                     TITLES
         ----------                     ------

   /s/ T.J. Dermot Dunphy               Director
- ----------------------------------
     T.J. Dermot Dunphy


  /s/ Anne Evans Estabrook              Director
- ----------------------------------
    Anne Evans Estabrook


    /s/ Elinor J. Ferdon                Director
- ----------------------------------
      Elinor J. Ferdon

     /s/ Fred G. Harvey                 Director
- ----------------------------------
       Fred G. Harvey


     /s/ John R. Howell                 Director
- ----------------------------------
       John R. Howell


    /s/ Francis J. Mertz                Director
- ----------------------------------
      Francis J. Mertz


 /s/ George L. Miles, Jr.               Director
- ----------------------------------
   George L. Miles, Jr.


 /s/ Henry S. Patterson II              Director
- ----------------------------------
   Henry S. Patterson II


 /s/ Thomas D. Sayles, Jr.              Director
- ----------------------------------
   Thomas D. Sayles, Jr.


  /s/ Raymond Silverstein               Director
- ----------------------------------
    Raymond Silverstein


     /s/ Orin R. Smith                  Director
- ----------------------------------
       Orin R. Smith


    /s/ Joseph M. Tabak                 Director
- ----------------------------------
      Joseph M. Tabak


    /s/ Douglas G. Watson               Director
- ----------------------------------
     Douglas G. Watson

                                  EXHIBIT INDEX

EXHIBIT NO.             DESCRIPTION
- -----------             -----------
       2                Agreemant  and Plan of Merger dated May 22, 1996 between
                        Central Jersey and Summit. (Included without exhibits as Appendix A to the Proxy Statement-Prospectus included in this Registration Statement; with Exhibit A thereto included as Appendix C to the Proxy Statement-Prospectus included in this Registration Statement and Exhibits B through E thereto incorporated by reference to Exhibit
                        (2) to the Current  Report on Form 8-K of Summit,  dated
                        May 22, 1996).

       3(a) Restated Certificate of Incorporation of Summit, as restated March 1, 1996 (incorporated by reference to Exhibit (3)A. on Form 10-K for the year ending December 31, 1995).

        (b) By-Laws of Summit as amended through October 18, 1995 (incorporated by reference to Exhibit (3)B. on Form 10-K for the year ending December 31, 1995).

     * 5                Opinion  of  Richard   F.  Ober,   Jr.,  Esq.  regarding
                        legality of securities being issued.

     * 8                Opinion of Thompson Coburn, regarding tax matters.

       10 Central Jersey Financial Corporation Stock Option Agreement--included as Appendix C to the Proxy
                        Statement-Prospectus included with this Registration Statement.

       23(a)            Consent of KPMG Peat Marwick LLP

         (b)            Consent of Coopers & Lybrand LLP

     *   (c)            Consent of  Richard  F.  Ober, Jr.,   Esq.--included  in
                        his  opinion  filed as  Exhibit  5 to this  Registration
                        Statement.

     *   (d)            Consent of  Thompson  Coburn--included  in  its  opinion
                        filed as Exhibit 8 to this Registration Statement.

       24               Power of Attorney--included on the signature page.

       99(a)            Form Of Central Jersey Proxy

         (b) Opinion of Advest, Inc.--included as Appendix B to the Proxy Statement-Prospectus included in this Registration Statement.

     *   (c)            Consent of Advest, Inc.

     * To be filed by amendment.


      (b) FINANCIAL STATEMENT SCHEDULES

           All financial statement schedules either are not required or are included in the notes to the financial statements incorporated by reference herein.